UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

EVOQUA WATER TECHNOLOGIES CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

January 7, 2019

To the Stockholders of Evoqua Water Technologies Corp.:

You are cordially invited to attend the Annual Meeting of Stockholders for the fiscal year ended September 30, 2018 (the “Annual Meeting”) of Evoqua Water Technologies Corp., on Thursday, February 14, 2019, at 9:00 a.m. (Eastern Time) at our offices at 2650 Tallevast Road, Sarasota, Florida 34243.

At the Annual Meeting, you will be asked to (i) elect three Class I directors, Nick Bhambri, Judd A. Gregg and Lynn C. Swann, to our Board of Directors, (ii) approve, on an advisory basis, the compensation of our named executive officers, (iii) determine, on an advisory basis, the frequency with which stockholders will participate in any advisory vote on executive compensation, (iv) approve the Evoqua Water Technologies Corp. 2018 Employee Stock Purchase Plan, (v) ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2019 and (vi) transact any other business that may properly come before the Annual Meeting, or any adjournment or postponement thereof.

It is important that your shares be represented and voted, whether or not you plan to attend the Annual Meeting in person. You may vote on the Internet, by telephone or by completing and mailing a proxy card. Voting over the Internet, by telephone or by written proxy will ensure your shares are represented at the Annual Meeting. If you attend the meeting, you may revoke your proxy if you wish, and vote in person.

We thank you for your continued support and interest in Evoqua Water Technologies Corp.

Sincerely, Ron C. Keating President, Chief Executive Officer and Director

Pittsburgh, Pennsylvania

January 7, 2019

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date:	Thursday, February 14, 2019
Time:	9:00 a.m. (Eastern Time)
Place:	Evoqua Water Technologies 2650 Tallevast Road, Sarasota, Florida 34243

Proposals:

1:

To elect three Class I directors, Nick Bhambri, Judd A. Gregg and Lynn C. Swann, to our Board of Directors to hold office until the annual meeting of stockholders for the fiscal year ending September 30, 2021 or until their successors are duly elected and qualified;

2:	To approve, on an advisory basis, the compensation of our named executive officers;
3:	To determine, on an advisory basis, the frequency with which stockholders will participate in any advisory vote on executive compensation;
4:	To approve the Evoqua Water Technologies Corp. 2018 Employee Stock Purchase Plan;
5:	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2019; and

To transact any other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Record Date:

Stockholders of record at the close of business on December 19, 2018 are entitled to receive notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

This Notice and the enclosed Proxy Statement and Proxy Card are first being made available to stockholders on or about January 8, 2019.

By Order of the Board of Directors,

Vincent Grieco

Executive Vice President,

Secretary and General Counsel

IMPORTANT INFORMATION REGARDING THE AVAILABILITY OF PROXY MATERIALS

The Notice of Meeting, Proxy Statement, Proxy Card and our fiscal year 2018 Annual Report, which includes our Annual Report on Form 10-K for the fiscal year ended September 30, 2018, are available at www.voteproxy.com.

YOUR VOTE IS VERY IMPORTANT. PLEASE CAREFULLY READ THE ATTACHED PROXY STATEMENT. EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY COMPLETE, EXECUTE, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES. YOU MAY ALSO VOTE ELECTRONICALLY VIA THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD. IF YOU VOTE BY INTERNET OR TELEPHONE, THEN YOU NEED NOT RETURN A WRITTEN PROXY CARD BY MAIL. STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE.

PROXY STATEMENT

Evoqua Water Technologies Corp.

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON FEBRUARY 14, 2019

General

We are furnishing this Proxy Statement to you as part of a solicitation by the Board of Directors (the “Board”) of Evoqua Water Technologies Corp., a Delaware corporation, of proxies to be voted at our Annual Meeting of Stockholders for the fiscal year ended September 30, 2018 and at any reconvened meeting after an adjournment or postponement of the meeting (the “Annual Meeting”). We will hold the Annual Meeting at our offices at 2650 Tallevast Road, Sarasota, Florida 34243, on Thursday, February 14, 2019 at 9:00 a.m. (Eastern Time). Unless the context otherwise requires, all references in this Proxy Statement to “Evoqua,” “Company,” “we,” “us,” and “our” refer to Evoqua Water Technologies Corp. and its subsidiaries.

Our mailing address and principal executive office is 210 Sixth Avenue, Pittsburgh, Pennsylvania 15222. Our website is located at aqua.evoqua.com. The information contained on, or that can be accessed through, our website is not a part of this Proxy Statement.

As permitted by the rules of the Securities and Exchange Commission (the “SEC”), we have elected to send you this full set of proxy materials, including a proxy card, and additionally to notify you of the availability of these proxy materials on the Internet. The Notice of Meeting, Proxy Statement, Proxy Card, and our fiscal year 2018 Annual Report, which includes our annual report on Form 10-K for the fiscal year ended September 30, 2018 (the “Annual Report”), are available at www.voteproxy.com.

Matters to be Considered at the Annual Meeting

At the Annual Meeting, you will consider and vote upon:

Proposal	Description	Board’s Recommendation

Proposal 1	The election of our three Class I director nominees, Nick Bhambri, Judd A. Gregg and Lynn C. Swann	FOR

Proposal 2	The approval, on an advisory basis, of the compensation of our named executive officers	FOR

Proposal 3	The determination, on an advisory basis, of the frequency with which stockholders will participate in any advisory vote on executive compensation	EVERY ONE YEAR

Proposal 4	The approval of the Evoqua Water Technologies Corp. 2018 Employee Stock Purchase Plan	FOR

Proposal 5	The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2019	FOR

Evoqua Water Technologies Corp. 2019 Proxy Statement  1

Questions and Answers About the Proxy Materials and the Annual Meeting

The information in the “question and answer” format below is for your convenience only and provides essential information about the proxy materials and how to cast your vote at the Annual Meeting. You should read this entire Proxy Statement carefully for information about the proposals to be presented at the Annual Meeting. Information contained on, or that can be accessed through, our website is not a part of this Proxy Statement.

What is a proxy?

The Board is asking for your proxy. This means you authorize persons selected by the Company to vote your shares at the Annual Meeting in the way that you instruct. All shares represented by valid proxies that are received and not revoked before the Annual Meeting will be voted at the Annual Meeting in accordance with the stockholder’s specific voting instructions.

Why am I receiving these materials?

You are receiving these materials because at the close of business on December 19, 2018 (the “Record Date”), you owned shares of the Company’s common stock, $0.01 par value per share. All stockholders of record on the Record Date are entitled to attend and vote at the Annual Meeting.

Each share of our common stock is entitled to vote at the Annual Meeting. As of the Record Date, we had 113,943,134 shares of common stock outstanding. With respect to all of the matters submitted for vote at the Annual Meeting, each share of common stock is entitled to one vote.

What information is contained in this Proxy Statement?

This Proxy Statement includes information about the nominees for Class I directors and other matters to be voted on at the Annual Meeting. It also explains the voting process and requirements; describes the compensation of our principal executive officer, principal financial officer and our three other most highly compensated executive officers (collectively referred to as our “named executive officers” or “NEOs”); describes the compensation of our directors; and provides certain other information that SEC rules require.

What should I do with these materials?

Please carefully read and consider the information contained in this Proxy Statement and then vote your shares as soon as possible to ensure that your shares will be represented at the Annual Meeting. You may vote your shares prior to the Annual Meeting even if you plan to attend the Annual Meeting in person.

What shares are included on my proxy card?

You will receive one proxy card for all the shares of the Company’s common stock that you hold as a stockholder of record (in certificate form or in book-entry form).

If you hold your shares in street name, you will receive voting instructions for each account you have with a broker, bank or other nominee.

2  Evoqua Water Technologies Corp. 2019 Proxy Statement

What matters am I voting on, how may I vote on each matter and how does the Board recommend that I vote on each matter?

The following table sets forth each of the proposals you are being asked to vote on, how you may vote on each proposal and how the Board recommends that you vote on each proposal:

Proposal	Description	How may I vote?	How does the Board recommend that I vote?

Proposal 1	The election of our three Class I director nominees, Nick Bhambri, Judd A. Gregg and Lynn C. Swann, each for a three-year term or until his successor is duly elected and qualified.

You may (i) vote FOR the election of all Class I director nominees named herein; (ii) WITHHOLD authority to vote for all such Class I director nominees; or (iii) vote FOR the election of all such Class I director nominees other than any nominees with respect to whom the vote is specifically WITHHELD by indicating in the space provided on the proxy.

The Board recommends that you vote FOR all three of the Class I director nominees.

Proposal 2	The approval, on an advisory basis, of the compensation of our named executive officers.	You may vote FOR or AGAINST the approval of the compensation of our named executive officers, or you may indicate that you wish to ABSTAIN from voting on the matter.	The Board recommends that you vote FOR the approval, on an advisory basis, of the Company’s executive compensation.

Proposal 3	The determination, on an advisory basis, of the frequency with which stockholders will participate in any advisory vote on executive compensation.

You may vote in favor of the Company seeking an advisory vote on executive compensation EVERY ONE YEAR, EVERY TWO YEARS or EVERY THREE YEARS, or you may indicate that you wish to ABSTAIN from voting on the matter.

The Board recommends that you vote in favor of the Company seeking an advisory vote on executive compensation EVERY ONE YEAR.

Proposal 4	The approval of the Evoqua Water Technologies Corp. 2018 Employee Stock Purchase Plan.	You may vote FOR or AGAINST the approval of the Evoqua Water Technologies Corp. 2018 Employee Stock Purchase Plan, or you may indicate that you wish to ABSTAIN from voting on the matter.	The Board recommends that you vote FOR the approval of the Evoqua Water Technologies Corp. 2018 Employee Stock Purchase Plan.

Proposal 5	The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending September 30, 2019.

You may vote FOR or AGAINST the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending September 30, 2019, or you may indicate that you wish to ABSTAIN from voting on the matter.

The Board recommends that you vote FOR the ratification of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending September 30, 2019.

Evoqua Water Technologies Corp. 2019 Proxy Statement  3

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered directly in your name with the Company’s transfer agent, American Stock Transfer & Trust Company, LLC, you are considered the “stockholder of record” with respect to those shares. The full set of proxy materials has been sent directly to you.

If your shares are held with a broker or in an account at a bank, you are considered the “beneficial owner” with respect to those shares. These shares are sometimes referred to as being held “in street name.” The full set of proxy materials would have been forwarded to you by your broker, bank or other holder of record who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares by using the voting instruction card included in the mailing or by following the instructions on the enclosed proxy card for voting online or by telephone. You will not be able to vote these shares directly unless you obtain a signed legal proxy from your broker, bank or other nominee giving you the right to vote the shares.

How do I vote if I am a stockholder of record?

As a stockholder of record, you may vote your shares in any one of the following ways:

•	By Telephone: Call the toll-free number shown on the proxy card;

•	On the Internet: Vote on the Internet on the website shown on the proxy card;

•	By Mail: Mark, sign, date and return the enclosed proxy card in the postage-paid envelope; or

•	In Person: Vote in person at the Annual Meeting.

Whether or not you plan to attend the Annual Meeting, we urge you to vote. Returning the proxy card or voting by telephone or online will not affect your right to attend the Annual Meeting and vote in person.

How do I vote if I am a beneficial owner?

As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares by following the instructions that your broker, bank or other nominee sent to you. You will receive proxy materials and voting instructions for each account that you have with a broker, bank or other nominee. As a beneficial owner, if you wish to change the voting instructions that you have provided your broker, bank or other nominee, you should follow the instructions that your broker, bank or other nominee sent to you.

As a beneficial owner, you are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you obtain a signed legal proxy from your broker, bank or other nominee giving you the right to vote the shares.

How can I attend the Annual Meeting?

You are entitled to attend the Annual Meeting only if you were a stockholder of record as of the Record Date or you hold a valid proxy for the Annual Meeting as described in the previous question. Since seating is limited, admission to the meeting will be on a first-come, first-served basis. You should be prepared to present photo identification for admittance. If you are not a stockholder of record but hold shares as a beneficial owner, you should provide proof of beneficial ownership as of the Record Date, such as your most recent account statement prior to December 19, 2018, a copy of the voting instruction card provided by your broker, bank or other nominee, or other similar evidence of ownership. You may contact us by telephone at (724) 772-0044 to obtain directions to vote in person at the Annual Meeting.

What can I do if I change my mind after I vote?

If you are a stockholder of record, you can revoke your proxy and/or change your vote any time before completion of voting at the Annual Meeting as follows:

•	Revoke your proxy: Mail written notice of revocation of your proxy to our General Counsel and Secretary at 210 Sixth Avenue, Pittsburgh, Pennsylvania 15222;

4  Evoqua Water Technologies Corp. 2019 Proxy Statement

•	Change your vote by Internet or telephone: Vote again over the Internet or by telephone prior to 11:59 p.m. (Eastern Time) on February 13, 2019;

•	Change your vote by mail: Sign and mail on a timely basis another proxy card with a later date; or

•	Change your vote at the meeting: Attend the Annual Meeting and vote in person by ballot.

If you hold your shares through a bank, broker or other nominee, you can revoke your proxy and/or change your vote as follows:

•	Give new voting instructions: Submit new voting instructions in the manner provided by your bank, broker or other nominee; or

•

Change your vote at the Annual Meeting: Contact your bank, broker or other nominee to obtain a legal proxy, as described in the answer to the question “How do I vote if I am a beneficial owner?” above, so that you may vote your shares in person at the Annual Meeting.

All shares represented by valid proxies received and not revoked will be voted at the Annual Meeting in accordance with the stockholder’s specific voting instructions.

What if I return my proxy card or vote by Internet or telephone but do not specify how I want to vote?

If you are a stockholder of record and sign and return your proxy card or complete the online or telephone voting procedures, but do not specify how you want to vote your shares, we will vote them as follows:

•	FOR the election of our Class I director nominees, Nick Bhambri, Judd A. Gregg and Lynn C. Swann;

•	FOR the approval, on an advisory basis, of the Company’s executive compensation;

•	FOR the Company seeking an advisory vote on executive compensation EVERY ONE YEAR;

•	FOR the approval of the Evoqua Water Technologies Corp. 2018 Employee Stock Purchase Plan; and

•	FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2019.

How many shares must be present or represented to conduct business at the Annual Meeting?

Under our Third Amended and Restated Bylaws, a quorum will exist at the Annual Meeting if stockholders holding a majority of the shares entitled to vote at the Annual Meeting are present in person or by proxy. Stockholders of record who return a proxy or vote in person at the meeting will be considered part of the quorum. Abstentions are counted as “present” for determining a quorum. Uninstructed broker votes, also called “broker non-votes,” are also counted as “present” for determining a quorum so long as there is at least one matter that a broker may vote on without specific instructions from a beneficial owner. See “What is a ‘broker non-vote’?” below.

How are votes counted?

In the election of the Class I directors, your vote may be cast “FOR” all of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees. If you withhold your vote with respect to any nominee, your shares will not be considered to have been voted for or against the nominee.

In the advisory vote on the frequency of future advisory votes on executive compensation, your vote may be cast for “EVERY ONE YEAR,” “EVERY TWO YEARS” “EVERY THREE YEARS” or “ABSTAIN.” A vote to “ABSTAIN” will have no effect on the vote.

For all other proposals, your vote may be cast “FOR” or “AGAINST” or you may “ABSTAIN.” If you “ABSTAIN” it has the same effect as a vote “AGAINST.” If you sign your proxy card with no further instructions and you are a stockholder of

Evoqua Water Technologies Corp. 2019 Proxy Statement  5

record, then your shares will be voted in accordance with the recommendations of our Board. If you sign your proxy card with no further instructions and you are a beneficial owner, then please see the response to the question immediately below, “What is a ‘broker non-vote’?”

What is a “broker non-vote”?

Under the rules of the New York Stock Exchange (the “NYSE”), if you are a beneficial owner, your broker, bank or other nominee has discretion to vote your shares on “routine” matters without receiving voting instructions from you. The proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm is considered a routine matter. However, the election of our Class I directors, the advisory vote to approve compensation for our named executive officers, the advisory vote on the frequency of future advisory votes on executive compensation and the approval of the Evoqua Water Technologies Corp. 2018 Employee Stock Purchase Plan are considered “non-routine” matters. Accordingly, if you hold your shares through a broker, bank or other nominee, your broker, bank or other nominee will not be permitted to vote your shares on the election of Class I directors, the advisory vote to approve compensation for our named executive officers, the advisory vote on the frequency of future advisory votes on executive compensation or the approval of the Evoqua Water Technologies Corp. 2018 Employee Stock Purchase Plan unless you provide proper voting instructions. Broker non-votes have no effect on the vote for any matter at the meeting.

6  Evoqua Water Technologies Corp. 2019 Proxy Statement

What is the voting requirement to approve each of the proposals?

The following table sets forth the voting requirements with respect to each of the proposals. As advisory votes, Proposals 2 and 3 are not binding on the Company. However, the Compensation Committee and the Board value the opinions expressed by the Company’s stockholders on these issues and will consider the outcome of these votes when making future decisions.

Proposal	Description	Voting Requirement

Proposal 1	The election of our three Class I director nominees, Nick Bhambri, Judd A. Gregg and Lynn C. Swann, each for a three-year term or until his successor is duly elected and qualified.

Each Class I director must be elected by a plurality of the votes cast. A plurality means that the nominees with the largest number of votes are elected as directors up to the maximum number of directors to be elected at the Annual Meeting. A “WITHHOLD” vote will have no effect on the vote.

Proposal 2	The approval, on an advisory basis, of the compensation of our named executive officers.

To be approved, this non-binding vote must be approved by a majority of the votes cast by the stockholders present in person or by proxy, meaning that the votes cast by the stockholders “FOR” the approval of the proposal must exceed the number of votes cast “AGAINST” the approval of the proposal. If a stockholder votes to “ABSTAIN,” it has the same effect as a vote “AGAINST.”

Proposal 3	The determination, on an advisory basis, of the frequency with which stockholders will participate in any advisory vote on executive compensation.

For this non-binding proposal, the frequency of “EVERY ONE YEAR,” “EVERY TWO YEARS” or “EVERY THREE YEARS” receiving the most votes cast by the stockholders present in person or by proxy, will be deemed to be the frequency preferred by the stockholders. A vote to “ABSTAIN” will have no effect on the vote.

Proposal 4	The approval of the Evoqua Water Technologies Corp. 2018 Employee Stock Purchase Plan.

To be approved, this proposal must be approved by a majority of the votes cast by the stockholders present in person or by proxy, meaning that the votes cast by the stockholders “FOR” the approval of the proposal must exceed the number of votes cast “AGAINST” the approval of the proposal. If a stockholder votes to “ABSTAIN,” it has the same effect as a vote “AGAINST.”

Proposal 5	The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2019.

To be approved, this proposal must be approved by a majority of the votes cast by the stockholders present in person or by proxy, meaning that the votes cast by the stockholders “FOR” the approval of the proposal must exceed the number of votes cast “AGAINST” the approval of the proposal. If a stockholder votes to “ABSTAIN,” it has the same effect as a vote “AGAINST.” If you are a beneficial owner, your broker, bank or other nominee may vote your shares on this proposal without receiving voting instructions from you.

Other matters that may properly come before the Annual Meeting may require more than a majority vote under our Third Amended and Restated Bylaws, our Amended and Restated Certificate of Incorporation, the laws of Delaware or other applicable laws. We do not know of any such matters as of the date of this Proxy Statement.

Who will count the votes?

A representative of American Stock Transfer & Trust Company, LLC will act as the inspector of elections and count the votes.

Evoqua Water Technologies Corp. 2019 Proxy Statement  7

Where can I find the voting results?

We will announce the preliminary voting results at the Annual Meeting. We will also publish voting results in a current report on Form 8-K that we will file with the SEC within four business days of the Annual Meeting. If on the date of this Form 8-K filing the inspector of elections for the Annual Meeting has not certified the voting results as final, we will note in the filing that the results are preliminary and publish the final results in a subsequent Form 8-K filing within four business days after the final voting results are known.

Who will pay the costs of soliciting these proxies?

We will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this Proxy Statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokers and other nominees holding shares of voting stock beneficially owned by others to forward to such beneficial owners. We may reimburse banks, brokers and other nominees for their reasonable costs of forwarding proxy materials to beneficial owners. Original solicitation of proxies may be supplemented by electronic means, mail, facsimile, telephone or personal solicitation by our directors, officers or other employees. No additional compensation will be paid to our directors, officers or other employees for such services.

Are you “householding” for stockholders sharing the same address?

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement or annual report, as applicable, addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies.

Evoqua has not instituted householding for stockholders of record. However, certain brokerage firms may have instituted householding for beneficial owners of shares of Evoqua’s common stock held through brokerage firms. If your household has multiple accounts holding shares of Evoqua’s common stock, you may have already received a householding notification from your broker. Please contact your broker directly if you have any questions or require additional copies of this Proxy Statement. The broker will arrange for delivery of a separate copy of this Proxy Statement promptly upon your request. Evoqua stockholders may decide at any time to revoke a decision to household, and thereby receive multiple copies.

What is the deadline for stockholders to propose actions for consideration at the annual meeting of stockholders for the fiscal year ending September 30, 2019?

Stockholders who wish to nominate persons for election to our Board or propose other matters to be considered at our annual meeting of stockholders for the fiscal year ending September 30, 2019 must provide us advance notice of the director nomination or stockholder proposal, as well as the information specified in our Third Amended and Restated Bylaws, no earlier than October 17, 2019 and no later than November 16, 2019. Stockholders are advised to review our Third Amended and Restated Bylaws, which contain the requirements for advance notice of director nominations and stockholder proposals. Notice of director nominations and stockholder proposals must be mailed to our General Counsel and Secretary at 210 Sixth Avenue, Pittsburgh, Pennsylvania 15222. The requirements for advance notice of stockholder proposals under our Third Amended and Restated Bylaws do not apply to proposals properly submitted under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as those stockholder proposals are governed by Rule 14a-8. We reserve the right to reject, rule out of order or take other appropriate action with respect to any director nomination or stockholder proposal that does not comply with our Third Amended and Restated Bylaws and other applicable requirements.

September 9, 2019 is the deadline for stockholders to submit proposals to be included in our proxy statement under Rule 14a-8 under the Exchange Act. However, if the date of the annual meeting of stockholders for the fiscal year ending September 30, 2019 is changed by more than 30 days from the anniversary of the date of the previous year’s meeting, then the deadline will be a reasonable time before we begin to print and send our proxy statement for the annual meeting of stockholders for the fiscal year ending September 30, 2019. Proposals by stockholders must comply with all requirements of applicable rules of the SEC, including Rule 14a-8, and be mailed to our General Counsel and Secretary at

8  Evoqua Water Technologies Corp. 2019 Proxy Statement

210 Sixth Avenue, Pittsburgh, Pennsylvania 15222. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with Rule 14a-8 and other applicable requirements.

Who should I call if I have any questions?

If you have any questions about the Annual Meeting or your ownership of Company voting stock, please contact our transfer agent at:

American Stock Transfer & Trust Company, LLC

6201 15th Avenue

Brooklyn, NY 11219

Telephone: (800) 937-5449

Website Address: www.astfinancial.com

Evoqua Water Technologies Corp. 2019 Proxy Statement  9

Background of the Company

We are a leading provider of mission-critical water treatment solutions, offering services, systems and technologies to support our customers’ full water lifecycle needs. With more than 200,000 installations worldwide, we hold leading positions in the industrial, commercial and municipal water treatment markets in North America. We offer a comprehensive portfolio of differentiated, proprietary technology solutions sold under a number of market-leading and well-established brands. We deliver and maintain these mission-critical solutions through the largest service network in North America, assuring our customers continuous uptime with 87 branches as of September 30, 2018. We have an extensive service and support network and, as a result, a certified Evoqua Service Technician is no more than a two-hour drive from more than 90% of our customers’ sites.

Our solutions are designed to ensure that our customers have access to an uninterrupted quantity and level of quality of water that meets their unique product, process and recycle or reuse specifications. We enable our customers to achieve lower costs through greater uptime, throughput and efficiency in their operations and support their regulatory compliance and environmental sustainability. We have worked to protect water, the environment and our employees for more than 100 years. As a result, we have earned a reputation for quality, safety and reliability and are sought out by our customers to solve the full range of their water treatment needs, and maintaining our reputation is critical to the success of our business.

Our vision to be the world’s first choice for water solutions and our values of integrity, customers and performance foster a corporate culture that is focused on establishing a workforce that is enabled, empowered and accountable, which creates a highly entrepreneurial and dynamic work environment. Our purpose is “Transforming water. Enriching life.” We draw from a long legacy of water treatment innovations and industry firsts, supported by more than 1,250 granted or pending patents, which in aggregate are important to our business and solution set. Our core technologies are primarily focused on removing impurities from water, rather than neutralizing them through the addition of chemicals, and we are able to achieve purification levels which are 1,000 times greater than typical drinking water.

Our common stock began trading on the NYSE on November 2, 2017 under the ticker symbol “AQUA” and on November 6, 2017, we completed our initial public offering, or IPO.

We are a “controlled company” within the meaning of the corporate governance standards of the NYSE, by a control group, consisting of certain affiliates of AEA Investors LP (collectively, “AEA” or our “Sponsor”) and certain of our other stockholders, who control a majority of the voting power of our outstanding common stock. See “Corporate Governance and Board Matters” in this Proxy Statement for more information.

10  Evoqua Water Technologies Corp. 2019 Proxy Statement

Proposal 1—Election of Class I Directors

Our Board is divided into three classes, Class I, Class II and Class III, each consisting of as near an equal number of directors as practicable. Under our certificate of incorporation, the total number of directors will be determined from time to time by our Board. At present, our Board consists of nine directors with three directors in each class. Our directors serve staggered terms according to class, so that only a single class of directors shall have terms expiring in any given year. Those who are elected as directors upon expiration of a term shall serve for a three-year term and until their successors have been duly elected and qualified, or until the director’s earlier death, resignation or removal.

The current terms of our three Class I directors, Nick Bhambri, Judd A. Gregg and Lynn C. Swann, will expire at the Annual Meeting. For the Annual Meeting, our Board fixed the total number of directors on our Board at nine. The Board also fixed the number of Class I directors to be elected at three, and nominated Messrs. Bhambri, Gregg and Swann for election as our Class I directors. We believe each of the nominees possesses the following qualifications, qualities, skills and other expertise that are necessary to serve on our Board:

•	High personal and professional integrity;

•	Broad business and social perspective and mature judgment;

•	Broad experience at the policy-making level in business, finance, accounting, government or education;

•

Expertise and experience useful to Evoqua in relevant disciplines, especially in financial, commercial, governmental, international, technical or scientific disciplines, and complementary to the background and experience of other Board members;

•	Willingness to devote the time necessary to carry out the duties and responsibilities of a director;

•	Commitment to serve on the Board for an extended period of time to ensure continuity and to develop knowledge about the Company’s business; and

•	Willingness to represent the best interests of our stockholders and objectively appraise Company performance.

See the section of this Proxy Statement entitled “Our Board of Directors” for the backgrounds, principal occupations and ages of the Class I director nominees and our other directors, as well as a description of the specific qualifications, qualities, skills and other expertise for which they were chosen to serve on our Board.

If elected by our stockholders, Messrs. Bhambri, Gregg and Swann will hold office until the annual meeting of stockholders for the fiscal year ending September 30, 2021, or until their successors have been duly elected and qualified, subject to the director’s earlier death or resignation or removal. Each of Messrs. Bhambri, Gregg and Swann has consented to be named in this Proxy Statement and has agreed to serve if elected. If for some reason any of the Board’s nominees is unable to serve or for good cause will not serve if elected, the persons named as proxies may vote for a substitute nominee recommended by the Board and, unless you indicate otherwise on the proxy card, your shares will be voted in favor of the Board’s remaining nominees.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF NICK BHAMBRI, JUDD A. GREGG AND LYNN C. SWANN.

Evoqua Water Technologies Corp. 2019 Proxy Statement  11

Our Board of Directors

Our Board of Directors provides oversight, strategic direction and counsel to management regarding the business, affairs and long-term interests of our Company and our stockholders. An overview of our Board as of January 1, 2019 is provided in the table below. For more complete information regarding the professional experience, qualifications, attributes and skills of each director and nominee, see the biographical information on the pages that follow.

			Committees
Directors	Age	Independent	Audit	Compensation	Nominating and Corporate Governance	Experience, Qualifications, Attributes, Skills
Class I (Nominees)

Nick Bhambri	55	🌑	🌑			• Former CEO of global company • Financial experience as former CEO and investor • Engineering, technology and industrial expertise

Judd A. Gregg	71	🌑			🌑	• Former U.S. Senator and state governor • Policy experience at highest levels of state and federal government, especially on issues affecting commerce • Experienced member of public company boards

Lynn C. Swann	66	🌑	🌑

• Business, finance, marketing, political, civic engagement and philanthropic experience

• Policy experience in government and education

• Experienced member of public company boards and audit committees

Class II (Term Expires 2020)

Ron C. Keating	50

• Strategic perspective, management, leadership and finance experience, water industry and operational expertise as our President and Chief Executive Officer

• Engineering, technology and industrial experience

Martin J. Lamb (Board Chairman)	58	🌑		🌑		• Former CEO of global company • Engineering, technology and industrial expertise • Experienced member of public company boards

Peter M. Wilver	59	🌑	Chair

• Former CFO of global company

• Experience in strategic planning, M&A and leading financial, accounting and investor relations functions

• Experienced member of public company boards and audit and compensation committees

Class III (Term Expires 2021)

Gary A. Cappeline	69			🌑	🌑

• Former executive of global company

• Engineering, technology and industrial expertise

• Chemicals and water industry experience

• Financial experience as former executive and investor

• Particular knowledge and experience in corporate finance, strategic planning and investments with respect to relevant industries

Brian R. Hoesterey	51			Chair	🌑	• Particular knowledge and experience in corporate finance, strategic planning and investments with respect to relevant industries

Vinay Kumar	40			🌑	Chair	• Particular knowledge and experience in corporate finance, strategic planning and investments with respect to relevant industries

12  Evoqua Water Technologies Corp. 2019 Proxy Statement

Class I Directors/Nominees

Harbhajan (Nick) Bhambri

Committee Memberships: Audit

Harbhajan (Nick) Bhambri has served on our Board since March 2014 and was initially recommended to our Board by AEA. A retired chemicals/manufacturing executive, Mr. Bhambri has been President of Louis York Capital, a private investment firm focusing on the industrial, chemical, energy, manufacturing, distribution and services markets, since 2015. Mr. Bhambri spent over two decades of his career at MECS Inc., a Monsanto subsidiary and process technology provider to the sulfuric acid industry serving the refining, metallurgical, uranium and fertilizer industries, including as its President and Chief Executive Officer from 2007 until its acquisition by DuPont in 2012. After retiring from MECS Inc., Mr. Bhambri served as a director of MPG Performance Group (NYSE: MPG) until its acquisition by American Axle & Manufacturing Inc. in 2017. Mr. Bhambri also is a past president of the Washington University Olin Business School Executive MBA alumni board and member of the Olin National Council at Washington University in St. Louis. Mr. Bhambri received a B.S. in Mechanical Engineering and an M.B.A., both from Washington University in St. Louis.

Qualifications as Board Member: Global management, operations and leadership experience as former CEO; industry-specific financial experience as former CEO and investor; engineering, technology and industrial expertise.

Judd A. Gregg

Committee Memberships: Nominating and Corporate Governance

Senator Judd A. Gregg has served on our Board since March 2014 and was initially recommended to our Board by AEA. Senator Gregg, a retired United States Senator and state governor, has spent over three decades in public office, most recently serving as the U.S. Senator from the State of New Hampshire from January 1993 until January 2011. During his tenure in the Senate, Senator Gregg served on key Senate committees, including Budget, Appropriations, Government Affairs, Banking, Housing and Urban Affairs, Commerce, Science and Transportation, Foreign Relations and Health, Education, Labor and Pensions. He was the Chairman and Ranking Member of the Health, Education, Labor and Pensions Committee and the Chairman and Ranking Member of the Senate Budget Committee, as well as chairman of various sub-committees. Senator Gregg was a chief negotiator of the Emergency Economic Stabilization Act of 2008; the lead sponsor of the Deficit Reduction Act of 2005; and, with the late Senator Ted Kennedy, co-authored the No Child Left Behind Act of 2001. In March 2010, Senator Gregg was appointed to President Obama’s bipartisan National Commission on Fiscal Responsibility and Reform. Before joining the U.S. Senate, Senator Gregg was Governor of New Hampshire from 1989 to 1993 and a U.S. Representative from 1981 to 1989. Senator Gregg was named as Dartmouth College’s first distinguished fellow and teaches at the college and its graduate schools. Senator Gregg serves on the board of directors and audit committee of Honeywell International Inc. (NYSE: HON) and was a member of the board of directors of Intercontinental Exchange, Inc. (NYSE: ICE) from 2011 to 2013. Senator Gregg received an A.B. from Columbia University and a J.D. and an L.L.M. from Boston University.

Qualifications as Board Member: Experience in local, state, national and international issues and in government, public policy, financial regulation, tax, capital markets, science, renewable technology and research, environmental protection and conservation and foreign policy; insight into fiscal affairs, governmental relations, legislative and regulatory issues; experienced member of public company boards.

Lynn C. Swann

Committee Memberships: Audit

Lynn C. Swann joined our Board in May 2018 and was recommended to our Board by a third-party leadership consulting firm that was engaged by our Board to complete an extensive director search. Mr. Swann, a Hall of Fame athlete and former wide receiver for the Pittsburgh Steelers football team, has held a number of leadership roles in business, government and philanthropic organizations over the past four decades. Since July 2016, Mr. Swann has been the Athletic Director of the University of Southern California, responsible for overall administration of the 21 women’s and men’s Division I athletic programs at the university. He is also president of Swann, Inc., a marketing and consulting firm he founded in 1976, and has held Series 7 and 63 registrations for securities industry professionals. Mr. Swann is currently a member of the board of directors and audit committee of Fluor Corporation (NYSE: FLR), and previously held directorships at

Evoqua Water Technologies Corp. 2019 Proxy Statement  13

publicly-traded, privately-held and non-profit entities, such as Caesar’s Entertainment Corp. (Nasdaq: CZR), Hershey Entertainment and Resorts, American Homes 4 Rent (NYSE: AMH), H.J. Heinz (including on its audit committee) and the Professional Golfers’ Association (PGA) of America. Mr. Swann was the Republican party nominee for Pennsylvania governor in 2006, and was appointed by President George W. Bush as the Chairman of the President’s Council on Fitness, Sports and Nutrition from 2002 to 2005. Additionally, Mr. Swann worked on-air as a host, reporter and analyst for the American Broadcast Company (ABC-TV) for nearly 30 years and served for two years as chairman of the national board of Big Brothers Big Sisters of America.

Qualifications as Board Member: Business, finance, marketing, political, civic engagement and philanthropic experience; policy experience in government and education; experienced member of public company boards and audit committees.

Class II Directors (Terms Expiring in 2020)

Ron C. Keating

Committee Memberships: None

Ron C. Keating has served on our Board and as our President and Chief Executive Officer since December 2014. Prior to joining Evoqua, Mr. Keating was President and Chief Executive Officer of Contech Engineered Solutions, an infrastructure site solutions provider, from 2007 to 2014. Before heading Contech, Mr. Keating served as President of the Metalworking Solutions and Services Group of Kennametal Inc. (NYSE: KMT), a supplier of tooling and industrial materials. He had also held previous roles at Kennametal as the Vice President and General Manager of the Energy, Mining and Construction Group and for the Electronics Products Group from 2001 to 2007. Mr. Keating started his career at Ingersoll-Rand Inc. in 1992 where he held various roles of increasing responsibility until departing in 2001. Mr. Keating currently serves on the board of directors and the Compensation and Corporate Governance committees of US Ecology Inc. (Nasdaq: ECOL). Mr. Keating also serves on the board of trustees for the Manufacturers Alliance for Productivity and Innovation, and the board of directors of the Allegheny Conference. Mr. Keating received an M.B.A. from the Kellogg School of Management at Northwestern University and received a B.S. in Industrial Distribution from Texas A&M University.

Qualifications as Board Member: Strategic perspective, management, leadership and finance experience, water industry and operational expertise as our President and Chief Executive Officer.

Martin J. Lamb

Chairman of Board

Committee Memberships: Compensation

Martin J. Lamb joined our Board in, and has served as Chairman of our Board since, March 2014. Mr. Lamb, a retired engineering/industrial services executive, spent 33 years at IMI plc (LON: IMI), an engineering company which designs, manufactures and services highly engineered products that control the precise movement of fluids, including as its Chief Executive Officer for the last 13 years until his retirement in 2013. In June 2014, Mr. Lamb joined Rotork plc (LON: ROR), a global designer and manufacturer of industrial valve actuators, control systems and accessories, as its Non-Executive Chairman, and led the organization as its Interim Chief Executive Officer from July 2017 through March 2018. Mr. Lamb also served as a Non-Executive Director on the boards of Mercia Technologies PLC, an investment group, from 2015 through September 2017; Severn Trent plc (LON: SVT), from 2008 to 2016; and Spectris plc (LON: SXS), from 1999 to 2006. Mr. Lamb is a member of the European Advisory Board of AEA. Mr. Lamb received a B.S. in Mechanical Engineering from Imperial College, London and an M.B.A. from Cranfield Business School.

Qualifications as Board Member: Experience managing and developing large businesses and complex projects in all parts of the world; global management, operations and leadership experience as former CEO; engineering, technology and industrial expertise; experienced member of public company boards.

14  Evoqua Water Technologies Corp. 2019 Proxy Statement

Peter M. Wilver

Committee Memberships: Audit (Chair)

Peter M. Wilver joined our Board in January 2018. Mr. Wilver, a retired technology manufacturing and services executive and certified public accountant, joined Thermo Electron Corp. in 2000 and was appointed as its Chief Financial Officer in 2004. Following the creation of Thermo Fisher Scientific Inc., a leading provider of laboratory products and services (NYSE: TMO) (“Thermo Fisher”), in 2006 through the merger of Thermo Electron Corp. and Fisher Scientific International Inc., Mr. Wilver continued as Chief Financial Officer from 2006 to 2015 and as Executive Vice President and Chief Administrative Officer from 2015 until retirement in March 2017. Before joining Thermo Fisher, Mr. Wilver worked for General Electric, Grimes Aerospace Company and Honeywell International (formerly AlliedSignal), where he most recently served as Vice President and Chief Financial Officer of the electronic materials business. Mr. Wilver currently serves on the board of directors and audit and compensation committees of CIRCOR International, Inc. (NYSE: CIR). Mr. Wilver previously served on the board of directors and audit and human resources committees of Tenet Healthcare Corporation (NYSE: THC). Mr. Wilver received a B.S.B.A. in Accounting from The Ohio State University.

Qualifications as Board Member: Experience in strategic planning and mergers & acquisitions and expertise in leading the financial, accounting and investor relations functions of large, multi-national manufacturing companies as former CFO; experienced member of public company boards and audit and compensation committees.

Class III Directors (Terms Expiring in 2021)

Gary A. Cappeline

Committee Memberships: Compensation; Nominating and Corporate Governance

Gary A. Cappeline has served on our Board since the inception of our Company’s operations in January 2014. Mr. Cappeline, a retired manufacturing/chemicals industry executive and merchant/investment banking principal, was an Operating Partner of AEA from 2007 until December 2018, where he advised on acquisition opportunities and operational matters at portfolio companies. Prior to joining AEA, Mr. Cappeline was a President and Chief Operating Officer of Ashland Inc. (NYSE: ASH), a manufacturer of specialty chemicals, Valvoline motor oil and water treatment solutions, and a diversified plastics and chemicals distributor with a division specializing in water treatment solutions, to which he returned in 2002 after service as Group VP of Engelhard Corporation from 1997 to 1999 and as President, Chemicals of Honeywell International (NYSE: HON) from 1998 to 2000. He also served as chemical industry partner at Bear Stearns Merchant Bank from 2000 to 2001. Mr. Cappeline currently serves on the board of directors and nominating and corporate governance committee (as chairman) and compensation committee of Innophos Holdings, Inc. (Nasdaq: IPHS), an international producer of specialty ingredient solutions that deliver versatile benefits for the food, health, nutrition and industrial markets, and on the board of directors and audit committee of Swanson Industries, Inc., a provider of hydraulic cylinder manufacturing, remanufacturing and repair services for the mining and mobile industries. He previously served as a board and executive committee member of the American Chemistry Council, a chemical industry trade association, a director of Unifrax Corporation, a manufacturer of high temperature insulation products, chairman and a director of Houghton International Inc., a manufacturer of metal working fluids, a director of Shoes for Crews, LLC, a manufacturer of slip resistant footwear, a director of RelaDyne Inc., a distributor of lubricants and fuels, and a director of Tampico Beverages Inc., a manufacturer of fruit drinks. Mr. Cappeline received B.S. and M.S. degrees in Chemical Engineering from the City College of New York and attended Harvard Business School’s Executive Management Program in 1993.

Qualifications as Board Member: Global management, operations and leadership experience as former executive; chemicals and water industry experience; engineering, technology and industrial expertise; industry-specific financial experience as former executive and investor; particular knowledge and experience in corporate finance, strategic planning and investments with respect to relevant industries.

Evoqua Water Technologies Corp. 2019 Proxy Statement  15

Brian R. Hoesterey

Committee Memberships: Compensation (Chair); Nominating and Corporate Governance

Brian R. Hoesterey has served on our Board since the inception of our Company’s operations in January 2014. Mr. Hoesterey is President of AEA, which he joined in 1999, where he focuses on investments in the specialty chemicals and value-added industrial products sectors. Prior to joining AEA, Mr. Hoesterey was with BT Capital Partners, the private equity investment vehicle of Bankers Trust from 1998 to 1999. Mr. Hoesterey has also previously worked for McKinsey & Co. from 1994 to 1997 and the investment banking division of Morgan Stanley from 1989 to 1993. Mr. Hoesterey is currently a director of GMS, Inc. (NYSE: GMS), Swanson Industries, Inc., VC GB Holdings, Excelitas Technologies Corp. and Springs Window Fashions. He also serves on the board of trustees for Madison Square Boys and Girls Club and on the board of directors of the Grammy Museum Foundation. Mr. Hoesterey previously served on the boards of directors of At Home Group Inc. (NYSE: HOME), CPG International Inc., Houghton International Inc., SRS, Henry Company, Unifrax Corporation, Pregis Holding II Corporation and Noveon. Mr. Hoesterey currently serves on the Oversight Committee for Patagonia Sur, a for-profit venture that invests in, protects and enhances scenically remarkable and ecologically valuable properties in Chilean Patagonia. Mr. Hoesterey received a B.B.A. in Accounting, summa cum laude, from Texas Christian University and received an M.B.A. with honors from Harvard Business School.

Qualifications as Board Member: Particular knowledge and experience in corporate finance, strategic planning and investments with respect to relevant industries.

Vinay Kumar

Committee Memberships: Compensation; Nominating and Corporate Governance (Chair)

Vinay Kumar has served on our Board since the inception of our Company’s operations in January 2014. He is a Partner with AEA, which he joined in 2004, where he has focused on investments in the value-added industrial, specialty chemical and business services sectors. Mr. Kumar is currently a director of Excelitas Technologies Corp. Mr. Kumar was previously on the board of Dematic and involved in AEA’s investments in CPG International Inc., Cogent Healthcare and Pregis Holdings II Corporation. Prior to joining AEA, Mr. Kumar was a strategy consultant with Bain & Company in San Francisco and London from 2001 to 2004. Mr. Kumar received an A.B. in History and Science with honors from Harvard University.

Qualifications as Board Member: Particular knowledge and experience in corporate finance, strategic planning and investments with respect to relevant industries.

16  Evoqua Water Technologies Corp. 2019 Proxy Statement

Corporate Governance and Board Matters

Corporate Governance

We believe that good corporate governance helps ensure that the Company is managed for the long-term benefit of our stockholders. We have adopted the Evoqua Water Technologies Corp. Corporate Governance Guidelines (our “Corporate Governance Guidelines”), which provide a foundation for the governance of the Company as a whole and describe the principles and practices that the Board follows in carrying out its responsibilities. Our Corporate Governance Guidelines address, among other things:

•	the composition, structure and policies of the Board and its committees;

•	determination of director qualifications;

•	consideration of diversity in identifying potential director candidates;

•	expectations and responsibilities of directors;

•	management succession planning;

•	the evaluation of performance of the Board and each of its committees;

•	principles of Board compensation; and

•	communications with stockholders and non-management directors.

Our Corporate Governance Guidelines are posted on our website at aqua.evoqua.com/corporate-governance. Our Corporate Governance Guidelines will be reviewed by the Nominating and Corporate Governance Committee from time to time to ensure that they effectively promote the best interests of both the Company and the Company’s stockholders and that they comply with applicable laws, regulations and NYSE requirements. In October 2018, we amended our Corporate Governance Guidelines to formalize our policy that diverse candidates, including women and minorities, shall be included in the pool from which we select new director nominees.

Code of Ethics and Business Conduct

We have adopted a code of ethics applicable to all of our directors, officers (including our principal executive officer, principal financial officer and principal accounting officer) and employees, known as the Code of Ethics and Business Conduct. The Code of Ethics and Business Conduct is available on our website at aqua.evoqua.com/corporate-governance. In the event that we amend or waive certain provisions of the Code of Ethics and Business Conduct applicable to our principal executive officer, principal financial officer or principal accounting officer that require disclosure under applicable SEC rules, we will disclose the same on our website.

Board of Directors and Director Independence

Controlled Company

Our Board has determined that we are a “controlled company” under the rules of the NYSE, meaning a company of which more than 50% of the voting power is held by an individual, a group or another company. As disclosed in greater detail under “Certain Relationships and Related Party Transactions—Transactions with AEA—Stockholders’ Agreement and Voting Proxies,” AEA and certain of our other stockholders who own a majority of our outstanding common stock are party to a Stockholders’ Agreement or voting proxies under which AEA and those stockholders have agreed, among other things, to vote their shares of our common stock on certain matters presented to the stockholders in the same manner that the Board and a majority of our stockholders vote on such matters. As a controlled company we qualify for, and rely on, exemptions from certain corporate governance requirements of the NYSE, including:

•	the requirement that a majority of the board of directors consist of independent directors;

•	the requirement to have a nominating/corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities;

Evoqua Water Technologies Corp. 2019 Proxy Statement  17

•	the requirement to have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

•	the requirement for an annual performance evaluation of the nominating/corporate governance committee and compensation committee.

The “controlled company” exception does not modify the independence requirements for the Audit Committee. All of the members of our Audit Committee meet applicable independence requirements.

While we currently have a majority of independent directors and conduct annual performance evaluations of our Nominating and Corporate Governance Committee and our Compensation Committee, our Nominating and Corporate Governance Committee and our Compensation Committee do not consist entirely of independent directors. Accordingly, you do not have all of the same protections afforded to stockholders of companies that are subject to all NYSE rules.

Director Independence and Independence Determinations

Under our Corporate Governance Guidelines and the NYSE listing standards, a director is not independent unless our Board affirmatively determines that he or she does not have a material relationship with us or any of our subsidiaries. Our Corporate Governance Guidelines define independence in accordance with the independence definition in the current NYSE corporate governance rules for listed companies. Our Corporate Governance Guidelines require our Board to review the independence of all directors at least annually. In the event a director has a relationship with the Company that is relevant to his or her independence and is not addressed by the objective tests set forth in the NYSE independence definition, our Board will determine, considering all relevant facts and circumstances, whether such relationship is material.

Our Board has affirmatively determined that Nick Bhambri, Judd A. Gregg, Martin J. Lamb, Lynn C. Swann and Peter M. Wilver are independent directors under the rules of the NYSE and independent directors as such term is defined in Rule 10A-3(b)(1) under the Exchange Act. Ron C. Keating, our President and Chief Executive Officer, is not independent because of his position as an executive officer. Our remaining directors, Gary A. Cappeline, Brian R. Hoesterey and Vinay Kumar, are not independent because of their affiliations with AEA. However, on December 31, 2018, Mr. Cappeline retired from AEA and, accordingly, we expect that our Board will determine that Mr. Cappeline is an independent director.

Board Leadership Structure

We currently separate the roles of Chief Executive Officer and Chairman of the Board. These positions are currently held by Ron C. Keating, as our Chief Executive Officer, and Martin J. Lamb, an independent director, as Chairman of our Board. We believe this leadership structure is appropriate for our Company due to the differences between the two roles. The Chief Executive Officer is responsible for setting our strategic direction, providing day-to-day leadership and managing our business, while the Chairman of the Board provides guidance to the Chief Executive Officer, chairs Board meetings, sets the agendas for meetings of our Board and provides information to the members of our Board in advance of such meetings. As a result of this Board leadership structure, our Chief Executive Officer is able to focus on developing and implementing our Company’s business strategies and objectives, and the Chairman is able to provide independent oversight of our Company and serve as an independent liaison between our management and the members of our Board. Due to Mr. Lamb’s significant prior experience as a chief executive and non-executive director, we believe Mr. Lamb is well-suited to serve in his leadership role as Chairman. The Board recognizes that there is no single, generally accepted approach to providing Board leadership and that the Board’s leadership structure may vary in the future as circumstances warrant. In October 2018, we amended our Corporate Governance Guidelines to require our non-management directors to designate a Lead Independent Director if the positions of Chairman of the Board and Chief Executive Officer are combined.

Board Oversight of Risk Management

Our full Board is engaged in risk oversight directly as well as by delegating responsibility for oversight of certain risk categories to its standing committees, based on the committee’s expertise. The risk areas identified by the Company

18  Evoqua Water Technologies Corp. 2019 Proxy Statement

include, but are not limited to, competitive, economic, operational, financial (accounting, credit, liquidity and tax), legal, regulatory, compliance and reputational risks. To facilitate the Board’s and each committee’s oversight function, the Board and each committee meet in executive sessions with key management personnel and representatives of outside advisors to gather information in their respective principal areas of focus about how critical risks are identified, assessed and managed, and management’s risk mitigation strategies.

Areas of Oversight

Full Board	Strategic risks and operating risks; has oversight of development of the Company’s strategic and operating plans and execution of those plans through regular review of the Company’s operating performance

Audit Committee	Auditing, accounting and financial reporting processes and systems of internal controls implemented by management, including the internal audit function; legal and regulatory risks

Compensation Committee	Executive compensation arrangements for executive officers including corporate goals and objectives that affect the amount of compensation earned by our Chief Executive Officer and executive leadership team, the specific relationship of corporate performance to executive officer compensation and performance targets; management of human capital; oversight of director compensation arrangements

Nominating and Corporate Governance Committee	Corporate governance policies, including oversight of the Company’s Code of Ethics and Business Conduct; monitoring the composition and effectiveness of our Board and each of its standing committees; succession planning for our Board, its standing committees and executive management

In addition, our Chief Executive Officer’s membership on, and collaboration with, the Board allows him to gauge whether management is providing adequate information for the Board to understand the interrelationship of our various business and financial risks. Mr. Keating is available to the Board to address any questions from other directors regarding executive management’s ability to identify and mitigate risks and weigh them against potential rewards. Management also conducts an enterprise-wide risk management program that is designed to bring to the Board’s attention the Company’s most material risks for evaluation, including strategic, operational, financial and reputational risks. The Board and its committees work with management, our independent and internal auditors, as well as other external advisors, to incorporate enterprise-wide risk management into corporate strategy and business operations.

Corporate Social Responsibility

Evoqua and our brands have been leaders in protecting water, preserving the environment and supporting our employees who bring our purpose and vision to life every day. We are committed to maintaining a best-in-class Anti-Corruption Program and strive to make continuous improvements, ensuring we have effective preventative and detective controls in place to address misconduct. Our values provide a framework for how we operate as a business and engage as individuals with our colleagues, customers, partners and communities. These shared values are intrinsically woven into the fabric of our corporate culture. They reflect Evoqua’s dedication to sustainability and inspire us to continue developing solutions for the world’s most complex water challenges. Below are examples of programs and practices that reflect our values and principles:

•

Our Environment, Health and Safety Program, designed to minimize production defects (and thereby decrease generation of wastes) and environmental impacts and to prevent unsafe conditions in our workplaces;

•	Resource conservation practices in our operations and the processes we manage for our customers;

•	Our Ethics and Compliance Program and Anti-Corruption Program, to safeguard the trust placed in us by our customers and the communities where we work and live;

Evoqua Water Technologies Corp. 2019 Proxy Statement  19

•

Our Supply Chain Protocol, to help us select suppliers that conform to our Supplier Code of Conduct, i.e., share our commitment to comply with all applicable laws, prohibit corruption, respect basic human rights of employees, prohibit child labor, mitigate the risk of slavery and human trafficking in our supply chain, take responsibility for the health and safety of employees, and promote these standards down the supply chain to lower-tier contractors or suppliers; and

•

Employment practices that promote equal opportunities for, and treatment of, employees, irrespective of race, color, religion, sex, national origin, age, disability, genetic information, gender identity or expression or veteran status and that respect the personal dignity and rights of each individual, allowing for a safe, comfortable and professional work environment.

More information about our corporate social responsibility efforts is included in our 2018 Sustainability Report available on the “About Us—Sustainability” page of our website at http://www.evoqua.com.

Director Selection Process

The Nominating and Corporate Governance Committee is responsible for identifying and evaluating potential director candidates, reviewing the composition of the Board and committees of the Board and making recommendations to the full Board on these matters, subject to AEA’s right to nominate directors to the Board. Perrodically during the year, the Nominating and Corporate Governance Committee monitors the mix of specific experience, qualifications and skills of our directors in order to assure that the Board, as a whole, has the necessary tools to perform its oversight function effectively in light of the Company’s business and structure. Before recommending to the Board the nomination of incumbent directors for election by our stockholders, the Nominating and Corporate Governance Committee also considers:

•	The types of qualifications, qualities, skills and other expertise we seek in all of our directors, as generally described above under “Proposal 1—Election of Class I Directors”;

•	Suitability of the incumbent director for continued service as a director;

•

Input from Board and Nominating and Corporate Governance Committee discussions regarding the specific backgrounds, skills and experiences that would contribute to effectiveness of the Board overall or individual committees;

•	Attendance and preparedness of the incumbent directors at Board and committee meetings;

•	Changes in the incumbent directors’ primary employer or a change in the nature of the incumbent directors’ employment, and any circumstance that would create a conflict of interest with the Company;

•	Overall contributions to the Board;

•	Needs of the Company; and

•	Our Corporate Governance Guidelines and any applicable laws.

Over the past year, the Nominating and Corporate Governance Committee has retained a third-party leadership consulting firm to assist us with identifying and evaluating potential candidates to fill vacancies on our Board. As we seek to attract highly qualified director candidates having a diversity of strengths, experiences and viewpoints, we have adopted a formal policy to include diverse individuals, including women and minorities, in each pool of potential candidates. Notably, our most recent director search, which resulted in the appointment of Lynn C. Swann to our Board, focused on seeking out diverse candidates to include in the pool of director nominees.

Stockholders may also nominate directors for election at the Company’s annual meeting of stockholders by following the provisions set forth in the Company’s Third Amended and Restated Bylaws, whose qualifications the Nominating and Corporate Governance Committee will consider in the same manner. For information on recommending a candidate for nomination as a director at future annual meetings of stockholders, see “Questions and Answers About the Proxy Materials and the Annual Meeting—What is the deadline for stockholders to propose actions for consideration at the

20  Evoqua Water Technologies Corp. 2019 Proxy Statement

annual meeting of stockholders for the fiscal year ending September 30, 2019?” in this Proxy Statement. Additionally, our bylaws permit candidates to be nominated in accordance with the stockholders’ agreement, dated as of December 11, 2014, entered into by the Company, AEA and certain stockholders (the “Stockholders’ Agreement”). Among other things, the Stockholders’ Agreement provides that for so long as certain affiliates of AEA hold an aggregate of at least 10% of our outstanding common stock, AEA shall be entitled to nominate at least one individual for election to our Board, and our Board and Nominating and Corporate Governance Committee shall nominate and recommend to our stockholders that such individual be elected to our Board, and certain of our stockholders have entered into voting proxies in which they have agreed to vote all of their shares to elect such individual to our Board. In general, these voting proxies will continue in effect for two years following the closing of our initial public offering, so long as certain affiliates of AEA hold an aggregate of at least 20% of our outstanding common stock. Certain of these stockholders have also agreed to irrevocably appoint AEA as its proxy to vote all of their shares of our common stock with respect to the election of any member of our Board, and in the aggregate, AEA and these other stockholders beneficially own more than 50% of our outstanding common stock. See “Certain Relationships and Related Party Transactions—Transactions with AEA—Stockholders’ Agreement and Voting Proxies” for a description of AEA’s right to nominate directors.

Annual Board and Committee Evaluations

As reflected in our Corporate Governance Guidelines and the charters of each of our standing committees, our Board believes it is important to strive to improve the effectiveness of our Board and each standing committee. Our Board and each Committee will conduct a self-evaluation at least annually under the supervision of our Nominating and Corporate Governance Committee. For our first year as a public company, the self-evaluations will be administered by soliciting feedback from directors through written questionnaires relating to the Board as a whole and to each Committee on which the director serves, and then discussing the feedback during a subsequent evaluation session. The Board questionnaire is designed to gather suggestions for improving Board effectiveness and to solicit input on a range of issues, including Board operations, Board and committee structure and dynamics, the flow of information from management and agenda topics, and the questionnaires for the standing committees are primarily designed to solicit input on the effectiveness of the committee in performing according to its charter.

Meetings of the Board and Committees

During the fiscal year ended September 30, 2018, the Board held seven telephonic and in-person meetings. All of the directors who served during the fiscal year ended September 30, 2018 attended at least 75% of the total meetings of the Board and each of the Board committees on which such directors served during their respective tenures. Directors are expected to make best efforts to attend all Board meetings, all meetings of the committee or committees of the Board of which they are a member and the annual meeting of stockholders.

Pursuant to our Corporate Governance Guidelines, our Board currently plans to hold at least four meetings each year, with additional meetings to occur (or action to be taken by unanimous consent, either in writing or by electronic transmission) at the discretion of the Board.

Executive Sessions of Non-Management Directors

Pursuant to our Corporate Governance Guidelines, in order to ensure free and open discussion and communication among the non-management directors of the Board, the non-management directors meet in executive session at most Board meetings with no members of management present. In accordance with our Corporate Governance Guidelines, the non-management directors have designated our Chairman of the Board, Martin J. Lamb, as the director who is responsible for presiding over executive sessions of non-management directors.

Communications with the Board

Any interested parties wishing to communicate with, or otherwise make his or her concerns known directly to the Board or chairperson of any of the Audit, Compensation, and Nominating and Corporate Governance Committees, or to the non-management or independent directors as a group, may do so by addressing such communications or concerns to the General Counsel and Secretary of the Company, 210 Sixth Avenue, Pittsburgh, Pennsylvania 15222. The General Counsel

Evoqua Water Technologies Corp. 2019 Proxy Statement  21

and Secretary will forward such communications to the appropriate party as soon as practicable. Such communications may be done confidentially or anonymously.

Committees of the Board

The Board has an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee, as described below. As permitted by the NYSE listing standards, because we qualify as a “controlled company,” our Compensation Committee and our Nominating and Corporate Governance Committee are currently not composed entirely of independent directors. Our Audit Committee consists entirely of independent directors. Each of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee operates under a written charter approved by the Board, copies of which are available on our website at aqua.evoqua.com/corporate-governance.

Audit Committee

The members of the Audit Committee are Peter M. Wilver, as Chairman, Nick Bhambri and Lynn C. Swann. Effective October 31, 2018, Gary A. Cappeline resigned from the Audit Committee due to his role at AEA and consideration of the requirement that the Audit Committee be composed solely of independent directors within one year after the Company’s IPO. Mr. Wilver qualifies as our “audit committee financial expert” within the meaning of regulations adopted by the SEC. The Audit Committee recommends the annual appointment of, and reviews the independence of, auditors and reviews the scope of audit and non-audit assignments and related fees, the results of the annual audit, accounting principles used in financial reporting, internal auditing procedures, the adequacy of our internal control procedures, related party transactions and investigations into matters related to audit functions. The Audit Committee is also responsible for overseeing risk management on behalf of our Board. See “—Board Oversight of Risk Management.” Our Audit Committee consists entirely of independent directors.

The charter of the Audit Committee permits the committee to, in its discretion, delegate its duties and responsibilities to one or more subcommittees as it deems appropriate and to the extent permitted by applicable law.

Our Audit Committee met eight times during the fiscal year ended September 30, 2018.

Compensation Committee

The members of the Compensation Committee are Brian R. Hoesterey, as Chairman, Gary A. Cappeline, Vinay Kumar and Martin J. Lamb. The principal responsibilities of the Compensation Committee are to review and approve matters involving executive and director compensation, recommend changes in employee benefit programs, authorize equity and other incentive arrangements, and authorize our Company to enter into employment and other employee related agreements. Because we are a “controlled company” within the meaning of the NYSE listing standards, our Compensation Committee is currently not composed entirely of independent directors.

The charter of the Compensation Committee permits the committee to, in its discretion, delegate its duties and responsibilities to a subcommittee of the Compensation Committee as it deems appropriate and to the extent permitted by applicable law. All proposed delegations of duties of must be adopted by a resolution of the Compensation Committee and reviewed for compliance with the corporate governance standards of the NYSE, the rules and regulations of the SEC and Delaware corporate law. During the fiscal year ended September 30, 2018, the Compensation Committee engaged Pearl Meyer & Partners LLC (“Pearl Meyer”) as its compensation consultant until July 2018, and thereafter engaged Meridian Compensation Partners, LLC (“Meridian”) in such capacity.

Our Compensation Committee met five times during the fiscal year ended September 30, 2018.

Nominating and Corporate Governance Committee

The members of the Nominating and Corporate Governance Committee are Vinay Kumar, as Chairman, Gary A. Cappeline, Judd A. Gregg and Brian R. Hoesterey. The Nominating and Corporate Governance Committee assists our

22  Evoqua Water Technologies Corp. 2019 Proxy Statement

Board in identifying individuals qualified to become Board members, makes recommendations for nominees for committees and develops, recommends to the Board and reviews our corporate governance principles. Because we are a “controlled company” within the meaning of the NYSE listing standards, our Nominating and Corporate Governance Committee is currently not composed entirely of independent directors. The charter of the Nominating and Corporate Governance Committee permits the committee to, in its sole discretion, delegate its duties and responsibilities to one or more subcommittees as it deems appropriate and to the extent permitted by applicable law.

Our Nominating and Corporate Governance Committee met three times during the fiscal year ended September 30, 2018.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves, or in the past year has served, as a member of the board of directors or compensation committee (or other committee performing equivalent functions) of any entity that has one or more executive officers serving on our Board or Compensation Committee. No interlocking relationship exists between any member of our Compensation Committee (or other committee performing equivalent functions) and any executive, member of the board of directors or member of the compensation committee (or other committee performing equivalent functions) of any other company.

No Hedging Policy

The Company’s Securities Trading Policy prohibits all directors and executive officers of the Company from effecting short sales, put options, call options or transactions in other derivative securities, holding securities in a margin account or otherwise pledging securities as collateral for a loan or hedging or similar monetization transactions with respect to the Company’s common stock.

Evoqua Water Technologies Corp. 2019 Proxy Statement  23

Director Compensation

The Company does not currently pay cash compensation to its directors who are employed by either the Company or AEA for their services as directors. On February 26, 2018, the Board adopted the Company’s Non-Employee Director Compensation Policy, pursuant to which each director who is not employed by either the Company or AEA (each such director, an “Outside Director”) receives an annual retainer of $70,000, paid quarterly in arrears. The chairperson of the Board receives an additional annual retainer of $60,000, paid quarterly in arrears. The chairpersons of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee receive additional annual retainers of $20,000, $15,000 and $10,000, respectively, in each case paid quarterly in arrears. Non-chairperson members of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee receive additional annual retainers of $10,000, $7,500 and $5,000, respectively, in each case paid quarterly in arrears. All annual retainers are paid on a calendar year basis. In addition, each Outside Director receives a fee of $1,000 for each meeting attended in excess of six per calendar year.

On the date of each annual stockholder meeting of the Company, subject to each Outside Director’s continued service on the Board following such annual stockholder meeting and approval by the Compensation Committee, such Outside Director is granted an equity award under the Equity Incentive Plan comprised of restricted stock units in respect of the Company’s common stock valued at approximately $100,000 and subject to one-year vesting, such that 100% of the restricted stock units vests on the first anniversary of the date of grant (the “Annual Equity Grant”). If an Outside Director joins the Board at a time other than effective as of the first day of the calendar year, the Annual Equity Grant is prorated based on the number of full calendar quarters served in the calendar year in which such Outside Director commences service on the Board.

The award agreement evidencing the Annual Equity Grant sets forth the terms and conditions applicable to such award upon termination of service, which shall be determined by the Board, in its discretion, at the time the award is granted or at any time thereafter. Upon termination of service due to death, disability or mandatory retirement, the Annual Equity Grant, to the extent not already vested, fully vests as of the date of such termination of service. For purposes of the Non-Employee Director Compensation Policy, “mandatory retirement” means a compulsory retirement defined to be effective as of the day prior to the date of the next occurring annual meeting of the stockholders of the Company following the date on which an Outside Director has attained 75 years of age.

Outside Directors are able to participate in a deferred compensation plan which provides them with an opportunity to defer up to 100% of their cash retainer and/or 100% of their equity retainer until the earliest of separation from the Board, death, a specified future date and a change in control of the Company.

We established stock ownership guidelines for all non-employee directors in December 2017. Under the guidelines, within five years of their appointment to the Board, each non-employee director is required to own shares of our stock with a value equal to five times the portion of the annual retainer that is paid in cash.

24  Evoqua Water Technologies Corp. 2019 Proxy Statement

Shown below is information regarding the fiscal 2018 compensation for each member of the Board other than Mr. Keating, whose compensation is reported in the Summary Compensation Table. (See “Compensation of the Named Executive Officers—Summary Compensation Table” in this Proxy Statement.)

Fiscal 2018 Non-Management Director Compensation

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)	Stock Awards ($)	Total ($)
Nick Bhambri	65,000	—(1)	99,994(2)	164,994
Gary A. Cappeline	—	—	—	—
Judd A. Gregg	58,250	—(3)	99,994(2)	158,244
Brian R. Hoesterey	—	—	—	—
Ron C. Keating	—	—	—	—
Vinay Kumar	—	—	—	—
Martin J. Lamb	106,125	—(4)	99,994(2)	206,119
Lynn C. Swann(5)	26,607	—	74,995(2)	101,602
Peter M. Wilver(6)	70,500	—	99,994(2)	170,494

(1)	Mr. Bhambri holds 179,807 options, which are fully vested.
(2)

Each of Messrs. Bhambri, Gregg, Lamb and Wilver holds 4,789 and Mr. Swann holds 3,968 restricted stock units, which will vest in full on February 28, 2019. Mr. Gregg elected to defer 100% of his equity retainer under the deferred compensation plan, and no above-market or preferential earnings were earned with respect to the value attributable to Mr. Gregg’s deferred restricted stock units.

(3)	Mr. Gregg was originally granted 179,807 options, of which 144,607, which are fully vested, remain outstanding.
(4)	Mr. Lamb was originally granted 359,614 options, of which 89,903, which are fully vested, remain outstanding.
(5)	Mr. Swann commenced services as a director on May 21, 2018.
(6)	Mr. Wilver commenced services as a director on January 9, 2018.

Evoqua Water Technologies Corp. 2019 Proxy Statement  25

Executive Officers

We provide information below regarding our executive officers as of January 1, 2019:

Name	Age	Position
Executive Officers:
Ron C. Keating*	50	President, Chief Executive Officer and a Director
Benedict J. Stas	51	Executive Vice President, Chief Financial Officer & Treasurer
Rodney O. Aulick	51	Executive Vice President, Integrated Solutions & Services Segment President
Snehal A. Desai**	55	Executive Vice President, Chief Growth Officer and Applied Product Technologies Segment Interim President
Vincent Grieco	50	Executive Vice President, Secretary and General Counsel
James M. Kohosek	60	Executive Vice President, Chief Administrative Officer
Anthony J. Webster	50	Executive Vice President, Chief Human Resources Officer

*	For Mr. Keating’s biography, see “Our Board of Directors — Class II Directors (Terms Expiring in 2020).”
**	Effective December 5, 2018, Mr. Desai was appointed as Applied Product Technologies Segment Interim President.

Benedict J. Stas has served as our Executive Vice President, Chief Financial Officer and Treasurer since March 2015. Prior to joining Evoqua, Mr. Stas held a variety of senior financial and business roles at Kennametal Inc. (NYSE: KMT), a supplier of tooling and industrial materials, from 1997 to 2015, including roles as Vice President Finance of Business Groups from 2010 to 2013 and as Vice President of Manufacturing for the Industrial Segment from 2014 to 2015. While at Kennametal Inc., Mr. Stas also served as Chief Financial Officer of the Industrial Business Group, Chief Financial Officer of Kennametal Europe GmbH, Director of Global Manufacturing Finance, Controller of Metalworking Americas, and Senior Financial Analyst for Global Financial Sales and Marketing from 1997 to 1999. Prior to joining Kennametal Inc., Mr. Stas worked for DuPont Co., as a Plant Controller, Accountant and Team Leader, from 1991 to 1997. Mr. Stas received an M.B.A. from Duquesne University and received a B.S. in Business Administration from Drexel University.

Rodney O. Aulick became our Executive Vice President, Integrated Solutions & Services Segment President in October 2018 as a result of the reorganization of our business from a three-segment structure to a two-segment operating model. Prior to our segment realignment, Mr. Aulick served as our Executive Vice President, Industrial Segment President from October 2015 to October 2018, and as president of our former Products & Technologies Division from June 2014 to October 2015. Mr. Aulick began his career in the water treatment industry in 1997 at Chem-Aqua, a specialty chemical company in water treatment, where he held the position of regional manager. He subsequently joined USFilter Corporation, a predecessor of Evoqua, as a field services regional manager in 2001 and succeeded to positions of increasing responsibility at USFilter Corporation and its successor Siemens Water Technologies, including as Vice President of the Light Industry Segment from 2008 to 2011 and the Industrial Equipment Division from 2011 to 2014. Mr. Aulick attended Northwestern University, Kellogg School of Management’s Executive Management Program from 2001 to 2003.

Snehal A. Desai has served as our Executive Vice President, Chief Growth Officer since January 2018 and was appointed as Applied Product Technologies Segment Interim President as of December 5, 2018. Prior to joining Evoqua, Mr. Desai was the global business director for Dow Water & Process Solutions. Earlier in his career at Dow, where he worked for more than 20 years across two periods, Mr. Desai held various positions in sales, marketing, business development, and technical service and development. Prior to joining Dow, Mr. Desai led commercial and business development for Segetis, and was vice president and chief marketing officer of NatureWorks LLC. Mr. Desai currently serves on the board of directors of US Water Alliance. Mr. Desai received a B.A. in Chemistry and Chemical Engineering from the University of Michigan and an M.B.A. from the Kellogg Graduate School of Management at Northwestern University.

26  Evoqua Water Technologies Corp. 2019 Proxy Statement

Vincent Grieco has served as our Executive Vice President, Secretary and General Counsel since January 2015. Mr. Grieco was appointed as acting General Counsel at the inception of our Company in January 2014 after working the majority of his career in the water treatment industry. He joined USFilter Corporation in January 2003 as Senior Counsel and, following the acquisition of USFilter Corporation by Siemens Corp. in 2004, continued as legal counsel to Siemens Water Technologies, the group of legal entities comprising the predecessor to Evoqua. Prior to joining USFilter Corporation, Mr. Grieco was a member of the business and finance section of Morgan Lewis & Bockius LLP from 1997 to 2002 and at Dickie, McCamey & Chilcote, P.C. from 1993 to 1997. Mr. Grieco received a J.D. from the University of Virginia School of Law and received a B.S. in Economics from St. Vincent College.

James M. Kohosek has served as our Executive Vice President, Chief Administrative Officer since January 2018. Since joining Evoqua in January 2016, Mr. Kohosek has held various leadership roles, including president of our former Products & Technologies Division and Business Operations (January 2017 to December 2017); Vice President and General Manager, Wallace & Tiernan® Systems brand (June 2016 to December 2016); and Vice President, Strategy (January 2016 to May 2016). Prior to joining Evoqua, Mr. Kohosek was employed in senior management positions at global industrial and manufacturing companies. From 2008 to 2015, Mr. Kohosek was employed at Kennametal Inc. (NYSE: KMT) as VP of Kennametal and President, Infrastructure Division and as Vice President of the Transportation Business Unit and General Industrial Business Unit and as Chief Financial Officer of the Advanced Materials Group. Mr. Kohosek also was Vice President and Chief Financial Officer, Industrial Technologies Sector of Ingersoll Rand plc (NYSE: IR) from 2002 to 2007 and President of Westinghouse Communications from 1998 to 2001. Mr. Kohosek received a B.S.B.A. in Accounting and a B.S.B.A. in Finance, both from Shippensburg University.

Anthony J. Webster has served as our Executive Vice President, Chief Human Resources Officer since March 2016. Prior to joining Evoqua, Mr. Webster served as Vice President of Human Resources, Europe & Americas, for Glaxo Smith Kline Consumer Health, a joint venture between Novartis and Glaxo Smith Kline plc, from 2015 to 2016 and as Senior Vice President and Global Head of Human Resources for Novartis Consumer Health (NYSE: NVS) from 2011 to 2015. Mr. Webster has held senior human resources roles with numerous companies, including as Regional Vice President, Human Resources, EMEA for Bristol-Myers Squibb from 2008 to 2011; as Senior Director, Research & Development for Bristol-Myers Squibb from 2006 to 2008; as Director, Human Resources, Latin America & Canada for Bristol-Myers Squibb from 2004 to 2006; as Director, Global Business Support Functions for Mead Johnson Nutritionals from 2001 to 2004; in senior human resources and labor relations management capacities for Phelps Dodge Corporation from 1994 to 2001; and as Manager, Human Resources for Consolidation Coal Co. from 1992 to 1994. Mr. Webster received a B.S. in Business Administration and received an M.S. in Industrial and Labor Relations from West Virginia University.

Evoqua Water Technologies Corp. 2019 Proxy Statement  27

Proposal 2—Advisory Vote on Executive Compensation

The Board is providing the Company’s stockholders with the opportunity to cast an advisory vote on our executive compensation program, as required by Section 14A of the Exchange Act. This proposal is commonly known as a “say on pay” proposal.

The section of this Proxy Statement entitled “Compensation Discussion and Analysis” describes the Company’s executive compensation program. Our executive compensation program is designed to provide opportunities for our named executive officers to earn incentive compensation based on the achievement of company performance goals balanced with compensation elements intended to retain our management talent over the long term. Having become a public company in November 2017, beginning in fiscal year 2018 we have been implementing certain changes to our named executive officers’ compensation packages to more closely align them with current public company market practices. As part of this strategy, we utilize an appropriate mix of fixed and variable compensation elements, including salary, short-term annual incentives and long-term incentives, to retain and motivate our named executive officers. We encourage you to review the section of this Proxy Statement entitled “Compensation Discussion and Analysis” for additional details.

Under our Third Amended and Restated Bylaws, the below resolution will be approved if the votes cast “FOR” its approval exceed the votes cast “AGAINST” its approval. Abstentions will have the same effect as a vote “AGAINST” the proposal. Non-votes by brokers, banks and other nominee holders of record will not be counted as votes “FOR” or “AGAINST” the below resolution.

The Board recommends that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers as follows:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including in the Compensation Discussion and Analysis, the compensation tables and related narrative disclosure, is hereby approved on an advisory basis.

As an advisory vote, this proposal is not binding on the Company. However, the Compensation Committee and the Board value the opinions expressed by the Company’s stockholders on this issue and will consider the outcome of this vote when making future compensation decisions for the named executive officers.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” PROPOSAL 2 TO APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED PURSUANT TO THE SEC’S COMPENSATION DISCLOSURE RULES.

28  Evoqua Water Technologies Corp. 2019 Proxy Statement

Proposal 3—Advisory Vote on the Frequency of Advisory Votes on Executive Compensation

As required by Section 14A of the Exchange Act, we are seeking our stockholders’ views on how frequently we should hold future advisory “say on pay” votes with regard to the compensation of our named executive officers, as demonstrated by Proposal 2 of this Proxy Statement. Section 14A of the Exchange Act provides that stockholders must be given the opportunity to vote, on a non-binding and advisory basis, to express their preference as to whether a “say on pay” advisory vote should occur every year, every two years or every three years. This Proposal 3 asks stockholders to submit their “say on pay” frequency preference (having a choice of: every one year, every two years or every three years), or stockholders may abstain from voting on the proposal.

Under our Third Amended and Restated Bylaws, the frequency of “EVERY ONE YEAR,” “EVERY TWO YEARS” or “EVERY THREE YEARS” that receives the greatest number of votes cast by the stockholders present in person or by proxy, will be deemed to be the frequency preferred by the stockholders. Abstentions will have no effect on the vote. Non-votes by brokers, banks and other nominee holders of record will not be counted as votes for or against the above resolution.

After careful consideration, including consideration of the recommendation of Meridian with respect to the frequency of future “say on pay” votes, it is the opinion of the Board that an advisory “say on pay” vote every year is the most appropriate option for us because it will allow our stockholders to provide more frequent, direct input on our compensation policies and practices, and the resulting compensation for our named executive officers. Stockholders will have the annual opportunity to consider the effectiveness of our overall compensation philosophy, policies and practices in the context of our pay for performance policy and focus on improving long-term business results, and to provide direct feedback to us in a timely way. An advisory “say on pay” vote every year will also provide the most effective time frame for the Company to respond to vote results and stockholder feedback. Finally, the Board believes an annual advisory stockholder vote promotes corporate transparency.

Accordingly, the Board has determined that an advisory “say on pay” vote shall be held every year, subject to approval by stockholders of such frequency. As an advisory vote, the result of the vote is not binding. However, the Board values the opinions of our stockholders in their vote on this matter, and therefore, if the frequency approved by our stockholders is not every year, the Board will again consider the appropriate frequency of the advisory “say on pay” vote, taking into account the outcome of the advisory stockholder vote.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE TO HOLD AN ADVISORY VOTE ON EXECUTIVE COMPENSATION EVERY YEAR, BY THE SELECTION OF “EVERY ONE YEAR” FOR PROPOSAL 3.

Evoqua Water Technologies Corp. 2019 Proxy Statement  29

Executive Compensation

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

Evoqua’s vision is to be the world’s first choice for water solutions. We recognize that investing in our talent is critical to enabling us to deliver value to our customers and stockholders, and that guides our executive compensation philosophy.

As we work to establish ourselves as a global leader in the water treatment space, we are equally focused on delivering strong operating results on behalf of our stockholders. In 2018, we experienced year-over-year growth in both revenues and adjusted earnings before interest, taxes, depreciation and amortization in the amounts of 7.4% and 4.4%, respectively. However, despite many positive outcomes, we did not meet our own high expectations for the year.

Executive compensation is based on our pay-for-performance philosophy, which emphasizes performance measures that correlate closely with the achievement of both shorter-term performance objectives and longer-term shareholder value creation. As we continue to focus on delivering profitable growth, we have taken steps within our compensation practices designed to further align the interests of our senior leadership with the interests of our stockholders. In 2018, we introduced an equity component into our short-term annual incentive program and implemented stock ownership guidelines, each discussed in further detail below. Additionally, for 2019, we have incorporated a free cash flow metric into management’s short-term annual incentive program, emphasizing the importance of free cash flow as a tool to allow us to reduce debt and invest in high return capital projects and tuck-in acquisition opportunities.

Executive Compensation Practices

WHAT WE DO

Pay for Performance. Approximately 63-79% of our executives’ compensation is dependent on Company performance.	Robust Stock Ownership Guidelines. We have stock ownership guidelines for executive officers.

Annual “Say on Pay” Vote. We seek an annual non-binding advisory vote from our stockholders to approve compensation paid to our NEOs as disclosed in our proxy statement.	Independent Compensation Consultant. The Compensation Committee retains an independent compensation consultant and reassesses independence annually.

WHAT WE DON’T DO

Hedging/Pledging of Company Stock. We prohibit our officers, directors, and employees from hedging, margining, pledging, short-selling or publicly trading options in our stock.	Excessive Perquisites. We do not provide reimbursement to our NEOs for any perquisites beyond a prescribed limited cap.

Dividends on Unvested Equity Awards. We do not pay dividends on unvested equity awards, including options, restricted stock and performance shares.	Repricing or Exchange of Underwater Options. We prohibit share repricing without stockholder approval.

30  Evoqua Water Technologies Corp. 2019 Proxy Statement

The discussion that follows describes the fiscal 2018 executive compensation program for the named executive officers listed below:

Name	Title
Ron C. Keating	President, Chief Executive Officer and a Director
Benedict J. Stas	Executive Vice President, Chief Financial Officer & Treasurer
Anthony J. Webster	Executive Vice President, Chief Human Resources Officer
Rodney O. Aulick	Executive Vice President, Integrated Solutions & Services Segment President
Kenneth A. Rodi*	Executive Vice President, Applied Product Technologies Segment President

*	Effective December 31, 2018, Mr. Rodi resigned from Evoqua.

Compensation Philosophy and Objectives

Compensation Principles

Our executive compensation program is designed to attract and retain talent in our industry with the greatest potential to ensure we execute on the Company’s business goals to promote both short- and long-term profitable growth of the Company, and to create long-term stockholder value. To this end, our program is guided by the following principles:

Pay for Performance	A significant portion of an NEO’s total compensation should be at-risk and performance-based with metrics aligned to the Company’s short-term and long-term financial results and business strategy, reflecting the Company’s high-performance culture, accountability and high-growth trajectory.

Stockholder Alignment	NEOs should be compensated through pay elements designed to align directly with the long-term interests of our stockholders, and our executives should share with them in the performance and value of the Company, cultivating ownership of the Company’s vision and strategic direction.

Attraction and Retention	The executive compensation program should provide overall target compensation that is competitive and enables the Company to attract and retain high-caliber talent.

Simplified Approach	The executive compensation program should foster growth and motivation through a straightforward and clear approach to compensation design.

As set forth in Proposal 2 in this Proxy Statement, and as required following its initial public offering, the Company is seeking our stockholders’ view, on an advisory basis, of the compensation program for our NEOs for the first time. The Compensation Committee intends to consider the results of the advisory vote when making compensation design decisions in the future, as deemed appropriate.

Evoqua Water Technologies Corp. 2019 Proxy Statement  31

Principal Components and Mix of Executive Compensation

The principal components of our executive program are: base salary, short-term annual incentives and long-term equity-based incentives.

Compensation Component	Overview	Objectives
Base Salary	Fixed compensation that is reviewed and established at least annually.	To provide our NEOs with a predictable, fixed compensation at a level that is in line with market practice.
Short-Term Annual Incentives	Variable compensation that is based on achievement of Company performance goals.	To reward the NEOs for achieving critical, short-term financial performance goals.
Long-Term Incentives	Variable compensation that is tied to the Company’s long-term growth.	To provide incentives for NEOs to execute on longer-term financial/strategic goals that drive stockholder value creation and support the Company’s retention strategy.

For each NEO, the appropriate mix and amount of compensation depend on the executive’s position and responsibilities. In determining the overall mix of fiscal 2018 compensation for our NEOs, our Compensation Committee considered the competitive market data assembled by Pearl Meyer, its compensation consultant at that time, in order to assess an appropriate allocation between fixed and variable compensation and determine the appropriate levels of each element of compensation.

Oversight of the Compensation Committee

The Compensation Committee is responsible for the oversight of the executive compensation arrangements in place for our executive officers, including our NEOs, and exercises these duties with the overall intent of structuring future compensation in a way that focuses executives on long-term Company growth and aligning the interests of our management team members, including the NEOs, with the interests of our stockholders.

The Compensation Committee has the authority to approve, adopt, administer, interpret, amend, suspend and terminate compensation plans applicable to our executive officers, and meets throughout the fiscal year to assess, revise as appropriate, and ultimately determine the compensation packages for our executive officers. At the request of the Compensation Committee, these meetings are also attended by the Chief Executive Officer, the Chief Human Resources Officer and, for meetings occurring prior to July 2018, a representative of Pearl Meyer or, for meetings occurring beginning in July 2018, a representative of Meridian.

Pearl Meyer was originally engaged by our Board in the third quarter of fiscal 2017, prior to the Company’s initial public offering, and had not previously provided services to the Company. Under its engagement, Pearl Meyer assisted the Board with certain compensation determinations made in connection with and immediately following our becoming a publicly-traded company. In July 2018, the Compensation Committee engaged Meridian as its independent compensation consultant to advise the Compensation Committee on all matters related to executive officer compensation. Specifically, Meridian provides relevant market data, current updates regarding trends in executive compensation, and advice with respect to program design, specific compensation recommendations for the Chief Executive Officer and compensation recommendations made by the Chief Executive Officer for executives other than the Chief Executive Officer. All of the services that Meridian performs for the Company are performed at the request of the Compensation Committee, are related to executive compensation and support the compensation decisions made by the Compensation Committee.

In connection with this engagement, the Compensation Committee considered the independence of Meridian and that of the Meridian senior advisor involved in the engagement in light of SEC rules and NYSE listing standards. In doing so, the Compensation Committee considered all relevant factors, including but not limited to: (1) other services provided to us by Meridian; (2) fees paid by us as a percentage of Meridian’s total revenue; (3) policies or procedures maintained by Meridian that are designed to prevent a conflict of interest; (4) any business or personal relationships between such

32  Evoqua Water Technologies Corp. 2019 Proxy Statement

senior advisor and members of the Compensation Committee; (5) any Company stock owned by Meridian or such senior advisor; and (6) any business or personal relationships between our executive officers and Meridian or such senior advisor. The Compensation Committee discussed these considerations and concluded that the work performed by Meridian and the Meridian senior advisor involved in the engagement does not raise any conflict of interest.

Compensation Program Design Mitigates Risk

The Compensation Committee has reviewed our compensation program to determine if the elements encourage excessive or unnecessary risk-taking that is reasonably likely to have a material adverse effect on the Company. The Compensation Committee believes that the Company’s compensation program offers an appropriate mix of fixed compensation and short- and long-term variable compensation so as to mitigate the motivation to take high levels of business risk. In addition, the Compensation Committee believes that its discretion and authority in making decisions related to executive compensation, the imposition of caps on annual incentives and the implementation of stock ownership guidelines also serve to mitigate risk. As a result, the Compensation Committee believes that our compensation program does not encourage unreasonable risk-taking that is reasonably likely to have a material adverse effect on the Company. In addition, the Company intends to adopt a clawback policy in fiscal 2019 for the recovery of incentive-based compensation from the Company’s current and former executive officers under certain circumstances, which will be implemented in the future as part of applicable incentive-based compensation awards.

Compensation Programs and Fiscal 2018 Compensation Determination Process

Our NEOs receive three forms of compensation—base salary, short-term annual incentive and long-term incentive payments. For purposes of its review of the Company’s compensation program and establishing the appropriate mix and level of pay elements for fiscal 2018, the Compensation Committee worked with Pearl Meyer as its compensation consultant. In connection with this review, Pearl Meyer, while working with management, identified the peer group listed below which the Compensation Committee approved in November 2017 and subsequently referred to as a general comparator group for the purpose of making compensation decisions in fiscal 2018, though no formal benchmarking analysis was utilized.

Fiscal 2018 Peer Group

Advanced Drainage Systems, Inc.	Donaldson Company, Inc.	Mueller Water Products, Inc.
Badger Meter, Inc.	Franklin Electric Co., Inc.	Rexnord Corporation
Calgon Carbon Corporation	Itron, Inc.	SJW Group
Chart Industries, Inc.	ITT Inc.	SPX FLOW, Inc.
Crane Co.	Lindsay Corporation	Watts Water Technologies, Inc.

The Compensation Committee does not maintain any formal policy or formula for allocating the mix of compensation as it believes it is more important to remain flexible to respond to shifts in the marketplace in which the Company must compete to recruit and retain executive talent. Therefore, the Compensation Committee retains the authority to review our NEOs’ compensation periodically and to use its discretion to adjust the mix of compensation and the amount of any element of compensation as it deems appropriate for each NEO.

In fiscal 2018, the Compensation Committee demonstrated this flexibility and responsiveness to Company needs and market conditions by implementing a number of compensation-related programs designed to reflect the Company’s new public company status, increasing the linkage between the long-term interests of our executives and those of our stockholders and emphasizing the Company’s focus on tying meaningful portions of executive compensation to Company performance and increased stockholder value over time. These programs and other compensation-related actions, as described more fully below and elsewhere within this Proxy Statement, include making payment of annual bonus awards to executive officers, if earned, in the form of equity-based grants subject to additional service vesting conditions, implementing an annual long-term incentive award program to provide incentives for Company growth and increased value over the next several years, and establishing the executive stock ownership guidelines.

Evoqua Water Technologies Corp. 2019 Proxy Statement  33

The charts below illustrate the allocation of the principal compensation components for our NEOs for fiscal 2018.

Base Salary

We believe that base salary plays an important role in attracting and retaining top executive talent by providing executives with a predictable level of income. Base salaries represent a fixed portion of our NEOs’ compensation and vary, principally based on job responsibility. The Compensation Committee reviews our NEOs’ base salaries annually, though it may also make periodic base salary adjustments in connection with an NEO’s promotion or change in job responsibility or when otherwise necessary for equitable reasons. In connection with its review and determination of base salaries, the Compensation Committee considers, among other factors it considers relevant, market data, the level of the executive’s compensation (individually and relative to the other executives), the length of the executive’s tenure, the level of the executive’s performance and, for the base salaries of executives other than our Chief Executive Officer, the recommendations of our Chief Executive Officer.

The following table sets forth our NEOs’ annual base salaries as of October 1, 2017 (the beginning of the Company’s fiscal 2018). The Compensation Committee’s annual review of base salary, as described above, generally occurs on a calendar-year cycle and, in December 2017, the Compensation Committee approved increases to base salary for each of the NEOs as set forth in the table below, which increases took effect on December 25, 2017.

Named Executive Officer	Base Salary as of October 1, 2017 ($)	Base Salary as of September 30, 2018 ($)
Ron C. Keating	787,969	827,367
Benedict J. Stas	390,000	410,000
Anthony J. Webster	358,750	367,719
Rodney O. Aulick	330,000	375,000
Kenneth A. Rodi	358,750	367,719

34  Evoqua Water Technologies Corp. 2019 Proxy Statement

Short-Term Annual Incentives

The Company maintains the Evoqua Management Incentive Plan under the Evoqua Water Technologies Corp. Annual Incentive Plan (the “AIP”) to provide incentive compensation to the Company’s executives, including our NEOs, aimed at driving the Company’s annual performance by linking variable compensation to Company performance, with achievement measured against Company-wide Adjusted EBITDA goals (“Evoqua Global Adjusted EBITDA”), Company-wide sales goals (“Evoqua Global Sales”) and Segment Adjusted EBITDA goals as appropriate based on responsibility. These performance metrics were selected in combination to incentivize profitable growth and to support the goals of the AIP’s design to align executives’ interests with our strategic goals, promote the maximization of Company profitability and encourage teamwork. In fiscal 2018, each of our NEOs was eligible to earn an annual bonus under the AIP, subject to the conditions described below.

Under the AIP, an annual bonus pool is established and funded based solely on the Compensation Committee’s determination that at least 85% of the Evoqua Global Adjusted EBITDA goal for the relevant fiscal year has been achieved. For Messrs. Keating, Stas and Webster, the annual bonus payment for fiscal 2018 was based on achievement of the Evoqua Global Adjusted EBITDA goal (70%) and the Evoqua Global Sales goal (30%). For Messrs. Aulick and Rodi, the annual bonus payment for fiscal 2018 was based on achievement of Segment Adjusted EBITDA (for Mr. Aulick, 50% based on Industrial Adjusted EBITDA; for Mr. Rodi, 50% based on Products Adjusted EBITDA), the Evoqua Global Adjusted EBITDA goal (20%) and the Evoqua Global Sales goal (30%).

The table below sets forth payment amounts (expressed as a percentage of target bonus) that may be earned with respect to each of the performance metrics applicable to our NEOs.

Performance Metric	Actual Performance and Payment Amount
Evoqua Global Adjusted EBITDA

•  If Evoqua Global Adjusted EBITDA is less than 85% of target Evoqua Global Adjusted EBITDA, no payment is earned for any metric.

•  An achievement of 85% of Evoqua Global Adjusted EBITDA will earn 25% of target bonus for this metric.

•  If Evoqua Global Adjusted EBITDA is between 85%-100% of target Evoqua Global Adjusted EBITDA, for every 1% increase in performance below target, an additional 5% of target bonus will be earned for this metric.

•  If Evoqua Global Adjusted EBITDA is between 100%-120%, for every 1% increase in performance above target, 3% of target bonus will be earned for this metric. An achievement of 120% of Evoqua Global Adjusted EBITDA will earn 160% of target bonus, so long as Evoqua Global Sales performance achieves target (as referenced below).

Evoqua Global Sales

•  If Evoqua Global Sales is less than 95% of target Evoqua Global Sales, no payment is earned for this metric.

•  An achievement of 95% of Evoqua Global Sales will earn 20% of target bonus for this metric.

•  If Evoqua Global Sales is between 95%-100% of target Evoqua Global Sales, for every 1% increase in performance below target, an additional 16% of target bonus will be earned.

•  If Evoqua Global Sales is greater than 100%, Evoqua Global Adjusted EBITDA and Segment Adjusted EBITDA metrics can earn above target payments if achieved.

Evoqua Water Technologies Corp. 2019 Proxy Statement  35

Performance Metric	Actual Performance and Payment Amount
Segment Adjusted EBITDA

•  If Segment Adjusted EBITDA is less than 85% of target Segment Adjusted EBITDA, no payment is earned for this metric.

•  An achievement of 85% of Segment Adjusted EBITDA will earn 25% of target bonus.

•  If Segment Adjusted EBITDA is between 85%-100% of target Segment Adjusted EBITDA, for every 1% increase in performance below target, an additional 5% of target bonus will be earned for this metric.

•  If Segment Adjusted EBITDA is between 100%-120%, for every 1% increase in performance above target, 3% of target bonus will be earned for this metric. An achievement of 120% of Segment Adjusted EBITDA will earn 160% of target bonus, so long as Evoqua Global Sales performance achieves target (as referenced above).

The relevant threshold and target goals for fiscal 2018 were as follows:

Applicable to Messrs. Keating, Stas, Webster, Aulick and Rodi	Threshold	Target	Maximum
Evoqua Global Adjusted EBITDA(1) (in millions)	$226.4	$266.3	$319.6
Evoqua Global Sales(1) (in millions)	$1,296.1	$1,364.3	$—

In addition, applicable to Mr. Aulick	Threshold	Target	Maximum
Industrial Adjusted EBITDA(1) (in millions)	$151.3	$178.0	$213.6

In addition, applicable to Mr. Rodi	Threshold	Target	Maximum
Products Adjusted EBITDA(1) (in millions)	$84.3	$99.2	$119.0

(1)

None of Evoqua Global Adjusted EBITDA, Evoqua Global Sales, Industrial Adjusted EBITDA or Products Adjusted EBITDA is a presentation made in accordance with GAAP, and none are intended to present a measure of financial condition superior to those determined under GAAP. The Evoqua Global Adjusted EBITDA metric and goals correlate to Adjusted EBITDA used for financial reporting purposes, and the most directly comparable GAAP measure is Net Income, as referenced in “Management’s Discussion and Analysis—How We Assess the Performance of Our Business” included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2018. The Evoqua Global Sales metric and goals correlate to the revenue from product sales and services line item used for financial reporting purposes (after being adjusted, for purposes of the AIP, on a pro forma basis for revenue attributable to acquisitions). The Industrial Adjusted EBITDA and Products Adjusted EBITDA metrics and goals correlate to Adjusted EBITDA for the Industrial Segment and for the Products Segment, respectively, in each case after being adjusted, for purposes of the AIP, on a pro forma basis for revenue attributable to acquisitions, and the most directly comparable GAAP measures are Operating Profit for the Industrial Segment and for the Products Segment as referenced in “Management’s Discussion and Analysis—Results of Operations—Years Ended September 30, 2018 and September 30, 2017—Segment Results” included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2018.

For fiscal 2018, each of our NEOs was entitled to earn a target bonus equal to a percentage of his base salary, as set forth in the table below.

Name	Target
Ron C. Keating	100%
Benedict J. Stas	70%
Anthony J. Webster	50%
Rodney O. Aulick	60%
Kenneth A. Rodi	60%

36  Evoqua Water Technologies Corp. 2019 Proxy Statement

The annual bonuses under the AIP for our NEOs (subject to funding of the annual bonus pool based on achievement of at least 85% of the Evoqua Global Adjusted EBITDA target) were subject to adjustment by the Compensation Committee, at its discretion, based on the executive’s individual performance and contribution to the Company during the year. In June 2018, as part of the Company’s overall objective of aligning the interests of its executive officers with the interests of stockholders, the Compensation Committee approved payment of the annual bonus award under the AIP for fiscal 2018 earned by each of the NEOs, if any, in the form of restricted stock units (“RSUs”) in lieu of a cash payment. Each NEO would have received RSUs with a value equal to 120% of the amount that would have otherwise been payable in cash to such individual under the AIP for fiscal 2018, subject to a time-vesting condition that would lapse on the one-year anniversary of the date of grant, assuming the recipient’s continued service through the applicable vesting date. Consistent with the Company’s pay-for-performance philosophy and based on Company results, no RSUs were granted (and no other AIP payments were made) because threshold goals under the AIP were not achieved for fiscal 2018. It is expected that in future fiscal years, the Compensation Committee will continue to approve portions of payment of any annual bonuses earned by our NEOs in the form of equity securities subject to time-vesting restrictions.

For fiscal 2019, the Compensation Committee has approved the addition of a new performance metric under the AIP—Free Cash Flow. This new metric has been added under the AIP in support of our focus to drive conversion of the Company’s net earnings into deployable cash. Free cash flow will be a significant focus as we balance investing in high-return projects, strengthening the capital structure and providing the capacity to invest and grow the business.

Long-Term Incentives

The main objectives of maintaining a long-term incentive program are to (1) directly link our executives to increasing stockholder value, (2) incentivize our executives to work towards the achievement of our long-term performance goals, (3) provide the Company a competitive means through which we may better attract able individuals to become executives and (4) retain executives for multiple-year periods by providing them with stock ownership opportunities.

Since 2014, and until our initial public offering, management team members were awarded equity compensation in the form of stock options under the Evoqua Water Technologies Corp. Stock Option Plan (the “Option Plan”). In connection with our initial public offering, the Board adopted the Evoqua Water Technologies Corp. 2017 Equity Incentive Plan (the “Equity Incentive Plan”) which was approved by the Company’s stockholders. Following the completion of our initial public offering, we have granted awards of options and RSUs under the Equity Incentive Plan to employees, including our NEOs, and no longer make new grants under the Option Plan. Grants may be made in the discretion of the Compensation Committee or the Board, upon hire or promotion or otherwise, and, in fiscal 2018, the Company implemented what is intended to be an annual long-term grant program.

As part of the implementation of the long-term incentive award program for fiscal 2018, on April 2, 2018, the NEOs received grants of stock options, as set forth below, that vest in four equal annual installments over a period of four years. As a newly public company, we awarded stock options in order to establish the new long-term incentive program as a mechanism to allow our key employees, including the NEOs, to become stockholders or increase their ownership stake over time with a form of equity-based compensation that is easy to understand and provides a straightforward incentive for employees to be motivated to work toward long-term, sustained Company growth since the potential value of the options increases as the value in the Company increases in the long term as the stock options vest. In this way, the interests of our NEOs align with our stockholders’ interest in stock price appreciation and our NEOs have the opportunity to share in that gain alongside stockholders. The table below sets forth the number of shares underlying options to each of the NEOs as part of the April 2018 grants.

Name	Shares Underlying Stock Option Grant
Ron C. Keating	294,864
Benedict J. Stas	78,739
Anthony J. Webster	33,279
Rodney O. Aulick	49,730
Kenneth A. Rodi	44,204

Evoqua Water Technologies Corp. 2019 Proxy Statement  37

Additionally, in connection with our initial public offering, the Company entered into RSU award agreements (the “IPO RSU Agreements”) with each of our NEOs and certain other key members of management pursuant to which recipients received an award of stock-settled restricted stock units (the “IPO RSUs”). Pursuant to the IPO RSU Agreements, each grantee received a number of IPO RSUs equal to the quotient of (a) such grantee’s “Aggregate Grant Amount” (set forth in such grantee’s IPO RSU Agreement), divided by (b) $20.88 (the closing price of one share of Company common stock as reported on the NYSE on the first day of trading following the effectiveness of the Company’s registration statement). Pursuant to the IPO RSU Agreements, the IPO RSUs will vest and settle in full on the second anniversary of the IPO Date (as defined in the IPO RSU Agreement), generally subject to the grantee’s continued employment through such date with certain exceptions in the event of an involuntary termination of employment or a change in control. The aggregate value of all of the IPO RSUs granted was approximately equal to the value of the shares authorized but unissued under the Option Plan as of immediately prior to our initial public offering. In light of the efforts made by senior management and other employees in connection with our initial public offering and in recognition that grants had previously been made generally on hire or promotion only (rather than on an annual basis), the Compensation Committee determined it was appropriate to grant the IPO RSU awards to reward these employees for their efforts and service as well as to provide motivation for the employees to retain their employment with the Company. The table below sets forth the number of IPO RSUs granted in connection with our initial public offering to each of the NEOs.

Name	Number of IPO RSUs
Ron C. Keating	431,035
Benedict J. Stas	203,545
Anthony J. Webster	57,472
Rodney O. Aulick	95,786
Kenneth A. Rodi	47,893

In fiscal 2019, it is expected that the long-term incentive compensation award program for NEOs will include a combination of restricted stock units and stock options, weighted 50% and 50%, respectively. A restricted stock unit represents a right to receive a share of the Company’s common stock, subject to the recipient’s continued employment, upon the lapse of any applicable vesting restriction. The Compensation Committee believes that granting restricted stock units will bolster the retention value of the overall long-term incentive award program with respect to the Company’s executive officers and key employees.

Retirement Plans

The Company provides retirement benefits to the NEOs, including matching contributions, under the terms of its tax-qualified defined contribution plan (the “401(k) Plan”). The NEOs participate in the 401(k) Plan on the same terms as our other participating employees.

The Company also maintains a nonqualified deferred compensation plan (the “Deferred Compensation Plan”) in which the NEOs participate and under which they are eligible to receive matching contributions. Under the Deferred Compensation Plan, the NEOs may elect to defer portions of their compensation that are not otherwise available due to limitations on contributions to the 401(k) Plan under the Internal Revenue Code of 1986, as amended (the “Code”). For a further description of the Deferred Compensation Plan and the payments that were made in fiscal 2018, please see the section entitled “Nonqualified Deferred Compensation as of September 30, 2018” below.

We believe the retirement benefits provided under the 401(k) Plan and the Deferred Compensation Plan are comparable to those provided by comparable companies. The Company does not maintain any defined benefit plans for any of its executive officers.

38  Evoqua Water Technologies Corp. 2019 Proxy Statement

Perquisites and Other Personal Benefits

The Company provides the NEOs with perquisites and other personal benefits, or an allowance for certain perquisites, that it believes are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain superior employees for key positions. Through July 2018, the Company paid stipends to each of the NEOs for the purpose of covering, in the NEO’s sole discretion, costs associated with services such as an executive physical examination, lease of an automobile and/or financial planning services.

In July 2018, the Compensation Committee adopted a reimbursement plan pursuant to which the CEO, senior vice presidents and vice presidents may incur qualifying expenses related to executive physicals, financial planning, health club and/or social club dues and fees, personal automobile, parking and charitable donations, which will be reimbursed by the Company up to the applicable reimbursement limit, which limit is generally consistent with the allowance level that had applied prior to implementation of the reimbursement plan.

We believe these benefits enable our executives to focus on our business and enhance their commitment to us. In addition, each of our NEOs received Company matching contributions under the 401(k) Plan, and Messrs. Keating, Stas, Webster and Aulick received Company matching contributions under the Deferred Compensation Plan.

The Compensation Committee periodically reviews the levels of perquisites and other personal benefits that may be made available to our NEOs through the reimbursement program to confirm that such levels are reasonable and continue to serve their intended retentive purposes.

Internal Revenue Code Section 162(m)

Section 162(m) of the Code limits the Company’s deduction for compensation paid to the NEOs (and certain other “covered employees”) to $1 million during the tax year, subject to certain permitted exceptions. Prior to enactment of the Tax Cuts and Jobs Act of 2017 (the “Tax Act”), this limitation did not generally apply to compensation paid to the chief financial officer or to qualifying performance-based compensation if certain requirements were met. The Equity Incentive Plan was structured so that in the future certain awards thereunder could have been granted in a manner that satisfied the exception under Section 162(m) for qualified performance-based compensation, and similarly, the AIP was structured so that in the future annual performance-based incentive awards made thereunder could have satisfied the exception under Section 162(m). Pursuant to the Tax Act, the exemption from Section 162(m)’s deduction limit for performance-based compensation has been repealed, effective for taxable years beginning after December 31, 2017, such that compensation paid to our NEOs, including our Chief Financial Officer, in excess of $1 million will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017.

Notwithstanding the repeal of the performance-based compensation exemption under the Tax Act, Section 162(m) also provides an exemption from the deductibility limitations in the form of a transition rule for newly public companies. Under this transition rule, a company that undergoes an initial public offering is generally not subject to the compensation deduction limitations for a period of approximately three years following the year of the initial public offering with respect to certain compensation arrangements that were entered into before such initial public offering, including, without limitation, awards under the AIP, the Option Plan and the Equity Incentive Plan and the IPO RSUs. Going forward, for compensation arrangements that are not covered by the exemption for newly public companies, and in light of the Tax Act changes to Section 162(m), although the Compensation Committee intends to consider the impact of Section 162(m) in making its compensation decisions, it believes the tax deduction is only one of several relevant considerations in setting compensation. Accordingly, to maintain flexibility in compensating our executives, the Compensation Committee reserves the right to use its judgment in approving compensation that may not be tax deductible in the future.

Evoqua Water Technologies Corp. 2019 Proxy Statement  39

Stock Ownership Guidelines

The Compensation Committee also believes that it is in the best interests of stockholders for our officers to own a significant amount of Evoqua common stock, thereby aligning their interests with the interests of stockholders. Accordingly, in April 2018, the Compensation Committee implemented stock ownership guidelines applicable to all of our officers based on a multiple of base salary. Officers are expected to meet these ownership requirements within five years of election, appointment or promotion.

The current stock ownership requirements applicable to our executive officers are:

CEO	5X annual base salary
Executive Officers	3X annual base salary

Shares that count towards satisfaction of the stock ownership guidelines for our officers include the following:

•

Shares owned directly by the officer, or by his or her immediate family members residing in the same household (whether acquired through a Company-sponsored equity-based compensation plan or program of the Company, or otherwise);

•	Shares held in trust for the benefit of the officer, or his or her immediate family members;

•	Vested shares held in the officer’s retirement accounts;

•	Shares of restricted stock, restricted stock units, or deferred stock units that may only be settled in shares, whether vested or unvested;

•	Performance-vested stock or stock unit awards that have been earned; and

•

Any equity-based grants, other than stock options or not otherwise described above, made to an officer pursuant to any other plan, program or arrangement that may exist now or in the future (to the extent the Compensation Committee determines to treat such grants as equivalent of Company stock, at its discretion).

Securities Trading Policy

To ensure alignment of the interests of our stockholders and executive officers, including our NEOs, as well as compliance with applicable securities laws, the Company’s Securities Trading Policy (i) prohibits all employees from engaging in transactions involving the Company’s stock based on material non-public information and from communicating material non-public information to any person who uses that information to purchase or sell Company securities, and (ii) requires directors, executive officers (including the NEOs) and certain other designated employees (as identified in the Securities Trading Policy) to preclear any trading in Company securities, whether or not during an open trade window (except that such policies shall not apply to the exercise of options not involving a market sale to generate cash to pay the exercise price, the vesting of restricted stock or restricted stock unit awards or transactions in accordance with a previously established trading plan that meets SEC requirements).

The policy also prohibits the Company’s directors and executive officers from engaging in short sales of the Company’s stock and trading in options (puts and calls) or other hedging instruments related to the Company’s stock and from using the Company’s stock as collateral (pledging) for loans or in margin accounts.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD

The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee

Brian R. Hoesterey, Chairman

Gary A. Cappeline

Martin J. Lamb

Vinay Kumar

40  Evoqua Water Technologies Corp. 2019 Proxy Statement

SUMMARY COMPENSATION TABLE FOR FISCAL 2018

The following table sets forth the cash and non-cash compensation paid to our NEOs for the fiscal year ended September 30, 2018, and fiscal years ended September 30, 2017 and September 30, 2016 for those individuals who were also considered NEOs in those years.

Name & Principal Position(1)	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Ron C. Keating	2018	816,760	—	9,000,011	2,348,002	—	118,690	12,283,463
President, Chief Executive Officer	2017	783,534	—		67,277	783,139	267,540	1,901,490
and a Director(5)	2016	764,423	—		—	526,594	156,717	1,447,734
Benedict J. Stas	2018	404,615	—	4,250,020	626,999	—	58,944	5,340,578
Executive Vice President, Chief	2017	383,192	—		19,205	271,327	53,945	727,669
Financial Officer & Treasurer(6)	2016	358,077	—		—	148,166	55,537	561,780
Anthony J. Webster	2018	365,304	635,000	1,200,015	265,001	—	31,428	2,496,748
Executive Vice President, Chief	2017	356,731	—		—	178,275	40,391	575,397
Human Resources Officer(7)	2016	196,189	—		652,120	170,625	135,082	1,154,016
Rodney O. Aulick	2018	362,885	—	2,000,012	396,000	—	46,153	2,805,050
Executive Vice President,
Integrated Solutions & Services Segment President(8)
Kenneth A. Rodi	2018	365,304	—	1,000,006	351,996	—	32,667	1,749,973
Executive Vice President, Applied
Product Technologies Segment President(9)

(1)	Effective December 31, 2018, Mr. Rodi resigned from Evoqua.
(2)

The amounts in this column were calculated based on the grant date fair value of our common stock, in accordance with FASB ASC Topic 718. Assumptions used to determine the grant date fair value are set forth in Note 15 to the consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended September 30, 2018.

(3)	Performance targets under the AIP for fiscal 2018 were not achieved, and so no bonus amounts were paid.
(4)

As described above in the section entitled “Perquisites and Other Personal Benefits,” the amounts set forth under “All Other Compensation” include stipends paid to each of our NEOs for the purpose of covering the NEO’s costs associated with services such as an executive physical examination, lease of an automobile and/or financial planning services in the following amounts: $24,231 for Mr. Keating, $20,192 for Mr. Stas, $20,000 for Mr. Rodi and $16,154 for each of Messrs. Webster and Aulick.

(5)

For fiscal 2018, in addition to the items listed in footnote (4), the amount set forth under “All Other Compensation” includes (i) matching contributions made to the 401(k) Plan of approximately $16,500 and (ii) matching contributions made to the Deferred Compensation Plan of approximately $78,074.

(6)

For fiscal 2018, in addition to the items listed in footnote (4), the amount set forth under “All Other Compensation” includes (i) matching contributions made to the 401(k) Plan of approximately $15,971 and (ii) matching contributions made to the Deferred Compensation Plan of approximately $22,838.

(7)

For fiscal 2018, in addition to the items listed in footnote (4), the amount set forth under “Bonus” reflects the settlement of a bonus in June 2018 pursuant to a bonus agreement between Mr. Webster and the Company effective as of March 1, 2016, which bonus was settled in a combination of (i) cash in an amount equal to Mr. Webster’s withholding tax obligation and (ii) 21,164 shares. The amount set forth under “All Other Compensation” includes (i) matching contributions made to the 401(k) Plan of approximately $14,409 and (ii) matching contributions made to the Deferred Compensation Plan of approximately $916.

(8)

Mr. Aulick was not an NEO in prior fiscal years. The amount set forth under “All Other Compensation” includes, in addition to the items listed in footnote (4), (i) matching contributions made to the 401(k) Plan of approximately $13,543 and (ii) matching contributions made to the Deferred Compensation Plan of approximately $16,543.

(9)

Mr. Rodi was not an NEO in prior fiscal years. The amount set forth under “All Other Compensation” includes, in addition to the items listed in footnote (4), matching contributions made to the 401(k) Plan of approximately $12,667.

Evoqua Water Technologies Corp. 2019 Proxy Statement  41

GRANTS OF PLAN-BASED AWARDS DURING FISCAL 2018

The table below sets forth information regarding all grants of plan-based awards made to the NEOs during the fiscal year ended September 30, 2018. For further information regarding the terms of certain of these grants, see “Compensation Discussion and Analysis” above.

	Date of Grant	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards (#)	All Other Option Awards (#)	Exercise Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)
Name		Threshold ($)	Target ($)	Max ($)
Ron C. Keating	—	—	827,367	—	—	—	—	—
	11/1/17	—	—	—	431,035	—	—	9,000,011
	4/2/18	—	—	—	—	294,864	20.88	2,348,002
Benedict J. Stas	—	—	287,000	—	—	—	—	—
	11/1/17	—	—	—	203,545	—	—	4,250,020
	4/2/18	—	—	—	—	78,739	20.88	626,999
Anthony J. Webster	—	—	183,860	—	—	—	—	—
	11/1/17	—	—	—	57,472	—	—	1,200,015
	4/2/18	—	—	—	—	33,279	20.88	265,001
Rodney O. Aulick	—	—	225,000	—	—	—	—	—
	11/1/17	—	—	—	95,786	—	—	2,000,012
	4/2/18	—	—	—	—	49,730	20.88	396,000
Kenneth A. Rodi	—	—	220,631	—	—	—	—	—
	11/1/17	—	—	—	47,893	—	—	1,000,006
	4/2/18	—	—	—	—	44,204	20.88	351,996

(1)	These columns, where applicable, show the range of possible payouts which were targeted for fiscal 2018 performance under the AIP as described above under “—Short-Term Annual Incentives.”

Employment Agreements

We currently use employment agreements to attract and/or retain our NEOs, the material terms of which are described below. In June 2018, each of the NEOs entered into an amendment to his employment agreement providing that any annual bonus payment may be made in the form of cash or Company equity securities.

President, Chief Executive Officer and a Director (Ron C. Keating)

On September 8, 2014, the Company entered into an employment agreement with Mr. Keating, which agreement was amended on September 6, 2017 and June 22, 2018. Mr. Keating’s Employment Agreement provides that his initial employment term commenced on December 1, 2014 and expired on December 1, 2017, subject thereafter to automatic one-year extensions unless either the Company or Mr. Keating provides at least 30 days’ written notice to the other of intent not to renew the term. The Employment Agreement provides that Mr. Keating would receive an initial base salary of $750,000 per year, subject to increase at the discretion of the Board, and that he would be eligible to participate in all benefit programs for which other senior executives of the Company are generally eligible. Mr. Keating would also be eligible to earn a target annual bonus equal to 100% of his base salary, with the actual bonus amount, if any, to be based on the Company’s actual performance relative to the performance targets established by the Board or a committee thereof (and payable in cash or equity). In addition, Mr. Keating would be entitled to reimbursement for the following items, in each case in accordance with the expense reimbursement policy of the Company in effect from time to time: (a) reasonable out-of-pocket business expenses incurred in performing his duties, (b) commuting and temporary living expenses, on a grossed-up basis for taxes, related to his principal place of employment at the Company’s offices in Pittsburgh, Pennsylvania (including, without limitation, weekly flights between Cincinnati and Pittsburgh, hotel expenses or rental apartment expenses and a car) until Mr. Keating determines to relocate his residence to the location of the Company’s principal offices, at which time the Company will reimburse Mr. Keating for all reasonable relocation expenses on a grossed-up tax basis. Mr. Keating’s Employment Agreement also provides for severance upon certain

42  Evoqua Water Technologies Corp. 2019 Proxy Statement

terminations of employment, as described below under “—Payments upon Certain Events of Termination or Change in Control.” The Employment Agreement includes restrictive covenants providing for non-competition, non-solicitation of employees and non-interference with business relationships, in each case during employment and for two years thereafter, mutual non-disparagement, and perpetual non-disclosure of confidential information.

Executive Vice President, Chief Financial Officer & Treasurer (Benedict J. Stas)

On February 26, 2015, the Company entered into an employment agreement with Mr. Stas, which agreement was amended effective as of September 6, 2017 and June 22, 2018. Mr. Stas’ Employment Agreement provides that his initial employment term commenced on March 30, 2015 and expired on March 30, 2018, subject thereafter to automatic one-year extensions unless either the Company or Mr. Stas provides at least 30 days’ written notice to the other of intent not to renew the term. The Employment Agreement provided that Mr. Stas would receive an initial annual base salary of $350,000, subject to increase at the discretion of the Board, and shall be eligible to receive an initial target annual bonus equal to 60% of his base salary, with the actual bonus amount, if any, to be based on the Company’s actual performance relative to the performance targets established by senior management of the Company (and payable in cash or equity). In addition, in accordance with the Company’s expense reimbursement policy in effect from time to time, Mr. Stas would be entitled to reimbursement for reasonable out-of-pocket business expenses incurred in performing his duties and is eligible to participate in all benefit programs for which other executives of the Company are generally eligible. Mr. Stas’ Employment Agreement also provides for severance upon certain terminations of employment, as described below under “—Payments upon Certain Events of Termination or Change in Control.” The Employment Agreement includes restrictive covenants providing for non-competition, non-solicitation of employees and non-interference with business relationships, in each case during employment and for one year thereafter, non-disparagement of the Company, and perpetual non-disclosure of confidential information.

Executive Vice President, Chief Human Resources Officer (Anthony J. Webster)

On January 20, 2016, the Company entered into an employment agreement with Mr. Webster, which agreement was amended effective as of September 6, 2017 and June 22, 2018. Mr. Webster’s Employment Agreement provides that his initial employment term commenced on February 22, 2016 and will expire on February 22, 2019, subject thereafter to automatic one-year extensions unless either the Company or Mr. Webster provides at least 30 days’ written notice to the other of intent not to renew the term. The Employment Agreement provides that Mr. Webster would receive an initial annual base salary of $350,000, subject to increase at the discretion of the Board, and shall be eligible to receive a target annual bonus equal to 50% of his base salary, with the actual bonus amount, if any, to be based on the Company’s actual performance relative to the performance targets established by senior management of the Company (and payable in cash or equity). In addition, Mr. Webster would be entitled to reimbursement for reasonable out-of-pocket business expenses incurred in performing his duties and is eligible to participate in all benefit programs for which other executives of the Company are generally eligible. Mr. Webster’s Employment Agreement also provides for severance upon certain terminations of employment, as described below under “—Payments upon Certain Events of Termination or Change in Control.” The Employment Agreement includes restrictive covenants providing for non-competition, non-solicitation of employees and non-interference with business relationships, in each case during employment and for one year thereafter, non-disparagement of the Company, and perpetual non-disclosure of confidential information.

On March 1, 2016, the Company entered into a bonus agreement with Mr. Webster (the “Webster Bonus Agreement”), which provides that subject to his continued employment with the Company through the first to occur of a Change in Control (as defined in the Option Plan) or an initial public offering of the common stock of the Company, Mr. Webster will be entitled to a bonus payment (the “Special Bonus”) equal to the product of 342,362 multiplied by the amount by which the Fair Market Value (as defined below) of a share of common stock of the Company exceeds $4.64, but only to the extent the Fair Market Value does not exceed $6.49. For purposes of the foregoing, “Fair Market Value” shall mean, as calculated by the Company in its reasonable good faith discretion, (i) in the case of a payment upon a Change in Control, the closing cash consideration per share of common stock of the Company, or (ii) in the case of a payment upon an initial public offering of the common stock of the Company, the closing price of a share of common stock of the Company as of the first trading day on which shares of common stock of the Company may be traded following any underwriter’s lockup entered into in connection with the initial public offering that is binding upon the Company’s senior

Evoqua Water Technologies Corp. 2019 Proxy Statement  43

management (the “IPO Valuation Date”). In the case of a Change in Control, the Special Bonus shall be paid in cash within 30 days following a Change in Control. In the case of an initial public offering, the Special Bonus shall be paid in cash, shares or any combination thereof (as determined by the Company in its discretion) on the first payroll date following the IPO Valuation Date. The Company’s obligations under the Webster Bonus Agreement shall terminate upon the termination of Mr. Webster’s termination of employment with the Company for any reason (regardless of whether a Change in Control or initial public offering has occurred prior to such termination). In light of the Company’s initial public offering, Mr. Webster fulfilled the vesting requirements of the Special Bonus and payment was made to Mr. Webster in June 2018.

Executive Vice President, Integrated Solutions & Services Segment President (Rodney O. Aulick)

On April 14, 2014, the Company entered into an employment agreement with Mr. Aulick, which agreement was amended effective as of September 6, 2017 and June 22, 2018. Mr. Aulick’s Employment Agreement provides that his initial employment term commenced on April 14, 2014 and expired on April 14, 2017, subject thereafter to automatic one-year extensions unless either the Company or Mr. Aulick provides at least 30 days’ written notice to the other of intent not to renew the term. The Employment Agreement provided that Mr. Aulick would receive an initial annual base salary of $250,000, subject to increase at the discretion of the Board, and shall be eligible to receive an initial target annual bonus equal to 60% of his base salary, with the actual bonus amount, if any, to be based on the Company’s actual performance relative to the performance targets established by senior management of the Company (and payable in cash or equity). In addition, in accordance with the Company’s expense reimbursement policy in effect from time to time, Mr. Aulick would be entitled to reimbursement for reasonable out-of-pocket business expenses incurred in performing his duties and is eligible to participate in all benefit programs for which other senior executives of the Company are generally eligible. Mr. Aulick’s Employment Agreement also provides for severance upon certain terminations of employment, as described below under “—Payments upon Certain Events of Termination or Change in Control.” The Employment Agreement includes restrictive covenants providing for non-competition, non-solicitation of employees and non-interference with business relationships, in each case during employment and for one year thereafter, non-disparagement of the Company, and perpetual non-disclosure of confidential information.

Executive Vice President, Applied Product Technologies Segment President (Kenneth A. Rodi)

On March 14, 2016, the Company entered into an employment agreement with Mr. Rodi, which agreement was amended effective as of September 6, 2017 and June 22, 2018. Mr. Rodi’s Employment Agreement provides that his initial employment term commenced on April 15, 2016 and will expire on April 15, 2019, subject thereafter to automatic one-year extensions unless either the Company or Mr. Rodi provides at least 90 days’ written notice to the other of intent not to renew the term. The Employment Agreement provided that Mr. Rodi would receive an initial annual base salary of $350,000, subject to increase at the discretion of the Board. For fiscal 2016, performance targets were tied to Mr. Rodi’s previous employer’s bonus plan. Beginning on October 1, 2016, Mr. Rodi was eligible to receive a target annual bonus equal to 60% of his base salary, with the actual bonus amount, if any, to be based on the Company’s actual performance relative to the performance targets established by senior management of the Company (and payable in cash or equity). In addition, in accordance with the Company’s expense reimbursement policy in effect from time to time, Mr. Rodi would be entitled to reimbursement for reasonable out-of-pocket business expenses incurred in performing his duties and is eligible to participate in all benefit programs for which other executives of the Company are generally eligible. Mr. Rodi’s Employment Agreement also provides for severance upon certain terminations of employment, as described below under “—Payments upon Certain Events of Termination or Change in Control.” The Employment Agreement includes restrictive covenants providing for non-competition, non-solicitation of employees and non-interference with business relationships, in each case during employment and for one year thereafter, mutual non-disparagement, and perpetual non-disclosure of confidential information.

Effective December 31, 2018, Mr. Rodi resigned from Evoqua.

44  Evoqua Water Technologies Corp. 2019 Proxy Statement

OUTSTANDING EQUITY AWARDS AS OF SEPTEMBER 30, 2018

The following table sets forth certain information with respect to outstanding options held by each of our NEOs on September 30, 2018.

Name	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Un-exercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested	Market Value of Shares or Units of Stock that Have Not Vested ($) (1)
Ron C. Keating	1,440,185	623,396(2)	4.64	12/15/2024	431,035(3)	7,663,802
	29,653	—	7.42	10/28/2026
	—	294,864(4)	20.88	04/02/2028
Benedict J. Stas	445,388	207,796(5)	4.64	04/06/2025	203,545(3)	3,619,030
	8,464	—	7.42	10/28/2026
	—	78,739(4)	20.88	04/02/2028
Anthony J. Webster	133,180	171,181(6)	6.49	03/03/2026	57,472(3)	1,021,852
	—	33,279(4)	20.88	04/02/2028
Rodney O. Aulick	554,141	—	4.64	03/06/2024	95,786(3)	1,703,075
	—	49,730(4)	20.88	04/02/2028
Kenneth A. Rodi	134,788	134,788(7)	6.49	05/16/2026	47,893(3)	851,538
	—	44,204(4)	20.88	04/02/2028

(1)	Values in this column are calculated based upon the closing price of the Company’s common stock ($17.78) as of September 30, 2018.
(2)	These options vested on December 15, 2018.
(3)	These restricted stock units will vest in full on November 2, 2019 and settle promptly thereafter.
(4)	These options will vest in four substantially equal installments on January 1, 2019, January 1, 2020, January 1, 2021 and January 1, 2022.
(5)	These options will vest on March 30, 2019.
(6)	These options will vest in two remaining substantially equal installments on March 1, 2019 and March 1, 2020.
(7)	These options will vest in two remaining equal installments on April 18, 2019 and April 18, 2020.

OPTION EXERCISES DURING FISCAL 2018

The number of shares acquired on stock option exercise (inclusive of the number of shares surrendered to pay taxes associated with each NEO’s exercise) during the fiscal year ended September 30, 2018 is reported below. None of the RSUs held by our NEOs vested during the fiscal year ended September 30, 2018.

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
Ron C. Keating(1)	430,000	7,813,100
Benedict J. Stas(2)	178,000	3,234,260
Anthony J. Webster(3)	38,000	620,160
Rodney O. Aulick	—	—
Kenneth A. Rodi	—	—

(1)	Of the shares acquired on exercise of the options, 228,732 were withheld to cover withholding tax obligations.
(2)	Of the shares acquired on exercise of the options, 91,013 were withheld to cover withholding tax obligations.
(3)	Of the shares acquired on exercise of the options, 18,458 were withheld to cover withholding tax obligations.

Evoqua Water Technologies Corp. 2019 Proxy Statement  45

NONQUALIFIED DEFERRED COMPENSATION FOR FISCAL 2018

The following table provides information with respect to the Deferred Compensation Plan.

Name	Executive Contributions in Last FY ($)(1)	Company Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Ron C. Keating	95,994	78,074	93,899	0	695,013
Benedict J. Stas	56,240	22,838	12,741	0	186,656
Anthony J. Webster	15,274	916	602	0	16,793
Rodney O. Aulick	60,756	16,543	16,488	0	263,303
Kenneth A. Rodi	—	—	—	—	—

(1)	This amount reflects a portion of salary that the indicated executive elected to defer during fiscal 2018. This amount is included in the “Salary” column of the Summary Compensation Table above.
(2)	The full amounts reported as Company contributions have been reported in the “All Other Compensation” column in the Summary Compensation Table above.

Our NEOs are eligible to participate in the Deferred Compensation Plan, which benefits only a select group of United States management employees. The Deferred Compensation Plan uses a tracking account for each participant who elects to defer income.

The participant selects investment funds from a broad range of options. Earnings and losses on each account are determined based on the performance of the investment funds selected by the participant. A participant may elect to defer up to 50% of his annual base compensation and up to 90% of his bonus awarded pursuant to the AIP as compensation deferrals. The NEOs are 100% vested with respect to both employee contributions and their employer contributions. Distributions under the Deferred Compensation Plan may be made as a single lump sum, on a fixed date or schedule, or in equal installments over periods of (x) five, 10 or 15 years or (y) two, three, four or five years, depending on the distribution’s triggering event and the participant’s elections, in compliance with the election and timing rules of Code Section  409A.

PAYMENTS UPON CERTAIN EVENTS OF TERMINATION OR CHANGE IN CONTROL

In the event any NEO is terminated other than for cause, death or disability (including due to non-extension of the employment term) or resigns for good reason (as defined in the Employment Agreements), he is entitled to the following, in addition to accrued benefits, subject to the executive’s delivery of a release of claims against the Company: (i) base salary continuation for 12 months; (ii) a pro-rata portion of his actual annual bonus for the year in which termination occurs (except for Mr. Keating, who is entitled to a pro-rata portion of his target annual bonus opportunity for the year in which termination occurs); (iii) medical and dental benefits continuation for a maximum of 12 months; and (iv) reimbursement for outplacement assistance for six months up to a maximum of $15,000.

In the event any NEO’s employment is terminated by the Company for cause or on account of the NEO’s death, disability or voluntary termination without good reason, the Company is obligated to pay the NEO any accrued benefits through the date of termination.

46  Evoqua Water Technologies Corp. 2019 Proxy Statement

The following table describes the estimated value of payments that would have been due to the NEOs in the event that their employment was terminated by the Company due to a termination other than for cause, death or disability of the NEO or by the NEO for good reason on September 30, 2018, in addition to any accrued but unpaid benefits that may be applicable of such date.

Name	Base Salary ($)	Pro-Rata Bonus ($)(1)	Medical Coverage ($)	Outplacement(2) ($)	Total ($)
Ron C. Keating	827,367	827,367	21,006	15,000	1,690,740
Benedict J. Stas	410,000	—	21,006	15,000	446,006
Anthony J. Webster	367,719	—	21,006	15,000	403,725
Rodney O. Aulick	375,000	—	23,727	15,000	413,727
Kenneth A. Rodi(3)	367,719	—	23,727	15,000	406,446

(1)

For Mr. Keating, this amount represents the pro-rata portion of his target bonus under the AIP for fiscal 2018. For each of Messrs. Stas, Webster, Aulick and Rodi, this amount represents the pro-rata portion of his actual bonus payment under the AIP. For fiscal 2018, no payments were made under the AIP because performance targets were not achieved.

(2)	For each NEO, this amount represents the maximum reimbursement for outplacement services the NEO is entitled to under his Employment Agreement.
(3)	Effective December 31, 2018, Mr. Rodi resigned from Evoqua.

With respect to options that have been granted under either the Option Plan (prior to our initial public offering) or the Equity Incentive Plan (following our initial public offering), if an NEO’s employment is terminated, unvested options are immediately terminated as of the date of termination, and vested options remain outstanding for the 45-day period following termination (180-day period following a termination due to death or disability), provided, however, that in the event of a termination for cause, all options, whether vested or unvested, are immediately terminated. With respect to the IPO RSUs, if an NEO’s employment is terminated, the IPO RSUs will be forfeited as of the date of termination, provided, however, if such termination is by the Company without cause (as defined in the IPO RSU award agreement), the IPO RSUs will remain outstanding and will be eligible to vest and settle as if the NEO had remained employed through the vesting date.

In addition, options held by our NEOs that were issued pre-IPO under the Option Plan become fully vested and exercisable upon a Change in Control (as defined in the Option Plan). With respect to the IPO RSUs, a Change in Control that occurs prior to the second anniversary of our initial public offering (subject to the NEO’s continued employment with the Company through the date of such Change in Control), will trigger the immediate vesting and settlement of the IPO RSUs in full.

Evoqua Water Technologies Corp. 2019 Proxy Statement  47

The following table describes the estimated present value of payments for unvested options and IPO RSUs that would have become vested upon a Change in Control, assuming that such Change in Control occurred on September 30, 2018.

Name	Unvested Stock Options (#)(1)	Unvested Stock Option Total ($)	IPO RSUs (#)(2)	IPO RSUs Total ($)
Ron C. Keating	623,396	8,191,423	431,035	7,663,802
Benedict J. Stas	207,796	2,730,439	203,545	3,619,030
Anthony J. Webster	171,181	1,932,633	57,472	1,021,852
Rodney O. Aulick	—	—	95,786	1,703,075
Kenneth A. Rodi	134,788	1,521,757	47,893	851,538

(1)

Represents unvested options as of the fiscal year ended September 30, 2018. Calculations with regard to stock options are based upon the closing price of the Company’s common stock ($17.78) as of September 30, 2018, less exercise price.

(2)	Represents the number of IPO RSUs granted on November 2, 2017. Calculations with regard to IPO RSUs are based upon the closing price of the Company’s common stock ($17.78) as of September 30, 2018.

48  Evoqua Water Technologies Corp. 2019 Proxy Statement

Proposal 4—Approval of Evoqua Water Technologies Corp. 2018 Employee Stock Purchase Plan

The Board unanimously recommends that the Company’s stockholders approve the Evoqua Water Technologies Corp. 2018 Employee Stock Purchase Plan (the “ESPP”), which will provide for the issuance of up to 5,000,000 shares of the Company’s common stock, $0.01 par value per share (“Shares”), to eligible employees. The ESPP will provide our employees with the opportunity to purchase Shares (each, an “Option”) through accumulated payroll deductions, at a discount from the market price, thereby providing employees with the ability to acquire an equity interest in the Company. This will incentivize employees and further align their interests with those of our stockholders. The ESPP was approved by our Compensation Committee in April 2018, and our Board ratified and approved the ESPP on December 10, 2018, subject to stockholder approval at the Annual Meeting. The ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code in respect of U.S. participants.

Summary of ESPP

The following is a summary of the material features of the ESPP and does not describe all of the ESPP’s provisions. We encourage you to read the complete text of the ESPP that is included as an appendix to this Proxy Statement.

Administration

The ESPP is administered by the Compensation Committee of the Board (for purposes of this proposal, the “Committee”). The Committee may delegate administrative tasks under the ESPP to an agent. The Committee shall have the power, subject to the express provisions of the ESPP, to: (i) establish and terminate Offering Periods (as defined below), (ii) determine when and how Options shall be granted and the provisions and terms of each Offering Period, (iii) select designated subsidiaries to participate in the ESPP in accordance with the terms of the ESPP and (iv) construe and interpret the ESPP, the terms of any Offering Period and the terms of the Options and to adopt such rules for the administration, interpretation and application of the ESPP as are consistent therewith and to interpret, amend or revoke any such rules. The Committee, in the exercise of this power, may correct any defect, omission or inconsistency in the ESPP, any Offering Period or any Option, in a manner and to the extent it shall deem necessary or expedient to make the ESPP fully effective, subject to Section 423 of the Code and the Treasury Regulations thereunder. All expenses and liabilities incurred in the administration of the ESPP are paid by the Company.

The Committee may adopt rules or procedures relating to the operation and administration of the ESPP to accommodate the specific requirements of local laws and procedures. The Committee may also adopt sub-plans applicable to particular designated subsidiaries or locations, which sub-plans may be designed to be outside the scope of Section 423 of the Code. To date, the Company has adopted an international sub-plan applicable to employees in the following jurisdictions: Australia, Canada, China, Germany, the Netherlands, Singapore and the United Kingdom. Each sub-plan may include separate terms applicable to participants of the applicable jurisdiction, including but not limited to, different eligibility criteria and election procedures. The provisions described herein apply generally to eligible U.S. participants.

Shares Subject to the ESPP

The ESPP authorizes the issuance of a total of 5,000,000 Shares, which Shares may be authorized but unissued Shares, treasury shares or reacquired Shares reserved for issuance under the ESPP and is inclusive of Shares issued in accordance with any international sub-plan. Any Shares issued under the ESPP will reduce, on a Share-for-Share basis, the number of Shares available for issuance under the ESPP. In the event of any change to our outstanding Shares as a result of a stock split, reverse stock split, stock dividend, combination or reclassification or any other increase or decrease in the number of issued Shares effected without receipt of consideration, appropriate adjustments will be made to the number of Shares available under the ESPP and to each outstanding Option.

Options, Offering Periods and Exercise Dates

The ESPP operates by offering eligible employees Options through a series of successive offering periods beginning on each October 1 and April 1 (each, an “Offering Period”). The duration and timing of Offering Periods may be established or

Evoqua Water Technologies Corp. 2019 Proxy Statement  49

changed by the Board or Committee at any time, in its sole discretion. The maximum duration of an Offering Period under the ESPP is 27 months. The “Exercise Date” is generally the last trading day of each Offering Period.

Eligibility and Participation

An eligible participant in the ESPP in the U.S. includes any employee of the Company and its designated subsidiaries (a) whose customary employment is more than 20 hours per week and more than five months in a calendar year, (b) who has been an employee for at least one year and (c) who after the granting of an Option would not be deemed for purposes of Section 423 of the Code to possess five percent or more of the total combined voting power or value of all classes of stock of the Company or any subsidiary (subject to certain exceptions in accordance with applicable law).

As of December 15, 2018, we estimate that approximately 2,467 U.S. employees and approximately 949 employees in participating jurisdictions outside of the U.S. will be eligible to participate in the ESPP and applicable sub-plans.

In order to participate in the ESPP, an employee who is eligible at the beginning of an Offering Period must elect a percentage of compensation of payroll deductions. We refer to employees who have enrolled in the ESPP as “Participants.” Participants may elect to contribute a percentage (in whole number increments) of the Participant’s eligible compensation for each pay cycle during the Offering Period, subject to limits that may be set by the Committee. Notwithstanding anything to the contrary, Participants may not accrue the right to purchase Shares under the ESPP (or any other tax-qualified stock purchase plan) with a fair market value exceeding $25,000 (determined in accordance with Section 423(b)(8) of the Code) in any calendar year. A Participant’s accumulated payroll deductions will be used on each Exercise Date to purchase whole Shares at the applicable Option Price (as defined below). For purposes of the ESPP, eligible compensation generally includes regular base pay, but does not include (a) bonuses, (b) contributions to and payments from any plan of deferred compensation, (c) premiums paid for group insurance coverages, welfare benefits, care and expense allowances and similar payments, (d) moving expense reimbursements, (e) severance payments or (f) accrued but unused vacation pay.

A Participant may decrease or cease payroll deductions during an Offering Period and elect to withdraw from the ESPP by delivering written notice of such election to the Company a reasonable time prior to the Exercise Date for such Offering Period, after which, amounts credited to such Participant’s ESPP account will be returned to the Participant, without any interest thereon. If a Participant’s employment is terminated for any reason or he or she is no longer an eligible participant in the ESPP, the Participant’s participation in the ESPP will automatically terminate, he or she will be deemed to have elected to withdraw from the ESPP, and his or her ESPP account will be paid to such Participant (or his or her estate, in the case of the Participant’s death).

Option Price

The “Option Price” of the Shares acquired on the applicable Exercise Date for an Offering Period will be equal to 85% of the lesser of the fair market value of a Share on (a) the first trading day of such Offering Period and (b) the applicable Exercise Date. The fair market value on any relevant date under the ESPP will be the closing price per Share on such date as reported by the NYSE.

Non-transferability

No Options will be transferable by the Participant, except by the applicable laws of descent and distribution, and a Participant’s Options are exercisable during the Participant’s lifetime only by the Participant.

Corporate Transaction

In the event of a proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Exercise Date, and such Offering Period shall terminate immediately prior to the completion of the proposed dissolution or liquidation, unless provided otherwise by the Committee. The new Exercise Date shall be before the date of the Company’s proposed dissolution or liquidation.

50  Evoqua Water Technologies Corp. 2019 Proxy Statement

In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding Option shall be assumed or an equivalent Option substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the Option is not assumed or substituted, any Offering Period then in progress shall be shortened by setting a new Exercise Date and any Offering Period then in progress shall end on the new Exercise Date. The new Exercise Date shall be before the date of the Company’s proposed sale or merger.

Amendment and Termination

The Board shall have complete power and authority to amend, suspend or terminate the ESPP; provided, however, that the Board shall not, without the approval of the stockholders of the Company, (a) increase the aggregate number of Shares which may be issued under the ESPP (other than in connection with adjustments made in connection with a change in capitalization of the Company), (b) change the designation or class of employees eligible to receive Options under the ESPP or (c) amend the ESPP in any manner that would cause the ESPP to no longer be an “employee stock purchase plan” within the meaning of Section 423(b) of the Code. Upon termination of the ESPP, the balance in each Participant’s ESPP account shall be refunded as soon as practicable after such termination, without any interest thereon.

Term

The ESPP will terminate upon the termination of the ESPP by the Board or, if earlier, when no more Shares are available for issuance under the ESPP.

Market Value

The closing price of a Share on December 19, 2018 was $9.34.

U.S. Federal Income Tax Consequences

The ESPP is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code. Under such an arrangement, no taxable income will be recognized by a Participant, and no deductions will be allowable to the Company, upon either the grant or the exercise of the Options. However, a Participant may become liable for tax upon dispositions of Shares acquired under the ESPP, and the tax consequences will depend on how long a Participant has held the Shares prior to disposition.

Taxable income will not be recognized until: (i) there is a sale or other disposition of the Shares acquired under the ESPP; or (ii) the Participant dies while still owning the purchased Shares. If a Participant sells or otherwise disposes of the purchased Shares within two years after the beginning of the Offering Period in which such Shares were acquired or within one year after the Exercise Date, the Participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the Shares on the Exercise Date exceeded the price paid for those Shares, and the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to such amount. The Participant also will recognize a capital gain to the extent the amount realized upon the sale of the Shares exceeds the sum of the aggregate price paid for those Shares and the ordinary income recognized in connection with the disposition.

If a Participant sells or otherwise disposes of the purchased Shares more than two years after the beginning of the Offering Period in which such Shares were acquired and more than one year after the Exercise Date (or the Participant dies while holding the purchased Shares), the Participant will recognize ordinary income in the year of sale or disposition equal to the lesser of (i) the amount by which the sale price of the Shares exceeded the price paid for those Shares and (ii) the amount by which the fair market value of the Shares on the first day of the Offering Period exceeded the Option Price (determined as if the first day of the Offering Period was the Exercise Date). Any additional gain upon the disposition will be taxed as a long-term capital gain. The Company will not be entitled to an income tax deduction with respect to such disposition.

Evoqua Water Technologies Corp. 2019 Proxy Statement  51

The foregoing provides only a general description of the application of federal income tax laws with respect to participation in the ESPP. The summary does not address the effects of other federal taxes or taxes imposed under state, local or foreign tax laws.

New Plan Benefits

The benefits to be received by our employees as a result of the adoption of the ESPP are not determinable, since the amounts of future purchases by Participants under the ESPP are based on elective Participant contributions and future share prices. The exercise of the Options for this first Offering Period is subject to and conditioned upon approval of the ESPP by the Company’s stockholders. None of the 5,000,000 Shares reserved for issuance pursuant to the ESPP have previously been issued. If the Company’s stockholders do not approve the ESPP, the first Offering Period will be terminated and Participants’ contributions will be returned to them.

Under the Third Amended and Restated Bylaws, the ESPP will be approved if the votes cast “FOR” its approval exceed the votes cast “AGAINST” its approval. Abstentions will have the same effect as a vote “AGAINST” the proposal. Non-votes by brokers, banks and other nominee holders of record will not be counted as votes “FOR” or “AGAINST” the ESPP.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR”

PROPOSAL 4 TO APPROVE THE ESPP.

52  Evoqua Water Technologies Corp. 2019 Proxy Statement

Proposal 5—Ratification of the Selection of Ernst & Young LLP as Our Independent Registered Public Accounting Firm

The Audit Committee of the Board has appointed Ernst & Young LLP (“Ernst & Young”) as our independent registered public accounting firm for the fiscal year ending September 30, 2019. Ernst & Young also served as our independent registered accounting firm for the fiscal year ended September 30, 2018. The services provided to us by Ernst & Young in the fiscal year ended September 30, 2018 are described below under the heading “Independent Registered Public Accounting Firm’s Fees and Services.” Representatives of Ernst & Young will be present at the Annual Meeting to respond to appropriate questions and to make a statement if they so desire.

The Audit Committee is responsible for selecting the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2019. Accordingly, stockholder approval is not required to appoint Ernst & Young as the Company’s independent registered public accounting firm. However, the Board believes that the submission of the Audit Committee’s selection to the stockholders for ratification is a matter of good corporate governance. If the Company’s stockholders do not ratify the selection of Ernst & Young as the Company’s independent registered public accounting firm, the Audit Committee will review its future selection of an independent registered public accounting firm. The Audit Committee may retain another independent registered public accounting firm at any time during the year if it concludes that such change would be in the best interest of the Company’s stockholders.

Under the Third Amended and Restated Bylaws, ratification of the selection of Ernst & Young as our independent registered public accounting firm for the fiscal year ending September 30, 2019 will be approved if the votes cast “FOR” its approval exceed the votes cast “AGAINST” its approval. Abstentions will have the same effect as a vote “AGAINST” the proposal. Non-votes by brokers, banks and other nominee holders of record, if any, will not be counted as votes “FOR” or “AGAINST” the proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2019.

Evoqua Water Technologies Corp. 2019 Proxy Statement  53

Independent Registered Public Accounting Firm’s Fees and Services

The following is a description of the professional services performed and the fees billed by Ernst & Young for the fiscal years ended September 30, 2018 and September 30, 2017.

Type of Fees	Fiscal Year Ended September 30, 2018	Fiscal Year Ended September 30, 2017

Audit Fees(1)	$2,677,914	$2,205,042

Audit-Related Fees(2)	—	7,500

Tax Fees(3)	321,218	290,900

All Other Fees(4)	541,177	1,112,325

Total	$3,540,309	$3,615,767

(1)

Audit fees consist of fees for professional services rendered for the audit of our financial statements, review of interim financial statements, assistance with registration statements filed with the SEC and services that are normally provided by Ernst & Young in connection with statutory and regulatory filings or engagements. Audit fees also include fees for services provided by Ernst & Young in connection with our initial public offering in November 2017 and our secondary offering in March 2018, including the registration statements on Form S-1 and amendments thereto in the fiscal years ended September 30, 2018 and 2017.

(2)	Audit-related fees consist of fees for other audit type services not denoted above, including fees related to agreed-upon procedures for certain state contractor licensing requirements.
(3)	Tax fees are fees for a variety of permissible services relating to tax compliance, tax planning and tax advisory services.
(4)

All other fees relate to professional services not included in the categories above, including fees related to the performance of certain advisory services associated with the Company’s strategic acquisitions.

All audit-related services, tax services and other services in fiscal years 2018 and 2017 were pre-approved by the Audit Committee, which concluded that the provision of such services by Ernst & Young was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee’s outside auditor independence policy provides that the Audit Committee must pre-approve all services and associated fees provided to the Company by its independent registered public accounting firm, with certain de minimis exceptions described in the policy. The policy authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services.

54  Evoqua Water Technologies Corp. 2019 Proxy Statement

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Related Services of Independent Auditors

The Audit Committee is responsible for the appointment, compensation, retention, oversight and termination of Evoqua Water Technologies Corp.’s independent registered public accounting firm. The Audit Committee has adopted a policy requiring that substantially all audit, audit-related and non-audit services provided by the independent auditor be pre-approved by the Audit Committee. Pre-approval is not necessary for certain minor non-audit services that (i) do not constitute more than 5% of the total amount of revenues paid by the Company to Ernst & Young during the fiscal year the non-audit services were provided; (ii) were not recognized by the Company to be non-audit services at the time of the engagement for such services; and (iii) are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit by the Audit Committee or by one or more members of the Audit Committee who are members of the Board to whom authority to grant such approvals has been delegated by the Audit Committee. The Audit Committee may delegate authority to one or more independent members of the Audit Committee to grant pre-approvals of audit and permitted non-audit services, provided that any such pre-approvals are presented to the full Audit Committee at its next scheduled meeting.

The Audit Committee has adopted a policy that prohibits our independent auditors from providing the following services:

•	bookkeeping or other services related to the accounting records or financial statements of Evoqua Water Technologies Corp.;

•	financial information systems design and implementation;

•	appraisal or valuation services, providing fairness opinions or preparing contribution-in-kind reports;

•	actuarial services;

•	internal audit outsourcing services;

•	management functions or human resources;

•	broker or dealer, investment adviser or investment banking services;

•	legal services and expert services unrelated to the audit; and

•	any other service that the Public Company Accounting Oversight Board prohibits through regulation.

The Audit Committee’s pre-approval policy is in the Audit Committee Charter, which is available on our website at aqua.evoqua.com/corporate-governance.

Evoqua Water Technologies Corp. 2019 Proxy Statement  55

Report of the Audit Committee of the Board

The Audit Committee is comprised of Peter M. Wilver, as Chairman, Nick Bhambri and Lynn C. Swann. The Audit Committee oversees Evoqua Water Technologies Corp.’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including maintaining an effective system of internal controls over financial reporting. The Audit Committee meets separately with management, the internal auditors and the independent registered public accounting firm. The Audit Committee operates under a written charter approved by the Board, a copy of which is available on our website at aqua.evoqua.com/corporate-governance. The charter, among other things, provides that the Audit Committee has full authority to appoint, compensate, retain, oversee and terminate when appropriate, the independent registered public accounting firm.

In addition to fulfilling its oversight responsibilities as set forth in its charter and further described above in the section of this Proxy Statement entitled “Corporate Governance and Board Matters—Committees of the Board—Audit Committee,” the Audit Committee has done the following things:

•

reviewed and discussed the audited financial statements in Evoqua Water Technologies Corp.’s Annual Report on Form 10-K for the fiscal year ended September 30, 2018 with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements;

•

reviewed with Ernst & Young, Evoqua Water Technologies Corp.’s independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, their judgments as to the quality and acceptability of Evoqua Water Technologies Corp.’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards;

•

received the written disclosures and the letter from Ernst & Young required by applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) regarding Ernst & Young’s communications with the Audit Committee concerning independence;

•

discussed with Ernst & Young its independence from management and Evoqua Water Technologies Corp. and considered whether Ernst & Young could also provide non-audit services without compromising the firm’s independence;

•

discussed with Ernst & Young the matters required to be discussed by PCAOB Auditing Standards No. 1301, formerly known as the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380, as adopted by the PCAOB in Rule 3200T); and

•

discussed with the Company’s internal auditors and Ernst & Young the overall scope and plans for their respective audits, and then met with the internal auditors and Ernst & Young, with and without management present, to discuss the results of their examinations, their evaluations of Evoqua Water Technologies Corp.’s internal controls and the overall quality of Evoqua Water Technologies Corp.’s financial reporting.

Based on the foregoing reviews and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended September 30, 2018, for filing with the SEC.

This report has been furnished by the members of the Audit Committee of the Board:

Audit Committee

Peter M. Wilver, Chairman

Nick Bhambri

Lynn C. Swann

56  Evoqua Water Technologies Corp. 2019 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of our common stock as of December 15, 2018:

•	each person or entity who is known by us to beneficially own more than 5% of our common stock;

•	each of our directors and named executive officers; and

•	all of our directors and executive officers as a group.

Information with respect to beneficial ownership is based upon information furnished to us by each director, executive officer or stockholder, and on information reported in Schedules 13G filed with the SEC, as the case may be. The amounts and percentages of our common stock beneficially owned are reported on the basis of rules of the SEC governing the determination of beneficial ownership of securities. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. Persons who have a right to acquire beneficial ownership of our common stock within 60 days after December 15, 2018, including any shares of our common stock subject to an option that has vested or will vest within 60 days after December 15, 2018, are also deemed to be beneficial owners of our common stock. More than one person may be deemed to be a beneficial owner of the same securities.

Each stockholder’s percentage of beneficial ownership is based on 113,943,134 shares of common stock outstanding as of December 15, 2018 plus the number of shares of common stock such stockholder has the right to acquire, including through the exercise of options, within 60 days of December 15, 2018.

Evoqua Water Technologies Corp. 2019 Proxy Statement  57

Unless otherwise indicated below, to our knowledge, all persons listed below have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law. Unless otherwise indicated below, the address for each person or entity listed below is c/o Evoqua Water Technologies Corp., 210 Sixth Avenue, Pittsburgh, Pennsylvania 15222.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Class
5% Stockholders
AEA(1)	35,018,853	30.73%
bcIMC Private Placement (2013) Investment Corporation(2)	6,723,620	5.90%
Havelock Fund Investments Pte Ltd(3)	6,037,705	5.30%
Pictet Private Equity Investors SA(4)	5,603,018	4.92%
Directors and Named Executive Officers
Ron C. Keating(5)	2,225,390	1.92%
Benedict J. Stas(6)	484,008	*
Rodney O. Aulick(7)	612,958	*
Kenneth A. Rodi(8)	189,075	*
Anthony J. Webster(9)	163,029	*
Martin J. Lamb(10)	359,614	*
Nick Bhambri(11)	314,595	*
Gary A. Cappeline(12)	—	—
Judd A. Gregg(13)	144,616	*
Brian R. Hoesterey(12)	—	—
Vinay Kumar(12)	—	—
Lynn C. Swann	10,000	*
Peter M. Wilver	—	—
All executive officers and directors as a group (16 persons)	4,885,473	4.13%

*	Represents beneficial ownership of less than 1% of our outstanding common stock.
(1)

Represents shares of our common stock held of record by AEA EWT Holdings LP (“AEA EWT Holdings”), whose general partner is AEA EWT Holdings GP LLC (“AEA EWT Holdings GP”). The managing member of AEA EWT Holdings GP is AEA Investors Fund V LP and its other members are (i) AEA Investors Participant Fund V LP, (ii) AEA Investors QP Participant Fund V LP, (iii) AEA Investors Fund V-A LP and (iv) AEA Investors Fund V-B LP (AEA Investors Fund V LP and the entities named in clauses (i) through (iv), collectively, the “AEA Funds”). The AEA Funds are also limited partners of AEA EWT Holdings. The general partner of each of AEA Investors Participant Fund V LP and AEA Investors QP Participant Fund V LP is AEA Investors PF V LLC, whose sole member is AEA Investors LP. The general partner of each of AEA Investors Fund V LP, AEA Investors Fund V-A LP and AEA Investors Fund V-B LP is AEA Investors Partners V LP, whose general partner is AEA Management (Cayman) Ltd. Each of AEA EWT Holdings GP, the AEA Funds, AEA Investors PF V LLC, AEA Investors Partners V LP, AEA Investors LP and AEA Management (Cayman) Ltd. may be deemed to share beneficial ownership of the shares of our common stock held of record by AEA EWT Holdings, but each disclaims beneficial ownership of such shares. Dr. John L. Garcia, the Chairman and Chief Executive Officer of AEA Investors LP and the sole stockholder and director of AEA Management (Cayman) Ltd., may also be deemed to share beneficial ownership of the shares of our common stock held of record by AEA EWT Holdings, but Dr. Garcia disclaims beneficial ownership of such shares. The shares of our common stock held of record by AEA EWT Holdings reflected in the table above do not include 26,833,674 shares of our common stock owned by certain of our existing stockholders who have agreed to vote all of their shares to elect one individual to our Board of Directors that has been nominated by AEA (so long as AEA holds an aggregate of at

58  Evoqua Water Technologies Corp. 2019 Proxy Statement

least 10% of our outstanding common stock) pursuant to the Stockholders’ Agreement or irrevocable voting proxies. In addition, for a period of two years following the closing of our initial public offering, so long as AEA holds an aggregate of at least 20% of our outstanding common stock, certain of these stockholders have also agreed to irrevocably appoint AEA as its proxy to vote all of their shares of our common stock with respect to the election of any member of our Board, and in the aggregate, AEA and these other stockholders beneficially own more than 50% of our outstanding common stock. AEA EWT Holdings may be deemed to have or share voting control with respect to the shares of our common stock owned by these stockholders, but AEA EWT Holdings disclaims beneficial ownership of such shares. For a description of our relationship with AEA, please see “Certain Relationships and Related Party Transactions—Transactions with AEA—Stockholders’ Agreement and Voting Proxies.”

The address for each of AEA EWT Holdings, AEA EWT Holdings GP, AEA Investors Participant Fund V LP, AEA Investors QP Participant Fund V LP, AEA Investors PF V LLC, AEA Investors LP and Dr. Garcia is c/o AEA Investors LP, 666 Fifth Avenue, 36th Floor, New York, New York 10103. The address for each of AEA Investors Fund V LP, AEA Investors Fund V-A LP, AEA Investors Fund V-B LP, AEA Investors Partners V LP and AEA Management (Cayman) Ltd. is P.O. Box 309, Ugland House, Grand Cayman KY1-1104, Cayman Islands.

(2)

Jim Pittman is Director, President and chair of bcIMC Private Placement (2013) Investment Corporation. David Woodward and Julian Remedios are Vice Presidents of bcIMC Private Placement (2013) Investment Corporation. Patricia Bood is Secretary of bcIMC Private Placement (2013) Investment Corporation. Britta Wagner is Assistant Secretary of bcIMC Private Placement (2013) Investment Corporation. In such capacities, Messrs. Pittman, Woodward and Remedios and Mss. Bood and Wagner may be deemed to have voting and dispositive power over the shares of our common stock held by bcIMC Private Placement (2013) Investment Corporation. Each of Messrs. Pittman, Woodward and Remedios and Mss. Bood and Wagner disclaim beneficial ownership of these shares. The address for bcIMC Private Placement (2013) Investment Corporation and Messrs. Pittman, Woodward and Remedios and Mss. Bood and Wagner is 750 Pandora Avenue, Victoria, British Columbia 78W OE4, Canada.

(3)

Havelock Fund Investments Pte Ltd is a wholly-owned subsidiary of Fullerton Fund Investments Pte Ltd, which is a wholly-owned subsidiary of Temasek Holdings (Private) Limited. Temasek Holdings (Private) Limited, Fullerton Fund Investments Pte Ltd and Havelock Fund Investments Pte Ltd have shared voting and dispositive power over the shares held by Havelock Fund Investments Pte Ltd. The address of these entities is 60B Orchard Road, #06-18 Tower 2, The Atrium@Orchard, Singapore 238891.

(4)

Pierre-Alain Wavre has voting and investment control over the shares of common stock held by Pictet Private Equity Investors SA, but disclaims beneficial ownership of such shares, except to the extent of any pecuniary interest therein.

(5)	Includes 2,166,950 shares of common stock issuable upon exercise of options that have vested or will vest within 60 days after December 15, 2018.
(6)	Includes 473,536 shares of common stock issuable upon exercise of options that have vested or will vest within 60 days after December 15, 2018.
(7)	Includes 566,573 shares of common stock issuable upon exercise of options that have vested or will vest within 60 days after December 15, 2018.
(8)	Includes 145,839 shares of common stock issuable upon exercise of options that have vested or will vest within 60 days after December 15, 2018.
(9)	Includes 141,499 shares of common stock issuable upon exercise of options that have vested or will vest within 60 days after December 15, 2018.
(10)	Includes 89,903 shares of common stock issuable upon exercise of options that have vested or will vest within 60 days after December 15, 2018.
(11)

Includes (i) 134,788 shares held indirectly through the Nick Bhambri Revocable Trust dated June 23, 2008 (of which Mr. Bhambri is the trustee) and (ii) 179,807 shares of common stock issuable upon exercise of options that have vested or will vest within 60 days after December 15, 2018.

(12)

Does not include 35,018,853 shares of our common stock held of record by AEA EWT Holdings. Mr. Cappeline is an operating partner of AEA, and Messrs. Hoesterey and Kumar are partners of AEA. Each of Messrs. Cappeline, Hoesterey and Kumar serves on our Board as a representative of AEA, but each disclaims beneficial ownership of the shares of our common stock held of record by AEA EWT Holdings.

Evoqua Water Technologies Corp. 2019 Proxy Statement  59

(13)	Includes 144,607 shares of common stock issuable upon exercise of options that have vested or will vest within 60 days after December 15, 2018.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors and each person who owns more than 10% of our outstanding Company common stock, to file reports of their stock ownership and changes in their ownership of our Company common stock with the SEC and the NYSE. These same people must also furnish us with copies of these reports and representations made to us that no other reports were required. We have performed a general review of such reports and amendments thereto filed in the fiscal year ended September 30, 2018. Based solely on our review of the copies of such reports furnished to us or such representations, as appropriate, to our knowledge all of our executive officers and directors, and other persons who owned more than 10% of our outstanding Company common stock, fully complied with the reporting requirements of Section 16(a) during the fiscal year ended September 30, 2018.

60  Evoqua Water Technologies Corp. 2019 Proxy Statement

Securities Authorized for Issuance Under Equity Compensation Plans

The following sets forth the aggregate information of our equity compensation plans in effect as of September 30, 2018. For further information, see Note 15 to the Notes of our Consolidated Financial Statements included in our Form 10-K for the fiscal year ended September 30, 2018 under the caption “Item 8—Financial Statements and Supplementary Data.” For information about the Evoqua Water Technologies Corp. 2018 Employee Stock Purchase Plan, see “Proposal 4—Approval of Evoqua Water Technologies Corp. 2018 Employee Stock Purchase Plan” in this Proxy Statement.

Plan category	Equity Compensation Plan Information
	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)		(c)
Equity compensation plans approved by security holders
Evoqua Water Technologies Corp. Stock Option Plan(1)	7,626,932		$5.20		1,703,507
Evoqua Water Technologies Corp. 2017 Equity Incentive Plan(1)	1,356,296	(2)	$20.94	(2)	3,705,957
IPO RSUs(3)	1,197,330		—		—
Total	10,180,558		$7.54		5,409,464

(1)

In connection with our initial public offering in November 2017, our Board of Directors adopted and our stockholders approved, the Evoqua Water Technologies Corp. 2017 Equity Incentive Plan (the “Equity Incentive Plan”). Following the adoption of the Equity Incentive Plan, no additional awards have been or will be issued under the Evoqua Water Technologies Corp. Stock Option Plan.

(2)

In addition to shares underlying outstanding stock options, the number of shares reported includes 27,248 shares in respect to outstanding restricted stock units, and excludes 16,583 shares in respect of outstanding cash-settled stock appreciation rights. The weighted average exercise price does not take RSU awards or the stock appreciation rights into account.

(3)

In connection with our initial public offering in November 2017, the Company entered into stand-alone restricted stock agreements with each of our NEOs and certain other key members of management pursuant to which recipients received, in the aggregate, approximately 1,197,330 stock-settled restricted stock units.

Evoqua Water Technologies Corp. 2019 Proxy Statement  61

Certain Relationships and Related Party Transactions

The following is a description of transactions since the beginning of our 2018 fiscal year in which we were a participant, where (i) the amount involved exceeded or will exceed $120,000, and (ii) any of our executive officers, directors or holders of more than 5% of any class of our voting securities, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest in the transaction. We believe the terms obtained or the consideration that we paid or received, as applicable, in connection with the transactions described below are comparable to terms available or amounts that would be paid or received, as applicable, in arm’s-length transactions with parties unrelated to us.

Transactions with AEA

We became a standalone company in January 2014, with the assistance of AEA as our private equity sponsor, when we acquired, through our wholly-owned entities, EWT Holdings II Corp. and EWT Holdings III Corp., all of the outstanding shares of Siemens Water Technologies, a group of legal entity businesses formerly owned by Siemens Aktiengesellschaft. We refer to this acquisition as the “Acquisition.”

Management Agreement. On January 7, 2014, we entered into a management agreement with AEA relating to the provision of its advisory and consulting services. The agreement required us to pay AEA an annual management fee of approximately $4.0 million per year following the completion of the Acquisition and continuing for as long as AEA, either directly or indirectly, owns any of our or our subsidiaries’ equity. The annual management fee was payable in quarterly installments of approximately $1.0 million, in advance, on the first day of each calendar quarter. The agreement also required us to reimburse AEA for its reasonable out-of-pocket costs and expenses incurred in connection with the Acquisition, its provision of ongoing advisory and consulting services, monitoring its investment in us and developing, negotiating, performing or enforcing any agreements or documents relating to its investment in us. We incurred expenses, excluding advisory fees, of $1.3 million for the fiscal year ended September 30, 2018. We believe that the agreement and the services mentioned above are, or were on terms at least as favorable to us, as we would expect to negotiate with unrelated third parties. In connection with our initial public offering, the agreement was terminated on November 6, 2017. While the agreement did not require us to pay AEA a termination fee, we were required to reimburse AEA for its reasonable out-of-pocket costs and expenses incurred in connection with our initial public offering.

Pursuant to the agreement, we agreed to indemnify AEA against any claims or liabilities relating to or arising out of actions taken by AEA relating to the provision of its advisory and consulting services (under the terms of the agreement) or the operation of our business, except for claims or liabilities that are shown to have resulted from actions taken by AEA in bad faith, or due to AEA’s gross negligence or willful misconduct. If for any reason (other than the bad faith, gross negligence or willful misconduct of AEA as provided above) the foregoing indemnity is unavailable to or insufficient to hold AEA harmless, then we will be required to contribute to any amount paid or payable by AEA as a result of such claims or liabilities in such proportion as is appropriate to reflect (i) the relative benefits received by us, on the one hand, and AEA, on the other hand, (ii) the relative fault of us and AEA and (iii) any relevant equitable considerations, subject to the limitation that in any event AEA’s aggregate contribution to all claims and liabilities shall not exceed the amount of fees actually received by AEA under the agreement (notwithstanding a finding of bad faith, gross negligence or willful misconduct of AEA). Under the agreement, AEA did not have any liability to us in connection with the services it rendered pursuant to the agreement (notwithstanding a finding of bad faith, gross negligence or willful misconduct of AEA). Those indemnification provisions survive termination of the agreement.

Voting Trust Agreement. Certain current and former employees, as well as certain other equity holders, contributed their shares of our common stock to a voting trust (the “Voting Trust”) pursuant to an amended and restated voting trust agreement, dated as of December 22, 2014, in exchange for units in the Voting Trust. The Voting Trust was dissolved immediately prior to the completion of our initial public offering on November 6, 2017, and shares held by the trustee were returned to the holders that contributed them and are now subject to the provisions of the Stockholders’ Agreement and the Registration Rights Agreement described below.

62  Evoqua Water Technologies Corp. 2019 Proxy Statement

Stockholders’ Agreement and Voting Proxies. We, AEA, certain members of management and certain of our stockholders entered into the Stockholders’ Agreement in connection with the Acquisition. The Stockholders’ Agreement contains, among other things, certain restrictions on the ability of the parties thereto to freely transfer shares of our stock. In addition, pursuant to the Stockholders’ Agreement, the parties thereto agreed to vote their shares of our common stock on certain matters presented to the stockholders in the same manner that the Board and a majority of our stockholders vote on such matters. The foregoing transfer and voting provisions terminated upon completion of our initial public offering on November 6, 2017. However, the Stockholders’ Agreement also provides that, for so long as certain affiliates of AEA hold an aggregate of at least 10% of our outstanding common stock, AEA will be entitled to nominate at least one individual for election to our Board, and our Board and the Nominating and Corporate Governance Committee thereof will nominate and recommend to our stockholders that such individual be elected to our Board. Certain of our stockholders have entered into voting proxies in which they have agreed to vote all of their shares to elect such individual to our Board. In general, those voting proxies will continue in effect for two years following the closing of our initial public offering, so long as certain affiliates of AEA hold an aggregate of at least 20% of our outstanding common stock, and in the aggregate, AEA and these other stockholders beneficially own more than 50% of our outstanding common stock.

Debt. AEA, through two of its affiliated funds, is one of the lenders under our term loan facility, and had a commitment of $16.2 million at September 30, 2017. At September 30, 2018, AEA was no longer a lender under our term loan facility.

Registration Rights Agreement. The parties to the Stockholders’ Agreement described above also entered into a registration rights agreement in connection with the Acquisition, which was amended and restated in connection with our initial public offering (as amended and restated, the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, holders of a total of 61,852,527 shares of our common stock as of December 15, 2018 will have the right to require us to register these shares under the Securities Act under specified circumstances or will have incidental registration rights as described below. After registration pursuant to these rights, these shares will become freely tradable without restriction under the Securities Act.

Demand Registration Rights. Subject to certain restrictions, AEA may request that we register all or a portion of their common stock for sale under the Securities Act. We will effect the registration as requested in writing by AEA, unless in the good faith judgment of our Board, such registration would materially and adversely interfere with certain existing or potential material transactions or events involving the Company and should be delayed. We are not obligated to file a registration statement pursuant to these demand provisions on more than five occasions on Form S-1; however, AEA is entitled to make an unlimited number of demands for registration on Form S-3.

Piggyback Registration Rights. In addition, if at any time, we register any shares of our common stock (other than pursuant to registrations on Form S-4 or Form S-8), the holders of all shares having registration rights are entitled, subject to certain exceptions, to receive notice at least five business days prior to the filing of the registration statement, or, in the case of holders who are individuals, no more than five business days after such filing, and to include all or a portion of their common stock in the registration.

In the event that any registration in which the holders of registrable shares participate pursuant to the Registration Rights Agreement is an underwritten public offering, the number of registrable shares to be included may, in specified circumstances, be limited.

Other Provisions. We will pay all registration and offering expenses, including, among other things, reasonable fees and disbursements of a single special counsel for AEA and of a single special counsel for all other selling stockholders, related to any demand or piggyback registration. The Registration Rights Agreement contains customary cross-indemnification provisions, pursuant to which we are obligated to indemnify any selling stockholders in the event of material misstatements or omissions in the registration statement attributable to us, and they are obligated to indemnify us for material misstatements or omissions in the registration statement attributable to them. A particular stockholder’s shares shall no longer be considered registrable shares, to which demand and piggyback registration rights apply, (i) when such shares have been disposed of under an effective registration statement or (ii) when such stockholder can sell, or with respect to AEA, has sold, such shares under Rule 144 of the Securities Act. In addition, the parties to the Registration

Evoqua Water Technologies Corp. 2019 Proxy Statement  63

Rights Agreement have agreed to not sell any shares pursuant to Rule 144 of the Securities Act or in another private placement for a period of two years following the closing of our initial public offering, unless consented to by our Board or sold to certain permitted transferees. The Registration Rights Agreement does not provide for any cash penalties or other penalties associated with any delays in registering any shares.

Family Relationships

The son of James M. Kohosek, our Executive Vice President, Chief Administrative Officer, is an employee of the Company. He is employed in a non-executive officer capacity and does not report to an executive officer. His total compensation during the fiscal year ended September 30, 2018, including base salary, bonus and benefits, exceeded the $120,000 related person transaction threshold and, as a result, was reviewed by the Audit Committee. He participates in compensation and incentive plans or arrangements on the same basis as other similarly situated employees.

Policies and Procedures for Related Party Transactions

Our Board has adopted a written policy providing that the Audit Committee will review and approve or ratify transactions in excess of $120,000 of value in which the Company is a participant and in which a related party (as defined below) has or will have a direct or indirect material interest. Under this policy, the Board is to obtain all information it believes to be relevant to a review and approval or ratification of these transactions. The General Counsel and Corporate Controller shall review all of the relevant facts and circumstances of all related party transactions and either (a) bring to the Audit Committee for approval or ratification any transaction (i) exceeding $120,000 or (ii) considered potentially material to the Company’s business, financial condition, results of operations or prospects, or (b) approve or disapprove of the entry into any transaction not meeting the conditions specified in clauses (a)(i) or (a)(ii) of this paragraph.

The Audit Committee or the General Counsel and Corporate Controller, as the case may be, may approve only those related party transactions that they determine are on terms, taken as a whole, that are no less favorable to us than could be obtained in an arm’s-length transaction with an unrelated third party and that the Audit Committee or the General Counsel and Corporate Controller, as the case may be, determine are not inconsistent with the best interests of the Company. In particular, our policy with respect to related party transactions will require our Audit Committee or the General Counsel and Corporate Controller, as the case may be, to consider (i) whether the transaction was undertaken in the ordinary course of business, (ii) whether the related party transaction was initiated by the Company or the related party, (iii) the availability of other sources for comparable products or services, whether the transaction with the related party is proposed to be, or was, entered into on terms no less favorable to the Company than terms that could have been reached with an unrelated third party and the duration of the transaction and the terms available to unrelated third parties and employees generally, (iv) the purpose of, and the potential benefits to the Company of, the related party transaction, (v) the impact on a director’s independence in the event that the related party is a director, director nominee, immediate family member of a director or director nominee or an entity in which any such person has an interest or relationship, (vi) the approximate amount involved in the related party transaction, (vii) the related party’s interest in the related party transaction and (viii) any other information regarding the related party transaction or the related party that would be material to investors in light of the circumstances of the particular transaction or would impair the independence of an independent director or present an improper conflict of interest for any director or executive officer.

For the purposes of this policy, the Company deems a “related party” to be (i) any person who is or was at any time since the beginning of the last completed fiscal year an executive officer, director or nominee for director, or any immediate family member of such person, (ii) any person beneficially owning more than 5% of any class of the Company’s voting securities, (iii) any affiliates of the Company, (iv) any entities for which investments in their equity securities would be required to be accounted for by the equity method by the investing entity, (v) any trusts for the benefit of employees that are managed by or under the trusteeship of management and (vi) all members of the Company’s Executive Leadership Team, Finance Leadership, Plant Controllers, Segment Leadership and any immediate family member of such person.

64  Evoqua Water Technologies Corp. 2019 Proxy Statement

Other Matters

Incorporation by Reference

The Audit Committee Report shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities under that Section, and shall not be deemed to be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or Exchange Act, except to the extent that we specifically incorporate it by reference into such filing. In addition, the information contained on, or that can be accessed through, our website is not part of this Proxy Statement and references to our website addresses in this Proxy Statement are inactive textual references only.

Access to Reports and Other Information

We file or furnish our Annual Report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, Proxy Statements and other documents electronically with the SEC under the Exchange Act. You may read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain such reports from the SEC’s website at www.sec.gov.

Our website is www.evoqua.com. Our Annual Report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, Proxy Statements and other documents filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act are available on our website as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our Corporate Governance Guidelines, Code of Ethics and Business Conduct and Board committee charters are also available on our website. We will provide, free of charge, a copy of any of our corporate documents listed above upon written request to our General Counsel and Secretary at 210 Sixth Avenue, Pittsburgh, Pennsylvania 15222.

Other Matters That May Come Before the Annual Meeting

We do not know of any other matters that will be considered at the Annual Meeting. However, if any other proper business should come before the meeting, the persons named in the proxy card will have discretionary authority to vote according to their best judgment to the extent permitted by applicable law.

* * * * *

By Order of the Board of Directors,

Vincent Grieco

Executive Vice President,

Secretary and General Counsel

Pittsburgh, Pennsylvania

January 7, 2019

Evoqua Water Technologies Corp. 2019 Proxy Statement  65

Appendix A

EVOQUA WATER TECHNOLOGIES CORP.

2018 EMPLOYEE STOCK PURCHASE PLAN

ARTICLE I

PURPOSE AND SCOPE OF THE PLAN

1.1        Purpose and Scope.   The purpose of the Evoqua Water Technologies Corp. 2018 Employee Stock Purchase Plan is to provide employees of Evoqua Water Technologies Corp. and designated subsidiaries the opportunity to acquire a stock ownership interest in Evoqua Water Technologies Corp. pursuant to a plan that is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986.

ARTICLE II

DEFINITIONS

Whenever the following terms are used in the Plan, they shall have the meaning specified below unless the context clearly indicates to the contrary. The singular pronoun shall include the plural where the context so indicates.

2.1        “Administrator” shall mean the Committee, or such individuals to which authority to administer the Plan has been delegated under Section 7.1 hereof.

2.2        “Board” shall mean the board of directors of the Company.

2.3        “Code” shall mean the Internal Revenue Code of 1986, as amended.

2.4        “Committee” shall mean the Compensation Committee of the Board or another committee or subcommittee of the Board or the Compensation Committee described in Article VII hereof.

2.5        “Common Stock” shall mean the common stock of the Company, par value $0.01 per share.

2.6        “Company” shall mean Evoqua Water Technologies Corp.

2.7        “Compensation” shall mean an Employee’s regular base pay and does not include (a) bonuses, (b) contributions to and payments from any plan of deferred compensation, (c) premiums paid for group insurance coverages, welfare benefits, car and expense allowances and similar payments, (d) moving expense reimbursements, (e) severance payments and (f) accrued but unused vacation pay.

2.8        “Designated Subsidiary” shall mean each Subsidiary that has been designated by the Board or Committee from time to time in its sole discretion as eligible to participate in the Plan, in accordance with Section 7.2 hereof.

2.9        “Effective Date” shall mean the date the Plan is adopted by the Board, subject to approval by the Company’s stockholders.

2.10      “Eligible Employee” shall mean an Employee (a) whose customary employment is more than 20 hours per week and more than five months in a calendar year, (b) who has been an Employee for at least one year and (c) who after the granting of the Option would not be deemed for purposes of Section 423(b)(3) of the Code to possess five percent or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary. For purposes of clause (c), the rules of Section 424(d) of the Code with regard to the attribution of stock ownership shall apply in determining the stock ownership of an individual, and stock which an Employee may purchase under outstanding options shall be treated as stock owned by the Employee. Notwithstanding the foregoing, the Administrator may exclude from participation in the Plan as an Eligible Employee (x) any Employee that is a “highly compensated employee” of the

Evoqua Water Technologies Corp. 2019 Proxy Statement A-1

Company or any Designated Subsidiary (within the meaning of Section 414(q) of the Code), or that is such a “highly compensated employee” (A) with compensation above a specified level, (B) who is an officer and/or (C) is subject to the disclosure requirements of Section 16(a) of the Exchange Act and/or (y) any Employee who is a citizen or resident of a foreign jurisdiction (without regard to whether they are also a citizen of the United States or a resident alien (within the meaning of Section 7701(b)(1)(A) of the Code)) if either (i) the grant of the Option is prohibited under the laws of the jurisdiction governing such Employee, or (ii) compliance with the laws of the foreign jurisdiction would cause the Plan or the Option to violate the requirements of Section 423 of the Code; provided that any exclusion in clauses (x), and/or (y) shall be applied in an identical manner under each Offering Period to all Employees of the Company and all Designated Subsidiaries, in accordance with Treasury Regulation Section 1.423-2(e).

2.11      “Employee” shall mean any person who renders services to the Company or a Designated Subsidiary in the status of an employee within the meaning of Section 3401(c) of the Code. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on military leave, sick leave or other leave of absence approved by the Company or Designated Subsidiary and meeting the requirements of Treasury Regulation Section 1.421-1(h)(2). Where the period of leave exceeds three months, or such other period specified in Treasury Regulation Section 1.421-1(h)(2), and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the first day immediately following such three-month period, or such other period specified in Treasury Regulation Section 1.421-1(h)(2).

2.12      “Grant Date” shall mean the first Trading Day of each Offering Period.

2.13      “Exercise Date” shall mean the last Trading Day of each Offering Period, except as provided in Section 5.2 hereof.

2.14      “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

2.15      “Fair Market Value” shall mean, as of any date, the value of a Share determined as follows:

(a)        If the Common Stock is (i) listed on any established securities exchange (such as the New York Stock Exchange, the NASDAQ Global Market and the NASDAQ Global Select Market), (ii) listed on any national market system or (iii) listed, quoted or traded on any automated quotation system, its Fair Market Value shall be the closing sales price for a Share as quoted on such exchange or system for such date or, if there is no closing sales price for a Share on the date in question, the closing sales price for a Share on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(b)        If the Common Stock is not listed on an established securities exchange, national market system or automated quotation system, but the Common Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a Share on such date, the high bid and low asked prices for a Share on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(c)         If the Common Stock is neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Administrator in good faith.

2.16      “Offering Period” shall mean each six-month period commencing on each October 1 and April 1 following the Effective Date, except as provided under Section 5.2 hereof. The duration and timing of Offering Periods may be established or changed by the Board or Committee at any time, in its sole discretion. Notwithstanding the foregoing, in no event may an Offering Period exceed 27 months.

2.17      “Option” shall mean the right to purchase Shares pursuant to the Plan during each Offering Period.

2.18      “Option Price” shall mean the purchase price of a Share hereunder as provided in Section 4.2 hereof.

A-2  Evoqua Water Technologies Corp. 2019 Proxy Statement

2.19      “Participant” shall mean any Eligible Employee who elects to participate in the Plan.

2.20      “Plan” shall mean this Evoqua Water Technologies Corp. 2018 Employee Stock Purchase Plan.

2.21      “Plan Account” shall mean a bookkeeping account established and maintained by the Company or its agent in the name of each Participant.

2.22      “Share” shall mean a share of Common Stock.

2.23      “Subsidiary” shall mean any entity that is a subsidiary corporation of the Company within the meaning of Section 424 of the Code and the Treasury Regulations thereunder. In addition, with respect to any sub-plans adopted under Section 7.1(d) hereof which are designed to be outside the scope of Section 423 of the Code, Subsidiary shall include any corporate or noncorporate entity in which the Company has a direct or indirect equity interest or significant business relationship.

2.24      “Trading Day” shall mean a day on which the principal securities exchange on which the Common Stock is listed is open for trading or, if the Common Stock is not listed on a securities exchange, shall mean a business day, as determined by the Administrator in good faith.

ARTICLE III

PARTICIPATION

3.1        Eligibility

(a)        Any Eligible Employee who shall be employed by the Company or a Designated Subsidiary on a given Grant Date for an Offering Period shall be eligible to participate in the Plan during such Offering Period, subject to the requirements of Articles IV and V hereof, and the limitations imposed by Section 423(b) of the Code and the Treasury Regulations thereunder.

(b)        No Eligible Employee shall be granted an Option under the Plan which permits the Participant’s rights to purchase Shares under the Plan, and to purchase stock under all other employee stock purchase plans of the Company, any parent (which means any entity which may be the parent corporation of the Company within the meaning of Section 424 of the Code and the Treasury Regulations thereunder) or any Subsidiary, subject to Section 423 of the Code, to accrue at a rate which exceeds $25,000 of the fair market value of such stock (determined at the time the option is granted) for each calendar year in which any Section 423 option granted to the Participant is outstanding at any time. The limitation under this Section 3.1(b) shall be applied in accordance with Section 423(b)(8) of the Code and the Treasury Regulations thereunder.

3.2        Election to Participate; Payroll Deductions

(a)        An Eligible Employee may become a Participant in the Plan only by means of payroll deduction. Each individual who is an Eligible Employee as of an Offering Period’s Grant Date may elect to participate in such Offering Period and the Plan by delivering to the Company a payroll deduction authorization prior to the applicable Grant Date (or by such period of time prior to the Grant Date as may be determined by the Administrator, in its sole discretion).

(b)        Subject to Section 3.1(b) hereof, payroll deductions with respect to an Offering Period shall be expressed as whole number percentages of the Participant’s Compensation as of each regular and recurring established payday during the Offering Period following the Grant Date. Amounts deducted from a Participant’s Compensation with respect to an Offering Period pursuant to this Section 3.2 shall be deducted each payday through payroll deduction and credited to the Participant’s Plan Account. The Administrator may establish for any Offering Period a limit on the amount of Compensation that a Participant may have deducted through payroll deduction and credited to the Participant’s Plan Account.

Evoqua Water Technologies Corp. 2019 Proxy Statement A-3

(c)        A Participant may decrease (to as low as zero) the amount deducted from such Participant’s Compensation during an Offering Period by providing written notice to the Company, which decrease shall be implemented as soon as reasonably practicable following receipt of such notice. A Participant may not increase the amount deducted from such Participant’s Compensation during an Offering Period.

(d)        Notwithstanding the foregoing, upon the completion of an Offering Period, each Participant in such Offering Period shall automatically participate in the next Offering Period, unless such Participant delivers to the Company a different election with respect to the next Offering Period in accordance with Section 3.2(a) hereof, or unless such Participant becomes ineligible for participation in the Plan.

ARTICLE IV

PURCHASE OF SHARES

4.1        Grant of Option.  Each Participant shall be granted an Option with respect to an Offering Period on the applicable Grant Date. Subject to the limitations of Section 3.1(b) hereof, the number of Shares subject to a Participant’s Option as of any Exercise Date shall be determined by dividing (a) such Participant’s payroll deductions accumulated prior to an Exercise Date and retained in the Participant’s Plan Account on such Exercise Date by (b) the applicable Option Price; provided that in no event shall a Participant be permitted to purchase during any Offering Period more than that number of Shares (subject to any adjustment pursuant to Section 5.2 hereof) determined by dividing $25,000 by the Fair Market Value of a Share on the Grant Date. The Administrator may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of Shares that a Participant may purchase during such future Offering Periods. Each Option shall expire on the Exercise Date for the applicable Offering Period immediately after the automatic exercise of the Option in accordance with Section 4.3 hereof, unless such Option terminates earlier in accordance with Article 6 hereof.

4.2        Option Price.  The “Option Price” per Share to be paid by a Participant upon exercise of the Participant’s Option on the applicable Exercise Date for an Offering Period shall be equal to 85 percent of the lesser of the Fair Market Value of a Share on (a) the applicable Grant Date and (b) the applicable Exercise Date; provided that in no event shall the Option Price per Share be less than the par value per Share.

4.3        Purchase of Shares

(a)        On the applicable Exercise Date for an Offering Period, each Participant shall automatically and without any action on such Participant’s part be deemed to have exercised his or her Option to purchase at the applicable Option Price the largest number of whole Shares which can be purchased with the amount in the Participant’s Plan Account. Any balance, if any, remaining in the Participant’s Plan Account (after exercise of such Participant’s Option) as of the Exercise Date shall be carried forward to the next Offering Period, unless the Participant has elected to withdraw from the Plan pursuant to Section 6.1 hereof or, pursuant to Section 6.2 hereof, such Participant has ceased to be an Eligible Employee. Any balance not carried forward to the next Offering Period in accordance with the prior sentence shall be refunded to the applicable Participant.

(b)        As soon as practicable following the applicable Exercise Date, the number of Shares purchased by such Participant pursuant to Section 4.3(a) hereof shall be delivered (either in share certificate or book entry form), in the Company’s sole discretion, to either (i) the Participant or (ii) an account established in the Participant’s name at a stock brokerage or other financial services firm designated by the Company. If the Company is required to obtain from any commission or agency authority to issue any such Shares, the Company shall seek to obtain such authority. Inability of the Company to obtain from any such commission or agency authority which counsel for the Company deems necessary for the lawful issuance of any such shares shall relieve the Company from liability to any Participant except to refund to the Participant such Participant’s Plan Account balance, without interest thereon.

4.4        Transferability of Rights.  An Option granted under the Plan shall not be transferable, other than by will or the applicable laws of descent and distribution, and is exercisable during the Participant’s lifetime only by the Participant. No

A-4  Evoqua Water Technologies Corp. 2019 Proxy Statement

option or interest or right to the Option shall be available to pay off any debts, contracts or engagements of the Participant or his or her successors in interest or shall be subject to disposition by pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempt at disposition of the option shall have no effect.

ARTICLE V

PROVISIONS RELATING TO COMMON STOCK

5.1        Common Stock Reserved.  Subject to adjustment as provided in Section 5.2 hereof, the maximum number of Shares that shall be made available for sale under the Plan shall be 5,000,000. Shares made available for sale under the Plan may be authorized but unissued shares, treasury shares of Common Stock, or reacquired shares reserved for issuance under the Plan.

5.2        Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale

(a)        Changes in Capitalization.  Subject to any required action by the stockholders of the Company, the number of Shares which have been authorized for issuance under the Plan but not yet placed under Option, as well as the price per share and the number of Shares covered by each Option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of Shares effected without receipt of consideration by the Company. Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option.

(b)        Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Exercise Date, and such Offering Period shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Administrator. The new Exercise Date shall be before the date of the Company’s proposed dissolution or liquidation. The Administrator shall notify each Participant in writing, at least ten business days prior to the new Exercise Date, that the Exercise Date for the Participant’s Option has been changed to the new Exercise Date and that the Participant’s Option shall be exercised automatically on the new Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 6.1 hereof or the Participant has ceased to be an Eligible Employee as provided in Section 6.2 hereof.

(c)        Merger or Asset Sale.  In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding Option shall be assumed or an equivalent Option substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the Option is not assumed or substituted, any Offering Periods then in progress shall be shortened by setting a new Exercise Date and any Offering Periods then in progress shall end on the new Exercise Date. The new Exercise Date shall be before the date of the Company’s proposed sale or merger. The Administrator shall notify each Participant in writing, at least ten business days prior to the new Exercise Date, that the Exercise Date for the Participant’s Option has been changed to the new Exercise Date and that the Participant’s Option shall be exercised automatically on the new Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 6.1 hereof or the Participant has ceased to be an Eligible Employee as provided in Section 6.2 hereof.

5.3        Insufficient Shares.  If the Administrator determines that, on a given Exercise Date, the number of Shares with respect to which Options are to be exercised may exceed the number of Shares remaining available for sale under the Plan on such Exercise Date, the Administrator shall make a pro rata allocation of the Shares available for issuance on such Exercise Date in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable

Evoqua Water Technologies Corp. 2019 Proxy Statement A-5

among all Participants exercising Options to purchase Shares on such Exercise Date, and unless additional shares are authorized for issuance under the Plan, no further Offering Periods shall take place and the Plan shall terminate pursuant to Section 7.5 hereof. If an Offering Period is so terminated, then the balance of the amount credited to the Participant’s Plan Account which has not been applied to the purchase of Shares shall be paid to such Participant in one lump sum in cash within 30 days after such Exercise Date, without any interest thereon.

5.4        Rights as Stockholders.  With respect to Shares subject to an Option, a Participant shall not be deemed to be a stockholder of the Company and shall not have any of the rights or privileges of a stockholder. A Participant shall have the rights and privileges of a stockholder of the Company when, but not until, Shares have been deposited in the designated brokerage account following exercise of his or her Option.

ARTICLE VI

TERMINATION OF PARTICIPATION

6.1        Cessation of Contributions; Voluntary Withdrawal

(a)        A Participant may cease payroll deductions during an Offering Period and elect to withdraw from the Plan by delivering written notice of such election to the Company in such form and a reasonable time prior to the Exercise Date for such Offering Period as may be established by the Administrator. Amounts credited to the Plan Account of a Participant electing to withdraw from the Plan shall be returned to the Participant in one lump-sum payment in cash within 30 days after such election is received by the Company, without any interest thereon, and the Participant shall cease to participate in the Plan and the Participant’s Option for such Offering Period shall terminate.

(b)        A Participant’s withdrawal from the Plan shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the Participant withdraws.

(c)        A Participant who ceases contributions to the Plan during any Offering Period shall not be permitted to resume contributions to the Plan during that Offering Period.

6.2        Termination of Eligibility.  Upon a Participant’s ceasing to be an Eligible Employee, for any reason, such Participant’s Option for the applicable Offering Period shall automatically terminate, he or she shall be deemed to have elected to withdraw from the Plan, and such Participant’s Plan Account shall be paid to such Participant or, in the case of his or her death, to the person or persons entitled thereto pursuant to applicable law, within 30 days after such cessation of being an Eligible Employee, without any interest thereon.

ARTICLE VII

GENERAL PROVISIONS

7.1        Administration

(a)        The Plan shall be administered by the Committee, which (unless otherwise determined by the Board) shall consist solely of two or more members of the Board, each of whom is intended to qualify as a “non-employee director” as defined by Rule 16b-3 of the Exchange Act and an “independent director” under the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded, in each case, to the extent required under such provision. The Committee may delegate administrative tasks under the Plan to an agent, including establishing and maintaining an individual securities account under the Plan for each Participant.

(b)        It shall be the duty of the Administrator to conduct the general administration of the Plan in accordance with the provisions of the Plan. The Administrator shall have the power, subject to the express provisions of the Plan, to: (i) establish and terminate Offering Periods; (ii) determine when and how Options shall be granted and the provisions and terms of each Offering Period (which need not be identical); (iii) select Designated Subsidiaries in accordance with

A-6  Evoqua Water Technologies Corp. 2019 Proxy Statement

Section 7.2 hereof; and (iv) construe and interpret the Plan, the terms of any Offering Period and the terms of the Options and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. The Administrator, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, any Offering Period or any Option, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effect, subject to Section 423 of the Code and the Treasury Regulations thereunder.

(c)        The Administrator may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Administrator is specifically authorized to adopt rules and procedures regarding handling of participation elections, payroll deductions, payment of interest, conversion of local currency, payroll tax, withholding procedures and handling of stock certificates which vary with local requirements. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Administrator under the Plan.

(d)        The Administrator may adopt sub-plans applicable to particular Designated Subsidiaries or locations, which sub-plans may be designed to be outside the scope of Section 423 of the Code. The rules of such sub-plans may take precedence over other provisions of this Plan, with the exception of Section 5.1 hereof, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan.

(e)        All expenses and liabilities incurred by the Administrator in connection with the administration of the Plan shall be borne by the Company. The Administrator may, with the approval of the Committee, employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Administrator, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon all Participants, the Company and all other interested persons. No member of the Board or Administrator shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the options, and all members of the Board or Administrator shall be fully protected by the Company in respect to any such action, determination, or interpretation.

7.2        Designation of Subsidiary Corporations.  The Board or Committee shall designate from among the Subsidiaries, as determined from time to time, the Subsidiary or Subsidiaries that shall constitute Designated Subsidiaries. The Board or Committee may designate a Subsidiary, or terminate the designation of a Subsidiary, without the approval of the stockholders of the Company.

7.3        Reports.  Individual accounts shall be maintained for each Participant in the Plan. Statements of Plan Accounts shall be given to Participants at least annually, which statements shall set forth the amounts of payroll deductions, the Option Price, the number of Shares purchased and the remaining cash balance, if any.

7.4        No Right to Employment.  Nothing in the Plan shall be construed to give any person (including any Participant) the right to remain in the employ of the Company, a parent or a subsidiary or to affect the right of the Company, any parent or any subsidiary to terminate the employment of any person (including any Participant) at any time, with or without cause, which right is expressly reserved.

7.5        Amendment and Termination of the Plan.

(a)        The Board may, in its sole discretion, amend, suspend or terminate the Plan at any time and from time to time; provided, however, that without approval of the Company’s stockholders given within 12 months before or after action by the Board, the Plan may not be amended to increase the maximum number of Shares subject to the Plan, to change the designation or class of Eligible Employees or in any other manner that requires the approval of the Company’s stockholders; and provided, further that without approval of the Company’s stockholders, the Plan may not be amended in any manner that would cause the Plan to no longer be an “employee stock purchase plan” within the meaning of Section 423(b) of the Code.

Evoqua Water Technologies Corp. 2019 Proxy Statement A-7

(b)        In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may, to the extent permitted under Section 423 of the Code, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to: (i) altering the Option Price for any Offering Period including an Offering Period underway at the time of the change in Option Price; (ii) shortening any Offering Period so that the Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Administrator action; and (iii) allocating Shares. Such modifications or amendments shall not require stockholder approval or the consent of any Participant.

(c)        Upon termination of the Plan, the balance in each Participant’s Plan Account shall be refunded as soon as practicable after such termination, without any interest thereon.

7.6        Use of Funds; No Interest Paid.  All funds received by the Company by reason of purchase of Shares under the Plan shall be included in the general funds of the Company free of any trust or other restriction and may be used for any corporate purpose. No interest shall be paid to any Participant or credited under the Plan.

7.7        Term; Approval by Stockholders.  No Option may be granted during any period of suspension of the Plan or after termination of the Plan. The Plan shall be submitted for the approval of the Company’s stockholders within 12 months after the date of the Board’s initial adoption of the Plan. Options may be granted prior to such stockholder approval; provided, however, that such Options shall not be exercisable prior to the time when the Plan is approved by the stockholders; provided, further that if such approval has not been obtained by the end of said 12-month period, all Options previously granted under the Plan shall thereupon terminate and be canceled and become null and void without being exercised.

7.8        Effect Upon Other Plans.  The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company, any Parent or any Subsidiary. Nothing in the Plan shall be construed to limit the right of the Company or any Subsidiary (a) to establish any other forms of incentives or compensation for Employees of the Company or any Subsidiary, or (b) to grant or assume Options otherwise than under the Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.

7.9        Conformity to Securities Laws.  Notwithstanding any other provision of the Plan, the Plan and the participation in the Plan by any individual who is then subject to Section 16 of the Exchange Act shall be subject to any additional limitations set forth in any applicable exemption rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

7.10      Tax Withholding.  The Company or any Parent or any Subsidiary shall be entitled to require payment in cash or deduction from other compensation payable to each Participant of any sums required by federal, state or local tax law to be withheld with respect to any purchase of Shares under the Plan or any sale of such shares.

7.11      Governing Law.  The Plan and all rights and obligations thereunder shall be construed and enforced in accordance with the laws of the State of Delaware.

7.12      Notices.  All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

7.13      Conditions to Issuance of Shares

(a)        Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing Shares pursuant to the exercise of an Option by a Participant, unless and

A-8  Evoqua Water Technologies Corp. 2019 Proxy Statement

until the Board or the Committee has determined, with advice of counsel, that the issuance of such Shares is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any securities exchange or automated quotation system on which the Shares are listed or traded, and the Shares are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Board or the Committee may require that a Participant make such reasonable covenants, agreements, and representations as the Board or the Committee, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements.

(b)        All certificates for Shares delivered pursuant to the Plan and all Shares issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state, or foreign securities or other laws, rules and regulations and the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted, or traded. The Committee may place legends on any certificate or book entry evidencing Shares to reference restrictions applicable to the Shares.

(c)        The Committee shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Option, including a window-period limitation, as may be imposed in the sole discretion of the Committee.

(d)        Notwithstanding any other provision of the Plan, unless otherwise determined by the Committee or required by any applicable law, rule or regulation, the Company may, in lieu of delivering to any Participant certificates evidencing Shares issued in connection with any Option, record the issuance of Shares in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

7.14      Equal Rights and Privileges.  Except with respect to sub-plans designed to be outside the scope of Section 423 of the Code, all Eligible Employees of the Company (or of any Designated Subsidiary) shall have equal rights and privileges under this Plan to the extent required under Section 423 of the Code or the regulations promulgated thereunder so that this Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 of the Code or the Treasury Regulations thereunder. Any provision of this Plan that is inconsistent with Section 423 of the Code or the Treasury Regulations thereunder shall, without further act or amendment by the Company or the Board, be reformed to comply with the equal rights and privileges requirement of Section 423 of the Code or the Treasury Regulations thereunder.

7.15      Notice of Disposition of Shares.  Each Participant shall give the Company prompt notice of any disposition of Shares acquired pursuant to the exercise of an Option if such disposition is made (a) within two years after the applicable Grant Date or (b) within one year after the transfer of such Shares to such Participant upon exercise of such Option. The Company may direct that any certificates evidencing shares acquired pursuant to the Plan refer to such requirement. A gifting of Shares will be treated as a disposition.

7.16      ESPP Broker Account.  The Shares purchased on behalf of a Participant shall be deposited directly into a brokerage account established by the Administrator for the Participant at a brokerage firm selected by the Administrator. This account shall be known as the “ESPP Broker Account.” A Participant will be free to undertake a disposition of such Shares in his or her ESPP Broker Account at any time. The Administrator may, however, adopt such policies and procedures regarding the transfer of shares from the Participant’s ESPP Broker Account prior to disposition, including a requirement that, in the absence of a disposition, the Shares purchased must remain in the Participant’s ESPP Broker Account.

Evoqua Water Technologies Corp. 2019 Proxy Statement A-9

EVOQUA WATER TECHNOLOGIES CORP.

2018 INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN

(SUB-PLAN OF THE EVOQUA WATER TECHNOLOGIES CORP.

2018 EMPLOYEE STOCK PURCHASE PLAN)

ARTICLE I

PURPOSE AND SCOPE OF THE PLAN

The Evoqua Water Technologies Corp. 2018 International Employee Stock Purchase Plan (the “Sub-Plan”), which is a sub-plan of the Evoqua Water Technologies Corp. 2018 Employee Stock Purchase Plan (the “U.S. Plan”), is intended to provide eligible employees of designated foreign subsidiaries of Evoqua Water Technologies Corp. with the opportunity to acquire a stock ownership interest in Evoqua Water Technologies Corp. pursuant to a plan that is not intended to qualify as an “employee stock purchase Plan” under Section 423 of the U.S. Internal Revenue Core of 1986.

All of the terms of the U.S. Plan shall apply to the Sub-Plan, except as otherwise provided herein. To the extent that the U.S. Plan and the Sub-Plan are inconsistent in respect of a jurisdiction other than the United States, the Sub-Plan prevails.

This Sub-Plan became effective on the effective date of the U.S. Plan.

ARTICLE II

DEFINITIONS

All definitions in the U.S. Plan shall apply under this Sub-Plan, except as follows:

“Compensation” shall mean an Employee’s regular base pay paid by a Designated Foreign Subsidiary.

“Designated Foreign Subsidiary” shall mean each non-U.S. Subsidiary that has been designated by the Board or Committee from time to time in its sole discretion as eligible to participate in the Plan, in accordance with Section 7.2 of the U.S. Plan.

“Eligible Employee” shall mean an Employee described in Section 2.10 of the U.S. Plan; provided, however, that (x) the employment requirements described in clauses (a) and (b) of Section 2.10 of the U.S. Plan will not apply under this Sub-Plan, and (y) the Employee must also reside in the country where the Designated Foreign Subsidiary employing the Employee is located. An individual shall cease to be an Eligible Employee on the last day of active employment with the Designated Foreign Subsidiary, without regard to any notice period (whether under contract, statute or otherwise) or any period of garden leave. Notwithstanding the foregoing, the Administrator may exclude from participation in the Plan as an Eligible Employee certain Employees until such time as appropriate filings are completed and/or approval is obtained under local law.

“Employee” shall mean any person who renders services to the Designated Foreign Subsidiary in the status of an employee pursuant to applicable law. For purposes of this Sub-Plan, the employment relationship shall be treated as continuing intact while the individual is on military leave, sick leave or other leave of absence approved by the Designated Foreign Subsidiary, or on a leave protected by applicable local law. For purposes of this Sub-Plan, applicable local law will govern when an individual’s employment is considered to have terminated.

“Sub-Plan” shall mean this Evoqua Water Technologies Corp. 2018 International Employee Stock Purchase Plan.

“U.S. Plan” shall mean the Evoqua Water Technologies Corp. 2018 Employee Stock Purchase Plan.

ARTICLE III

PARTICIPATION

Each Eligible Employee of a Designated Foreign Subsidiary on the commencement date of any Offering Period shall be eligible to participate in the Sub-Plan for that Offering Period. Such Eligible Employee may enroll in accordance with procedures described in the U.S. Plan.

A-10  Evoqua Water Technologies Corp. 2019 Proxy Statement

An Eligible Employee may not authorize payroll deductions that would result in the monthly compensation actually paid to the Eligible Employee being less than the applicable local statutory minimum wage, if any, or otherwise exceed a payroll deduction limitation under applicable local law (such as a restriction under local law on the percentage of compensation that an employee may contribute), if any.

Payroll deductions authorized by the Participant shall be credited to the Participant’s Plan Account in the currency in which the Participant is usually paid by the Designated Foreign Subsidiary, and such amounts will not be converted to U.S. Dollars until the Exercise Date for that Offering Period.

ARTICLE IV

PURCHASE OF SHARES

The provisions of the U.S. Plan relating to the Purchase of Shares shall apply under the Sub-Plan. All purchases of Shares under the Sub-Plan are to be made with U.S. Dollars into which payroll deductions for the Offering Period have been converted. For purposes of determining the number of Shares purchasable by a Participant, the payroll deductions credited to each Participant’s Plan Account during each Offering Period shall be converted into U.S. Dollars on the Exercise Date for that Offering Period on the basis of the exchange rate in effect on such date. The Administrator shall have absolute discretion to determine the applicable exchange rate to be in effect for each Exercise Date by any reasonable method (including, without limitation, the exchange rate actually used by the Company for its intra-Company financial transactions for the month of such transfer). Any changes or fluctuations in the exchange rate at which the payroll deductions collected on the Participant’s behalf are converted into U.S. Dollars on each Exercise Date shall be borne solely by the Participant.

ARTICLE V

PROVISIONS RELATING TO COMMON STOCK

The Common Stock purchasable by Participants under the Sub-Plan shall be made available from Shares reserved under the U.S. Plan, and any Shares issued under the Sub-Plan will reduce the number of shares of Common Stock available for issuance under the U.S. Plan.

ARTICLE VI

TERMINATION OF PARTICIPATION

In the event a Participant elects to withdraw from the Sub-Plan during an Offering Period or is deemed to have elected to withdraw because the Participant ceased to be an Eligible Employee, amounts credited to the Plan Account of a Participant shall be returned to the Participant in the currency in which the Participant is usually paid by the Designated Foreign Subsidiary.

No Participant shall have any right to compensation or damages on account of any loss in respect of an Option where this loss arises (or is claimed to arise), in whole or in part, from the individual ceasing to be an Eligible Employee (or notice being given such that the individual will cease to be an Eligible Employee when such notice takes effect).

ARTICLE VII

GENERAL PROVISIONS

This Sub-Plan shall be administered by the Committee, and the provisions of Article VII of the U.S. Plan relating to administration, including amendment and termination and governing law, shall apply to the Sub-Plan.

A Designated Foreign Subsidiary will not grant Options under this Sub-Plan, and a Designated Foreign Subsidiary will not issue Shares under this Sub-Plan. Only the Company is authorized to grant Options and issue Shares under this Sub-Plan.

Evoqua Water Technologies Corp. 2019 Proxy Statement A-11

ADDENDUM FOR AUSTRALIAN PARTICIPANTS

2018 INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN

(SUB-PLAN OF THE EVOQUA WATER TECHNOLOGIES CORP.

2018 EMPLOYEE STOCK PURCHASE PLAN)

The provisions of this Addendum apply to Australian Participants. All capitalized terms used in this Addendum but not defined in Section 1 below have the meanings attributed to them in the U.S. Plan or Sub-Plan, as applicable. This Addendum shall have no other effect on any other terms or provisions of the U.S. Plan or Sub-Plan except as set forth below.

The Australian Addendum is intended to comply with the provisions of the Corporations Act and ASIC Class Order 14/1000.

1.        Definitions.

“ASIC” means the Australian Securities & Investments Commission.

“Australian ADI” means an Australian authorized deposit taking institution which is regulated by the Australian Prudential Regulation Authority under the Australian Banking Act 1959.

“Designated Australian Subsidiary” means any Designated Foreign Subsidiary that is Australian.

“Plan” means collectively the U.S. Plan, the Sub-Plan and the Australian Addendum.

2.        Eligible Australian employees.

Offers under the Plan must be extended only to persons who at the beginning of the Offering Period are Eligible Employees who are directors, full time, part time or casual employees, or contractors, of the Designated Australian Subsidiary (for the purposes of the Australian Addendum, “Eligible Australian Employees”). In order to be an Eligible Australian Employee, a person must be engaged to work the number of hours that are the pro rata equivalent of 40% or more of a comparable full-time position with the Designated Australian Subsidiary.

3.        Form of Award.

Only Shares may be awarded to Eligible Australian Employees under the Plan.

4.        Offer Document.

This document is an offer under the Plan and comprises an offer document for the purposes of ASIC Class Order 14/1000. Any Eligible Australia Employee to whom an offer under the Plan is made must be given a copy of this document.

This document must be accompanied by either (i) a copy of the terms of the Plan, or (ii) a summary of the terms of the Plan together with a statement that, on request and within a reasonable time, the Company will provide an Eligible Australian Employee with a copy of the terms of the Plan.

The Plan is a contribution plan pursuant to ASIC Class Order 14/1000. Accordingly, this document must be accompanied by either (i) a copy of the terms of the contribution plan, or (ii) a summary of the terms of the contribution plan together with a statement that, on request and within a reasonable time, the Company will provide an Eligible Australian Employee with a copy of the terms of the contribution plan.

5.        Not Financial Product Advice.

Any advice offered by the Company or a Designated Australian Subsidiary in connection with the Plan does not take into account a Participant’s objectives, financial situation and needs. Participants should consider obtaining their own financial product advice from a person who is licensed by ASIC to give such advice.

A-12  Evoqua Water Technologies Corp. 2019 Proxy Statement

6.        General Information About Risks Of Acquiring Shares.

Participating in the Plan involves a number of risks. In particular, there is the risk that (i) the market price of Shares may change at any time, including during the time between the commencement of the Offering Period and the Exercise Date of that Offering Period, and (ii) the market price of Shares is denominated in United States dollars and the exchange rate between United States dollars and Australian dollars may change at any time in such a way that adversely affects the value of a Participant’s Shares in Australian dollars.

7.        Acquisition Price and Market Price of Shares.

The acquisition price of Shares under the Plan in Australian dollars is determined in accordance with the Plan.

The market price of Shares in Australian dollars can be ascertained by contacting the Administrator.

8.        Restriction on Capital Raising: 5% Limit

In the case of an offer of Shares for issue under the Plan, the number of Shares subject of the offer, when aggregated with all other Shares issued in the previous 3 years under the Plan, must not exceed 5% of the total number of issued Shares in that class of the Company as at the time of the offer.

9.        No Loan Or Financial Assistance.

Neither the Company, the Designated Australian Subsidiary nor any other person may offer any Eligible Australian Employee any loan or other financial assistance for the purpose of, or in connection with, the acquisition of Shares under the Plan.

10.        Deductions.

All deductions which are to be used under the Plan to acquire Shares must be held by or on behalf of the Company or the Designated Australian Subsidiary on trust for Australian Participants, in an account with an Australian ADI which is used solely in connection with the Plan (whether or not the account is maintained in Australian or elsewhere).

11.        Discontinuance.

An Australian Participant may elect to discontinue their participation in the Plan by giving notice to the Administrator, such discontinuance to occur no later than 45 days after the giving of the election notice. As soon as practicable after a discontinuance, all money deposited with the Australian ADI in relation to that Participant that has not been used to acquire securities shall be returned.

12.        Tax

A summary of the tax implications for Australian Participants of participating in the Plan is available by containing the Administrator.

13.        Agreement To Participant in Plan.

Each Participant hereby agrees to complete a written acknowledgement, in a form to be provided by the Company or the Designated Australian Subsidiary, agreeing to the terms of the Plan and agreeing to be bound by the Plan.

Evoqua Water Technologies Corp. 2019 Proxy Statement A-13

ADDENDUM FOR CANADIAN PARTICIPANTS

2018 INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN

(SUB-PLAN OF THE EVOQUA WATER TECHNOLOGIES CORP.

2018 EMPLOYEE STOCK PURCHASE PLAN)

The provisions of this Addendum apply to Canadian Participants. All capitalized terms used in this Addendum but not defined in Section 1 below have the meanings attributed to them in the U.S. Plan or Sub-Plan, as applicable. This Addendum shall have no other effect on any other terms or provisions of the U.S. Plan or Sub-Plan except as set forth below.

1.        Definitions.

For purposes of this Addendum, the following terms have the following meanings:

(a)        “Applicable Withholding Taxes” means any and all taxes and other source deductions or other amounts which the Company or any Subsidiary is required by law to withhold from any amounts to be paid or credited hereunder.

(b)        “Canadian Participant” means any Participant who is resident in Canada or is otherwise liable to tax under the Income Tax Act (Canada) in respect of his or her participation in the Plan.

2.        Taxes and Other Source Deductions.

Notwithstanding any other provision of the U.S. Plan or Sub-Plan, a Canadian Participant shall be solely responsible for all Applicable Withholding Taxes resulting from his or her acquisition of Shares pursuant to the U.S. Plan and Sub-Plan. A Canadian Participant shall:

(a)

pay to the Company or a Subsidiary an amount as necessary so as to ensure that the Company or such Subsidiary is in compliance with the applicable provisions of any federal, provincial, local or other law relating to the Applicable Withholding Taxes in connection with such acquisition of Shares;

(b)

authorize a securities dealer designated by the Company or a Subsidiary, on behalf of the Canadian Participant, to sell on the open market on such terms and at such time or times as the securities dealer determines a portion of the Shares acquired hereunder to realize cash proceeds to be used to satisfy the Applicable Withholding Taxes; or

(c)

make other arrangements acceptable to the Company or a Subsidiary to fund the Applicable Withholding Taxes, including authorizing the Company or a Subsidiary to withhold Applicable Withholding Taxes from other compensation payable to the Canadian Participant.

3.        Participation Voluntary.

Participation in the Sub-Plan by Canadian Participants shall be entirely voluntary.

4.        Eligible Employee.

Notwithstanding any other provision of the U.S. Plan or Sub-Plan, a Canadian Participant shall cease to be an Eligible Employee on the Participant’s last day of active employment with the Company or a Subsidiary (other than in connection with a Participant’s transfer of employment to a Subsidiary or the Company), regardless of whether the Participant’s employment with the Company or a Subsidiary is terminated with or without cause, lawfully or unlawfully, and does not include any period of statutory, contractual, common law, civil law or other notice of termination of employment or any period of salary continuance, severance or deemed employment.

A-14  Evoqua Water Technologies Corp. 2019 Proxy Statement

5.        Privacy.

By electing to participate in the Sub-Plan, each Canadian Participant acknowledges and consents to the Company and any of its affiliates sharing and exchanging his or her information held in order to administer and operate the Sub-Plan (including personal details, data relating to his or her participation, salary, taxation and employment and sensitive personal data, including data relating to physical or mental health, criminal conviction or the alleged commission of offences) (“the Information”) and providing the Company’s and/or any of its affiliates’ agents and/or third parties with the Information for the administration and operation of the Sub-Plan, and each Canadian Participant accepts that this may involve the Information being sent to a country outside of Canada which may not have the same level of data protection laws as Canada, and law enforcement agencies in that country may access the Information in accordance with local laws. Canadian Participants shall have the right to request a list of the names and addresses of any potential recipients of the Information and to review and correct the Information by contacting his or her local human resources representative. The collection, processing and transfer of the Information is important to the Sub-Plan administration and failure to consent to same may prohibit participation in the Sub-Plan.

6.        Securities Law Information.

Shares acquired pursuant to the Sub-Plan by Participants resident in Canada are being sold pursuant to an exemption from the requirement that the Company prepare and file a prospectus with the applicable securities regulatory authorities in Canada. The Company is not a reporting issuer in any province or territory in Canada and there is currently no public market for the Shares in Canada. The Company currently has no intention of becoming a reporting issuer in Canada, filing a prospectus with any securities regulatory authority in Canada to qualify the resale of the Shares to the public, or listing the Shares on any stock exchange in Canada. Accordingly, notwithstanding section 7.16 of the Plan and any other provision of the Plan to the contrary, to be made in accordance with securities laws, any resale of the Shares in Canada must be made under available statutory exemptions from the prospectus requirements or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. However, Canadian Participants may resell Shares acquired under the Plan on a market or exchange outside Canada or otherwise to a person or company outside Canada for so long as the Company is not a reporting issuer in any province or territory of Canada.

Evoqua Water Technologies Corp. 2019 Proxy Statement A-15

ADDENDUM FOR PARTICIPANTS IN THE UNITED KINGDOM

2018 INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN

(SUB-PLAN OF THE EVOQUA WATER TECHNOLOGIES CORP.

2018 EMPLOYEE STOCK PURCHASE PLAN)

The provisions of this Addendum apply to Participants subject to tax on employment income in the United Kingdom (the “UK Participants”). All capitalized terms used in this Addendum but not defined herein have the meanings attributed to them in the U.S. Plan or Sub-Plan, as applicable. This Addendum shall have no other effect on any other terms or provisions of the U.S. Plan or Sub-Plan except as set forth below.

TAX MATTERS

Notwithstanding any other provision of the U.S. Plan or Sub-Plan, on delivery to the Company of the payroll deduction authorization as referred to in Section 3.2 of the U.S. Plan, each U.K. Participant shall execute and provide to the Designated Foreign Subsidiary which employs (or is deemed to employ) such Participant an election under section 431(1) of the Income Tax (Earnings and Pensions) Act 2003 with respect to all Shares that may be purchased by such U.K. Participant under the Sub-Plan in the form specified by the Company.

Further to Section 7.10 of the U.S. Plan, each U.K. Participant agrees to meet all of any income tax, employee’s national insurance or social security contribution liabilities which may arise in relation to any purchase of Shares under the Plan or any sale of such shares, or in connection with any other taxable events in relation thereto, and to make good the Designated Foreign Subsidiary which is the employer (or deemed employer) of such U.K. Participant in respect of any liability to account for or pay such tax or contributions. For the avoidance of doubt, reference to “tax” in Section 7.10 of the U.S. Plan shall be taken to include employee’s national insurance or social security contributions.

A-16  Evoqua Water Technologies Corp. 2019 Proxy Statement

☐ ⬛

EVOQUA WATER TECHNOLOGIES CORP.

Proxy for Annual Meeting of Stockholders on February 14, 2019

Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Vincent Grieco and Anthony J. Webster, or either of them, as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all shares of the common stock of Evoqua Water Technologies Corp. (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the Company’s offices, 2650 Tallevast Road, Sarasota, Florida 34243, at 9:00 a.m. local time on February 14, 2019, or any adjournment or postponement thereof.

(Continued and to be signed on the reverse side.)

⬛ 1.1	14475 ⬛

ANNUAL MEETING OF STOCKHOLDERS OF

EVOQUA WATER TECHNOLOGIES CORP.

February 14, 2019

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/21825

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

  Please detach along perforated line and mail in the envelope provided.

⬛ 20330403030000000000 9	021419

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS,

“FOR” PROPOSALS 2, 4 AND 5 AND FOR “1 YEAR” ON PROPOSAL 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	Election of Directors: To elect three Class I directors named below to our Board of Directors to hold office until the annual meeting of stockholders for the fiscal year ending September 30, 2021 or until their successors are duly elected and qualified.		2.	To approve, on an advisory basis, the compensation of our named executive officers.		FOR ☐	AGAINST ☐	ABSTAIN ☐
NOMINEES:
☐	FOR ALL NOMINEES	○ Nick Bhambri ○ Judd A. Gregg ○ Lynn C. Swann			1 year	2 years	3 years	ABSTAIN
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES		3.	To determine, on an advisory basis, the frequency with which stockholders will participate in any advisory vote on executive compensation.	☐	☐	☐	☐
☐	FOR ALL EXCEPT (See instructions below)					FOR	AGAINST	ABSTAIN
			4.	To approve the Evoqua Water Technologies Corp. 2018 Employee Stock Purchase Plan.		☐	☐	☐
						FOR	AGAINST	ABSTAIN
			5.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2019.		☐	☐	☐
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: 🌑

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1, FOR Proposals 2, 4 and 5 and for “1 YEAR” on Proposal 3.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

⬛	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	⬛

ANNUAL MEETING OF STOCKHOLDERS OF

EVOQUA WATER TECHNOLOGIES CORP.

February 14, 2019

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

COMPANY NUMBER

ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/21825
Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

⬛ 20330403030000000000 9	021419

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS,

“FOR” PROPOSALS 2, 4 AND 5 AND FOR “1 YEAR” ON PROPOSAL 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	Election of Directors: To elect three Class I directors named below to our Board of Directors to hold office until the annual meeting of stockholders for the fiscal year ending September 30, 2021 or until their successors are duly elected and qualified.		2.	To approve, on an advisory basis, the compensation of our named executive officers.		FOR ☐	AGAINST ☐	ABSTAIN ☐
NOMINEES:
☐	FOR ALL NOMINEES	○ Nick Bhambri ○ Judd A. Gregg ○ Lynn C. Swann			1 year	2 years	3 years	ABSTAIN
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES		3.	To determine, on an advisory basis, the frequency with which stockholders will participate in any advisory vote on executive compensation.	☐	☐	☐	☐
☐	FOR ALL EXCEPT (See instructions below)					FOR	AGAINST	ABSTAIN
			4.	To approve the Evoqua Water Technologies Corp. 2018 Employee Stock Purchase Plan.		☐	☐	☐
						FOR	AGAINST	ABSTAIN
			5.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2019.		☐	☐	☐
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: 🌑

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1, FOR Proposals 2, 4 and 5 and for “1 YEAR” on Proposal 3.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

⬛	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	⬛